Exhibit 10.5

MEZZANINE LOAN AGREEMENT

between

110 WILLIAM MEZZ, LLC,
as Borrower

and

PEARLMARK MEZZANINE REAL TY PARTNERS III, L.L.C.,
and
TMRP III CO-INVESTMENT, L.L.C.,

collectively, as Lender

Dated as of June 11, 2012

i

Table of Contents
(continued)

ii

Table of Contents
(continued)

iii

SCHEDULES

Schedule I    -     Rent Roll
Schedule II    -     Reserved
Schedule III    -    Organizational Chart
Schedule IV    -    Reserved
Schedule V    -     Updated Information
Schedule VI    -    Material Agreements
Schedule VII    -    NYC Department of Building Violations
Schedule VIII    -    Leasing Exceptions

MEZZANINE LOAN AGREEMENT
THIS MEZZANINE LOAN AGREEMENT, dated as of June 11, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between PEARLMARK MEZZANINE REAL TY PARTNERS III, L.L.C., a Delaware limited liability company, and TMRP Ill CO-INVESTMENT, L.L.C., a Delaware limited liability company, each having an address at c/o Pear~k Real Estate Partners, 200 West Madison Street, Suite 3200, Chicago, Illinois 60606 (together with its successors and assigns, collectively, "Lender"), and 110 WILLIAM MEZZ, LLC, a Delaware limited liability company, having an address at c/o Swig Equities, LLC, 110 William Street, 1st Floor, New York, New York 10038 (together with its permitted successors and assigns, collectively, "Borrower").
All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.
W I T N E S S E T H :
WHEREAS, UBS Real Estate Securities Inc., in its capacity as mortgage lender ("Mortgage Lender"), has made a mortgage loan in the original principal amount of $141,500,000.00 (the "Mortgage Loan") to 110 William, LLC, a Delaware limited liability company ("Mortgage Borrower"), pursuant to that certain Loan Agreement, dated as of the date hereof, by and among Mortgage Borrower and Mortgage Lender (as amended, supplemented or otherwise modified from time to time, the "Mortgage Loan Agreement"), and secured by, among other things, that certain Consolidated, Amended and Restated Mortgage and Security Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Security Instrument"), by Mortgage Borrower in favor of Mortgage Lender pursuant to which Mortgage Borrower has granted to Mortgage Lender a first priority security interest on, among other things, the real property and other collateral as more fully described in the Security Instrument (collectively, the "Property");
WHEREAS, Borrower is the legal and beneficial owner of all of the equity interests in Mortgage Borrower, consisting of 100% of the limited liability company interests therein;
WHEREAS, Borrower desires to obtain the Loan from Lender; and
WHEREAS, as a condition precedent to the obligation of Lender to make the Loan to Borrower, Borrower has entered into that certain Pledge and Security Agreement (Mezzanine Loan), dated as of the date hereof, in favor of Lender (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"), pursuant to which Borrower has granted to Lender a first priority security interest in the Collateral (as hereinafter defined) as collateral security for the Debt (as hereinafter defined); and
WHEREAS, subject to and in accordance with the terms and conditions of this Agreement and the other Loan Documents and based upon the representations, warranties, covenants and undertakings of Borrower herein and therein contained, Lender is willing to make the Loan to Borrower.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:
ARTICLE I
DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1.     Definitions. For all purposes of this Agreement, except as otherwise expressly provided:
"Acceptable Accounting Basis" shall mean GAAP, income tax basis or such other accounting basis selected by Borrower and reasonably acceptable to Lender, in each case, which accounting basis shall be consistently applied.
"Accounts" shall mean, collectively, the Mezzanine Deposit Account, the Mezzanine Loan Excess Cash Flow Account and any other account now or hereafter established by this Agreement or the other Loan Documents.
"Act" shall have the meaning set forth in Section 3.l.24(s) hereof.
"Affiliate" shall mean, as to any Person, any other Person that (i) directly or indirectly, owns ten percent (10%) or more of legal, beneficial or economic interests in such Person, (ii) is in control of, is controlled by or is under common ownership or control with such Person, (iii) is a director or officer of such Person or of an Affiliate of such Person and/or (iv) is the spouse, issue or parent of such Person or of an Affiliate of such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of tlie power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise and the terms "controlled" and "controlling" shall have correlative meanings.
"Affiliated Manager" shall mean any Manager that is an Affiliate of Mortgage Borrower, Borrower, Sole Member or Guarantor.
"Agreement" shall have the meaning set forth in the introductory paragraph hereto.
"Alteration Threshold" shall mean $1,450,000.00.
"Annual Budget" shall mean the operating and capital budget for the Property prepared by Mortgage Borrower in accordance with Section 4.1.6(h) hereof for the applicable period or Fiscal Year.
"Approved Annual Budget" shall have the meaning set forth in Section 4.1.6(h) hereof.
"Assignment of Leases" shall have the meaning set forth in the Mortgage Loan Agreement.

"Award" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation.
"Bankruptcy Action" shall mean, with respect to any Person, (i) such Person filing a voluntary petition under the Bankruptcy Law; (ii) the filing of an involuntary petition against such Person under the Bankruptcy Law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (iii) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Law; (iv) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property or the Collateral; or (v) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.
"Bankruptcy Law" shall mean the U.S. Bankruptcy Code, any other federal, state or foreign bankruptcy or insolvency law and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.
"Borrower" shall have the meaning set forth in the introductory paragraph hereto.
"Borrower's Recourse Liabilities" shall have the meaning set forth in Section 11.22 hereof.
"Broker" shall have the meaning set forth in Section 11.21 hereof.
"Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, or (ii) the state where the servicing offices of the Servicer are located.
"Capital Expenditure Account" shall have the meaning set forth in the Mortgage Loan Agreement.
"Capital Expenditure Funds" shall have the meaning set forth in the Mortgage Loan Agreement.
"Capital Expenditures" shall mean, for any period, the amounts expended for items required to be capitalized under an Acceptable Accounting Basis (including expenditures for replacements, building improvements, major repairs, alterations to the Property, tenant improvements and leasing commissions).
"Cash Management Account" shall have the meaning set forth in Section 2.7.2 hereof
"Cash Management Agreement" shall mean that certain Cash Management Agreement, dated as of the date hereof, among Mortgage Lender, Mortgage Borrower, Manager, and Cash Management Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Cash Management Bank" shall mean Wells Fargo Bank, N.A. or any successor Eligible Institution acting as Cash Management Bank under the Cash Management Agreement.
"Casualty" shall mean any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.
"Cause" shall mean, with respect to an Independent Director, (i) any acts or omissions by such Independent Director that constitute systematic, persistent or willful disregard of such Independent Director's duties, or (ii) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any Legal Requirements.
"Clearing Account" shall have the meaning set forth in Section 2.7.1 hereof.
"Clearing Account Agreement" shall mean that certain Deposit Account Control Agreement, dated as of the date hereof, among Mortgage Lender, Mortgage Borrower and Clearing Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
''Clearing Bank" shall mean Wells Fargo Bank, National Association, a national banking association, or any successor Eligible Institution acting as Clearing Account Bank under the Clearing Account Agreement.
"Closing Date" shall mean the date hereof.
''Code" shall mean the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
"Collateral" shall mean the "Collateral" as such term is defined in the Pledge Agreement and shall also include all amounts on deposit in any Account and any and all other property or collateral in which Lender is granted a security interest under any of the Loan Documents, in each case whether existing on the date hereof or hereafter pledged or assigned to Lender.
"Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.
"Contested Foreclosure" shall have the meaning set forth in Section l 1.22(xvii) hereof.
''Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound, or any provision of the foregoing.

"Covered Disclosure Information" shall have the meaning set forth in Section 9.2(b) hereof.
"Debt" shall mean the Outstanding Principal Balance, together with all interest accrued and unpaid thereon, and all other sums due to Lender in respect of the Loan under the Note, this Agreement or any other Loan Document.
"Debt Service" shall mean, with respect to any particular period of time, the aggregate amount of scheduled principal and interest payments due and payable under the Note and this Agreement.
"Debt Service Coverage Ratio" shall have the meaning set forth in the Mortgage Loan Agreement.
"Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.
"Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) four percent (4%) above the Interest Rate.
"Defeasance Collateral" shall mean, in connection with the Defeasance Event, U.S. Obligations which provide payments (i) on or prior to, but as close as possible to, the Business Day immediately preceding all scheduled Monthly Payment Dates and other scheduled payment dates, if any, under the Note after the Defeasance Date upon which payments are required under the Note and this Agreement, and (ii) in amounts equal to the scheduled payments due on such Monthly Payment Dates or other scheduled payment dates under the Note and this Agreement (including, without limitation, scheduled payments of principal, interest, servicing fees (if any), and any other amounts due under the Loan Documents on such Monthly Payment Dates or other scheduled payment dates); provided that the Note shall be deemed, for purposes of this definition, to be due and payable and shall be prepaid in full on the Open Prepayment Commencement Date (such scheduled payments, collectively, the "Scheduled Defeasance Payments").
"Defeasance Collateral Account" shall have the meaning set forth in Section 2.5.2 hereof.
"Defeasance Date" shall have the meaning set forth in Section 2.5.l(a) hereof.
"Defeasance Event" shall have the meaning set forth in Section 2.5.1 hereof.
"Defeasance Security Agreement" shall mean a pledge and security agreement in form and substance that would be satisfactory to a prudent lender pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral.
"Disclosure Documents" shall mean, collectively, any written materials used or provided to any prospective investors and/or NRSROs in connection with any public offering or private placement in connection with a Securitization (including, without limitation, a prospectus, prospectus supplement, private placement memorandum, offering memorandum, offering circular, term sheet, road show presentation materials or other offering documents, marketing materials or information provided to prospective investors), in each case in preliminary or final form and including any amendments, supplements, exhibits, annexes and other attachments thereto.
"Distributions" shall have the meaning set forth in Section 4.2.17(a) hereof.
"Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (or subaccounts thereof) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts (or subaccounts thereof) maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity that has a Moody's rating of at least "Baa3" and that, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.lO(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument.
"Eligible Institution" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least "A-1" by S&P, "P-1" by Moody's, and "F-1" by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "A+" by S&P, "A2" by Moody's and "AA-" by Fitch.
"Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement (Mezzanine Loan), dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
"Environmental Law" shall have the meaning set forth in the Environmental Indemnity.
"ERISA" shall have the meaning set forth in Section 4.2.10 hereof.
"ESA" shall have the meaning set forth in Section 3.1.50(d) hereof.
"Event of Default" shall have the meaning set forth in Section 10.1 hereof.
"Excess Cash Flow Account" shall have the meaning set forth in the Mortgage Loan Agreement.
"Exchange Act" shall have the meaning set forth in Section 9.2(a) hereof.

"Exchange Act Filing" shall mean a filing pursuant to the Exchange Act in connection with or relating to a Securitization.
"Executive Order" shall mean an Executive Order of the President of the United States of America.
"Extraordinary Expense" shall have the meaning set forth in Section 4.l.6(h) hereof.
"Fiscal Year" shall mean each twelve (12) month period commencing on January land ending on December 31 during each year of the Term.
"Fitch" shall mean Fitch, Inc.
"GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.
"Government Lists" shall mean, collectively, (i) the Specially Designated Nationals and Blocked Persons Lists maintained by OF AC, (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OF AC, and (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order.
"Governmental Authority" shall mean any court, agency, board, bureau, commission, department, office or other authority of any nature whatsoever of any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.
"Gross Income from Operations" shall have the meaning set forth in the Mortgage Loan Agreement.
"Guarantor" shall mean Kent M. Swig.
"Guaranty" shall mean, collectively, the Longwing Guaranty and the Swig Guaranty.
"Hazardous Substances" shall have the meaning set forth in the Environmental Indemnity.
"Immediate Family Member" shall have the meaning set forth in Section 8.2 hereof.

"Improvements" shall have the meaning set forth in the granting clause of the Security Instrument.
"Indebtedness" shall mean, for any Person, without duplication: (i) all indebtedness or liability of such Person (including, without limitation, for borrowed money, for amounts drawn under a letter of credit, or for deferred purchase price of property or services (including trade obligations) for which such Person or its assets is liable), (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person pursuant to any agreement to purchase, to provide funds for payment, to supply funds, or to invest in any Person, (iv) all indebtedness or liabilities guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures any other Person against loss.
"Indemnified Liabilities" shall have the meaning set forth in Section 11.13(b) hereof.
"Independent Director" shall have the meaning set forth in Section 3.l.24(o) hereof.
"Insolvency Opinion" shall mean, as the context may require, (i) that certain bankruptcy non-consolidation opinion letter, dated the date hereof, rendered by Edwards Wildman Palmer LLP in connection with the Loan or (ii) any other bankruptcy nonconsolidation opinion delivered to Lender in connection with the Loan (including any bankruptcy non-consolidation opinion delivered to Lender subsequent to the closing of the Loan in accordance with the Loan Documents).
"Insurance Account" shall have the meaning set forth in the Mortgage Loan Agreement.
"Insurance Funds" shall have the meaning set forth in the Mortgage Loan Agreement.
"Insurance Premiums" shall have the meaning set forth in the Mortgage Loan Agreement.
"Insurance Proceeds" shall have the meaning set forth in the Mortgage Loan Agreement.
"Intercreditor Agreement" shall mean that certain intercreditor agreement, dated as of the date hereof, among Lender and Mortgage Lender, as such agreement may be amended, modified, replaced and/or otherwise changed from time to time, and which agreement (as the same may be modified, replaced, restated and/or otherwise changed from time to time) may be on such terms as Lender and Mortgage Lender agree in their respective sole discretion.

"Interest Period" shall mean, with respect to any Monthly Payment Date, the period commencing on the seventh (7th) day of the preceding calendar month and terminating on the sixth (6th) day of the calendar month in which such Monthly Payment Date occurs; provided however, that the initial Interest Period shall begin on the Closing Date and shall end on the immediately following sixth (6th) day of a calendar month.
"Interest Rate" shall mean a rate per annum equal to 9.50%.
"JV Agreement" shall mean that certain Amended and Restated Limited Liability Company Agreement of 110 William Mezz Parent, LLC, dated March 31, 2005, as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement, dated , 2005, and as further amended by that certain Second Amendment to the Amended and Restated Limited Liability Company Agreement, dated as of the date hereof.
"Land" shall have the meaning set forth in the granting clause of the Security Instrument.
"Lease" shall mean any lease, sublease or subsublease (in each case, to the extent of Mortgage Borrower's rights with respect thereto), letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, letting, license, concession or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
"Legal Requirements" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, demands and injunctions of Governmental Authorities affecting the Loan, any Secondary Market Transactions with respect to the Loan, Borrower, Mortgage Borrower, Guarantor, the Collateral or the Property or any part thereof or the ownership, construction, alteration, use, management or operation of the Property or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Securities Act, the Exchange Act, Regulation AB, the rules and regulations promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, zoning and land use laws and the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all landmark preservation requirements, covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower or Mortgage Borrower, at any time in force affecting Borrower, Mortgage Borrower, Guarantor, the Collateral or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof or (ii) in any way limit the use and enjoyment thereof.
"Lender" shall have the meaning set forth in the introductory paragraph hereto.
"Lender Indemnitees" shall mean (i) Lender and any designee of Lender, (ii) any Affiliate of Lender that has filed any registration statement relating to a Securitization or has acted as the sponsor or depositor in connection with such Securitization, (iii) any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser in connection with a Securitization, (iv) any other co-underwriters, co-placement agents or co-initial purchasers in connection with a Securitization, (v) each Person who controls (within the meaning of Section 15 of the Exchange Act) any Person described in any of the foregoing clauses, (vi) any Person who is directly participating or will have directly participated in the origination of the Loan, (vii) any Person who is directly participating or will have directly participated in the servicing of the Loan, (viii) any Person in whose name the Lien created by the Pledge Agreement and the other Loan Documents are or will be filed, (ix) any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan evidenced for the benefit of third parties), (x) any Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan, (xi) any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business, and (xii) the respective officers, directors, shareholders, partners, members, employees, agents, representatives, contractors, subcontractors, Affiliates, participants, successors and assigns of any Person described in any of the foregoing clauses.
"Letter of Credit" shall mean an irrevocable, unconditional, transferable (without payment of any transfer fee), clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) days after (i) the Stated Maturity Date or (ii) such earlier date as such Letter of Credit is no longer required pursuant to the terms of this Agreement and the other Loan Documents) in favor of Lender and entitling Lender to draw thereon in New York, New York based solely on a statement purportedly executed by an officer of Lender stating that it has the right to draw thereon, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution. If at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions of this Agreement.
"Lien" shall mean any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien (statutory or otherwise), pledge, hypothecation, assignment, security interest, easement, restrictive covenant, preference, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing affecting (i) all or any portion of the Property or the Collateral or any interest therein or (ii) any direct or indirect interest in Borrower, Mortgage Borrower or Sole Member, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialman's and other similar liens and encumbrances.
"Liquid Assets" shall mean any of the following, but only to the extent owned individually, free of all security interests, liens, pledges, charges or any other encumbrance: (a) cash, (b) certificates of deposit (with a maturity of two years or less) issued by, or savings account with, any bank or other financial institution reasonably acceptable to Lender or ( c) marketable securities listed on a national or international exchange reasonably acceptable to Lender, marked to market.

"Liquidation Event" shall have the meaning set forth in Section 2.4.2(a) hereof
"Loan" shall mean the loan in the original principal amount of Twenty Million and No/100 Dollars ($20,000,000.00) made by Lender to Borrower pursuant to this Agreement.
"Loan Documents" shall mean, collectively, this Agreement, the Note, the Pledge Agreement, the Guaranty, the Environmental Indemnity, the Subordination of Management Agreement and all other documents, agreements, certificates and instruments now or hereafter executed and/or delivered in connection with the Loan.
"Longwing Guarantor" shall mean Longwing Incorporated.
"Longwing Guaranty" shall mean that certain Guaranty of Recourse Obligations (Mezzanine Loan), dated as of the date hereof, executed by Longwing Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
"Major Lease" shall mean any Lease which (i) either individually or when taken together with any other Lease with the same Tenant or any Affiliate of such Tenant, and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such Lease or Leases, covers or is expected to cover more than 25,000 square feet at the Property, (ii) contains an option or preferential right to purchase all or any portion of the Property, (iii) is with an Affiliate of Borrower as Tenant, or (iv) is entered into during the continuation of an Event of Default.
"Management Agreement" shall mean that certain Management Agreement, dated as of March 31, 2005, between Mortgage Borrower and Swig Burris Equities, LLC, as assigned to Manager pursuant to an Assignment and Assumption Agreement, dated as of May 1, 2005, pursuant to which Manager is to provide management and other services with respect to the Property, as the same has been or may be amended, supplemented or otherwise modified from time to time in accordance with the terms and provisions of this Agreement, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.
"Manager'' shall mean Swig Equities, LLC, or, if the context requires, a Qualified Manager that manages the Property in accordance with the terms and provisions of this Agreement and the other Loan Documents pursuant to a Replacement Management Agreement.
"Material Adverse Effect" shall mean any material adverse effect upon (i) the business operations, economic performance, assets, condition (financial or otherwise), equity, contingent liabilities, prospects, material agreements or results of operations of Borrower, Mortgage Borrower, Guarantor, the Collateral or the Property, (ii) the ability of Borrower, Mortgage Borrower or Guarantor to perform its obligations under any Loan Document to which it is a party, (iii) the enforceability or validity of any Loan Document, the perfection or priority of any Lien created under any Loan Document or the rights, interests and remedies of Lender under any Loan Document, or (iv) the value, use or operation of the Property or the Collateral or the cash flows from the Property.

"Material Agreements" shall mean (i) each management, brokerage or leasing agreement (other than the Management Agreement) and (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than the Leases) (A) under which there is an obligation of Borrower or Mortgage Borrower to pay $350,000.00 or more per annum, or (B) that is not cancelable on thirty (30) days' or less notice without the payment of any termination fee or payments of any kind, in either case relating to the ownership, development, leasing, management, use, operation, maintenance, repair, improvement or restoration of the Property, whether written or oral.
"Maturity Date" shall mean the date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.
"Maximum Legal Rate" shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the other Loan Documents, under the laws of such Governmental Authorities whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
"Mezzanine Deposit Account" shall have the meaning set forth in Section 2.7.3(a) hereof.
"Mezzanine Loan Cash Sweep Event" shall mean the occurrence of:
(i)    an Event of Default;
(ii)    any Bankruptcy Action of Borrower;
(iii)    any Bankruptcy Action of Guarantor;
(iv)    any Bankruptcy Action of Sponsor; or
(v)    any Bankruptcy Action of any Affiliated Manager.
"Mezzanine Loan Cash Sweep Event Cure" shall mean:
(i)    if the Mezzanine Loan Cash Sweep Event is caused solely by the occurrence of clause (i) in the definition of "Mezzanine Loan Cash Sweep Event," a cure of the Event of Default which is accepted or waived in writing by Lender which gave rise to such Mezzanine Loan Cash Sweep Event; provided that Lender shall not have exercised any of its rights under Section 10.2 hereof to accelerate the Loan, move to appoint a receiver or commence a foreclosure action;
(ii)    if the Mezzanine Loan Cash Sweep Event is caused solely by the occurrence of clause (ii) in the definition of "Mezzanine Loan Cash Sweep Event," if such Mezzanine Loan Cash Sweep Event is as a result of the filing of an involuntary petition against Borrower with respect to which neither Borrower, Guarantor nor any Affiliate of Borrower or Guarantor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within sixty (60) days of such filing; provided that (A) in Lender's reasonable opinion, such filing (after dismissal or discharge) does not materially increase Borrower's monetary obligations and (B) Borrower is not in Default with respect to any of the material provisions set forth in Section 3.1.24 hereof or in Default of Section 8.1 hereof;
(iii)    if the Mezzanine Loan Cash Sweep Event is caused solely by the occurrence of clause (iii) in the definition of "Mezzanine Loan Cash Sweep Event," if such Mezzanine Loan Cash Sweep Event is as a result of the filing of an involuntary petition against Guarantor with respect to which neither Guarantor nor any Affiliate of Guarantor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within sixty (60) days of such filing; provided that, in Lender's reasonable opinion, such filing (after dismissal or discharge) does not (A) materially increase Guarantor's monetary obligations or (B) materially and adversely affect Guarantor's ability to perform its obligations under the Loan Documents to which it is a party;
(iv)    if the Mezzanine Loan Cash Sweep Event is caused solely by the occurrence of clause (iv) in the definition of "Mezzanine Loan Cash Sweep Event," if such Mezzanine Loan Cash Sweep Event is as a result of the filing of an involuntary petition against Sponsor with respect to which neither Sponsor nor any Affiliate of Sponsor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within sixty (60) days of such filing; provided that, in Lender's reasonable opinion, such filing (after dismissal or discharge) does not (A) materially increase Sponsor's monetary obligations or (B) materially and adversely affect Sponsor's ability to perform its obligations under the Loan Documents to which it is a party; and
(v)    if the Mezzanine Loan Cash Sweep Event is caused solely by the occurrence of clause (v) in the definition of "Mezzanine Loan Cash Sweep Event," (A) if Borrower replaces such Manager with a Qualified Manager pursuant to a Replacement Management Agreement, or (B) if such Mezzanine Loan Cash Sweep Event is as a result of the filing of an involuntary petition against such Manager to which such Manager did not consent, upon the same being discharged, stayed or dismissed within one hundred twenty (120) days of such filing; provided that, in Lender's reasonable opinion, such filing (after dismissal or discharge) does not (1) materially increase such Manager's monetary obligations or (2) materially and adversely affect such Manager's ability to perform its obligations under the Management Agreement.
provided that each Mezzanine Loan Cash Sweep Event Cure set forth above shall be subject to the following conditions: (1) after giving effect to such Mezzanine Loan Cash Sweep Event Cure, no Mezzanine Loan Cash Sweep Event shall have occurred and remain outstanding,

(2) Borrower shall have notified Lender in writing of its election to cure the applicable Mezzanine Loan Cash Sweep Event, and (3) Borrower shall have paid all of Lender's reasonable out-of-pocket costs and expenses incurred in connection with such Mezzanine Loan Cash Sweep Event Cure (including reasonable attorneys' fees and expenses).
"Mezzanine Loan Cash Sweep Event Period" shall mean any period commencing on the occurrence of a Mezzanine Loan Cash Sweep Event and continuing until the earlier of (i) the Monthly Payment Date following the occurrence of the applicable Mezzanine Loan Cash Sweep Event Cure or (ii) the payment in full of all principal and interest on the Loan and all other amounts payable under the Loan Documents in accordance with the terms and provisions of the Loan Documents.
"Mezzanine Loan Excess Cash Flow" shall have the meaning set forth in Section 2.7.3(b) hereof.
"Mezzanine Loan Excess Cash Flow Account" shall have the meaning set forth in Section 6.7.1 hereof.
"Mezzanine Loan Excess Cash Flow Funds" shall have the meaning set forth in Section 6.7.1 hereof.
"Mezzanine Option" shall have the meaning set forth in Section 11.30 hereof.
"Monthly Debt Service Payment Amount" shall mean with respect to each Monthly Payment Date an amount equal to interest which is scheduled to accrue on the Loan through the end of the Interest Period in which such Monthly Payment Date occurs.
"Monthly Payment Date" shall mean the sixth (6th) day of every calendar month occurring during the Term commencing with August 6, 2012; provided, however, that Lender shall have the right to change the Monthly Payment Date to any other day of a calendar month selected by Lender, in its sole and absolute discretion (including in connection with a Securitization) upon notice to Borrower (in which event such change shall then be deemed effective) and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change; provided that if Lender shall have elected to change the Monthly Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the Interest Period accordingly.
"Moody's" shall mean Moody's Investors Service, Inc.
"Mortgage Borrower" shall have the meaning set forth in the Recitals to this Agreement.
"Mortgage Borrower Company Agreement" shall mean the limited liability company agreement of Mortgage Borrower as the same may be amended from time to time to the extent permitted under the Mortgage Loan Agreement and this Agreement.
"Mortgage Lender" shall have the meaning set forth in the Recitals to this Agreement.

"Mortgage Loan" shall have the meaning set forth m the Recitals to this Agreement.
"Mortgage Loan Agreement" shall have the meaning set forth in the Recitals to this Agreement.
"Mortgage Loan Cash Sweep Event" shall mean a "Cash Sweep Event" under and as defined in the Mortgage Loan Agreement.
"Mortgage Loan Documents" shall mean the "Loan Documents" as defined in the Mortgage Loan Agreement.
"Mortgage Loan Event of Default" shall mean an "Event of Default" under and as defined in the Mortgage Loan Agreement.
"Mortgage Loan Restoration Provisions" shall mean the terms and conditions of the Mortgage Loan Agreement relating to Restoration in connection with a Casualty and/or Condemnation to the Property.
"Net Cash Flow" shall mean, for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.
"Net Liquidation Proceeds After Debt Service" shall mean, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Mortgage Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) Lender's and/or Mortgage Lender's reasonable costs incurred in connection with the recovery thereof, (ii) if the Liquidation Event was a Casualty or Condemnation, the costs incurred by Mortgage Borrower in connection with a Restoration of all or any portion of the Property made in accordance with the Mortgage Loan Documents, (iii) amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Mortgage Loan Documents to Mortgage Lender, (iv) in the case of a foreclosure sale, disposition or Transfer of the Property in connection with realization thereon following a Mortgage Loan Event of Default, such reasonable and customary costs and expenses of sale or other disposition (including attorneys' fees and brokerage commissions), (v) in the case of a foreclosure sale, such costs and expenses incurred by Mortgage Lender under the Mortgage Loan Documents as Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents, (vi) in the case of a refinancing of the Mortgage Loan, such costs and expenses (including attorneys' fees) of such refinancing as shall be reasonably approved by Lender and (vii) the amount of any prepayments required pursuant to the Mortgage Loan Documents and/or the Loan Documents, in connection with any such Liquidation Event.
"Net Operating Income" shall mean, for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.
"Net Proceeds" shall have the meaning set forth in the Mortgage Loan Agreement.

''Net Worth" shall have the meaning given such term in the Guaranty.
"New Mezzanine Borrower'' shall have the meaning set forth in Section 11.30 hereof.
"New Mezzanine Loan" shall have the meaning set forth in Section 11.30 hereof.
"New Mortgage Borrower" shall have the meaning set forth in Section 8.1(f) hereof.
"Note" shall mean that certain Promissory Note (Mezzanine Loan), dated the date hereof, in the stated principal amount of Twenty Million and No/100 Dollars ($20,000,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
"Notice" shall have the meaning set forth in Section 11.6 hereof.
''NRSRO" shall mean any credit rating agency that has elected to be treated as a nationally recognized statistical rating organization for purposes of Section 15E of the Exchange Act, without regard to whether or not such credit rating agency has been engaged by Lender or other Securitization Indemnified Parties in connection with, or in anticipation of, a Securitization.
"O&M Agreement" shall have the meaning set forth in the Mortgage Loan Agreement.
"Obligations" shall mean, collectively, Borrower's obligations for the payment of the Debt and the performance of the Other Obligations.
"OFAC" shall mean the Office of Foreign Assets Control or, if the context requires, any successor Governmental Authority.
"Officer's Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized signatory of Sole Member.
"Open Prepayment Commencement Date" shall mean the Monthly Payment Date that occurs four (4) months prior to the Stated Maturity Date.
"Operating Expenses" shall have the meaning set forth in the Mortgage Loan Agreement.
"Organizational Documents" shall mean, as to any Person, the organizational or governing documents of such Person, including the certificate of incorporation and by-laws with respect to a corporation; the certificate of formation or organization and operating agreement with respect to a limited liability company; and the certificate of limited partnership and partnership agreement with respect to a limited partnership.

"Other Charges" shall have the meaning set forth in the Mortgage Loan Agreement.
"Other Obligations" shall mean: (i) all obligations of Borrower contained in this Agreement, the Note or any other Loan Document, and (ii) all obligations of Borrower contained in any renewal, extension, amendment, restatement, modification, consolidation, change of, or substitution or replacement for all or any part of this Agreement, the Note or any other Loan Document, excluding, in each case, Borrower's obligation for the payment of the Debt.
"Outstanding Principal Balance" shall mean, as of any date, the then outstanding principal balance of the Loan.
"Outstanding Mortgage Principal Balance" shall mean, as of any date, the then aggregate outstanding principal balance of the Mortgage Loan.
"Patriot Act" shall mean, collectively, all laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as the same may be amended, replaced, supplemented or otherwise modified from time to time.
"Patriot Act Offense" shall mean (i) any violation of the laws of the United States of America or of any of the several states, or any act or omission that would constitute a violation of such laws if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or money laundering, including any offense under (a) the laws against terrorism; (b) the laws against money laundering, (c) the Bank Secrecy Act, as amended, ( d) the Money Laundering Control Act of 1986, as amended, or ( e) the Patriot Act, or (ii) the conspiracy to commit, or aiding and abetting another to commit, any violation of any such laws.
"Permitted Encumbrances" shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters expressly set forth on Schedule A or Schedule B of the Title Insurance Policy, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (iv) the Liens and security interests granted pursuant to the Mortgage Loan Documents, (v) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion or which are otherwise expressly permitted under the Loan Documents.
"Permitted Investments" shall have the meaning set forth m the Cash Management Agreement.
"Permitted Transfer" shall mean any of the following: (i) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto (other than a transfer of any direct interests in Mortgage Borrower or the Collateral), provided, however, in the case of the death of Kent M. Swig, the transferee shall have caused a replacement guarantor reasonably acceptable to Lender to execute and deliver a new guarantee and environmental indemnity substantially similar to the Swig Guaranty and

Environmental Indemnity executed and delivered on the date hereof by Kent M. Swig in connection with the Loan, (ii) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto (other than a transfer of any direct interests in Mortgage Borrower or the Collateral), provided, however, in the case of the legal incapacity of Kent M. Swig, the transferee shall have caused a replacement guarantor reasonably acceptable to Lender to execute and deliver a new guarantee and environmental indemnity substantially similar to the Swig Guaranty and Environmental Indemnity executed and delivered on the date hereof by Kent M. Swig in connection with the Loan, (iii) any Lease of space in the Improvements to Tenants in accordance with the terms and provisions of Section 4.1.9 hereof, and (iv) any Transfer permitted without Lender's prior consent in accordance with the terms and provisions of Section 8.2 hereof.
"Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.
"Pledge Agreement" shall have the meaning set forth in the recitals to this Agreement.
"Policies" or "Policy" shall have the meaning set forth in the Mortgage Loan Agreement.
"Prepayment Date" shall mean the date on which the Loan is prepaid in accordance with the terms hereof.
"Prohibited Person" shall mean any Person:
(i)    listed in the Annex to, or is otherwise subject to the prohibitions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism or any other similar prohibitions contained in the rules and regulations of OF AC or in any enabling legislation or other Executive Orders;
(ii)    that is owned or controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise subject to the prohibitions of, Executive Order No. 13224;
(iii)    with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including Executive Order No. 13224;
(iv)    who commits, threatens, conspires to commit or supports ''terrorism" as defined in Executive Order No. 13224;

(v)    that is named as a "specially designated national and blocked person" on the most current list published by OF AC at its official website or at any replacement website or other replacement official publication of such list;
(vi)    that is subject to trade restrictions under United States law, including, without limitation, the Patriot Act, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder;
(vii)    that is listed on any Government List;
(viii)    that has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense;
(ix)    that is currently under investigation by any Governmental Authority for alleged criminal activity; or
(x)    who is an Affiliate of any Person that is described by or that satisfies any of clauses (i) through (ix) above.
"Property" shall have the meaning set forth in the Recitals to this Agreement.
"Qualified Manager" shall mean (i) Manager, (ii) CBRE, Inc., Newmark Knight Frank, Jones Lang LaSalle or Cushman & Wakefield (or any successor by merger of any of the foregoing), or (iii) a reputable and experienced manager (which may be an Affiliate of Borrower or Mortgage Borrower) which, (A) in the reasonable judgment of Lender, possesses experience in managing properties similar in location, size, class, use, operation and value as the Property and (B) has been approved by Mortgage Lender to the extent such approval is required pursuant to the Mortgage Loan Documents; provided, that (i) Borrower shall have obtained (a) a Rating Agency Confirmation from the Rating Agencies and (b) if such Person is an Affiliate of Borrower or Mortgage Borrower, a new bankruptcy non-consolidation opinion reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion, and (ii) the conditions set forth in the Mortgage Loan Documents have been satisfied.
"Qualified Transferee" shall mean an investment bank, insurance company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government plan, real estate company, investment fund, real estate investment trust or a Person substantially similar to any of the foregoing, provided, in each case, that:
(i)     such Person has total assets (in name or under management) in excess of $600,000,000.00 (exclusive of any interest in the Property) and capital/statutory surplus or shareholder equity in excess of $250,000,000.00 (exclusive of any interest in the Property);
(ii)    such Person (A) owns or operates office properties similar in size, class, use and operation as the Property and containing not less than 3,000,000 square feet of leasable space in the aggregate (exclusive of the Property) and (B) has been engaged in the business of owning or operating commercial properties for at least five (5) years;

(iii)     neither such Person nor any Controlled Affiliate of such Person (A)(l) is then the subject of any Bankruptcy Proceeding or investigation by any Governmental Authority or regulatory agency alleging criminal activity involving moral turpitude or the defrauding of creditors or investors and (2) has not been, during the preceding seven (7) years, the subject of any Bankruptcy Proceeding or investigation by any Governmental Authority or regulatory agency which resulted in a final, non-appealable conviction for criminal activity involving moral turpitude or the defrauding of creditors or investors, and (B) shall cause any breach of the representations and warranties contained in the Loan Documents relating to ERISA or the Patriot Act (including, without limitation, those set forth in Sections 3.1.8 and 3.1.41 hereof).
"Rating Agencies" shall mean, prior to the final Securitization of the Loan, each of S&P, Moody's, Fitch, Morningstar Credit Ratings, LLC, Kroll Bond Rating Agency, Inc., and DBRS, Inc. or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that has been designated by Lender or the issuer or underwriter of any Securities to rate any of such Securities.
"Rating Agency Confirmation" shall mean, collectively, a written affirmation from each of the Rating Agencies that the rating of the Securities (or any class thereof) by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion. In the event that any Rating Agency declines to consider whether to grant or withhold such an affirmation, such Rating Agency shall be deemed to have granted such an affirmation, provided, however, that if the Loan is not subject to a Securitization, no Securities are rated by a Rating Agency or no Rating Agency has elected to consider whether to grant or withhold such an affirmation, then the term "Rating Agency Confirmation" shall be deemed instead to require the written approval of Lender, which approval shall not be unreasonably withheld or delayed; provided, further, that the foregoing shall be inapplicable in any case in which Lender has an independent approval right in respect of the matter at issue pursuant to the terms of this Agreement.
"Registrar" shall have the meaning set forth in Section 11.46 hereof.
"Regulation AB" shall mean Regulation AB under the Securities Act and the Exchange Act, as such regulation may be amended from time to time.
"Regulation S-K" means Regulation S-K of the Securities Act, as such regulation may be amended from time to time.
"Regulation S-X" means Regulation S-X of the Securities Act, as such regulation may be amended from time to time.
"Related Loan" shall mean (i) a loan made to an Affiliate of Borrower or Guarantor or secured by a Related Property that is included in a Securitization with the Loan or any portion thereof or interest therein or (ii) any loan that is cross-collateralized or cross-defaulted with the Loan.

"Related Property" shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is "related" within the meaning of the definition of"Significant Obligor" to the Property.
"Rent Abatement Reserve Account" shall have the meaning set forth in the Mortgage Loan Agreement.
"Rents" shall have the meaning set forth in the Mortgage Loan Agreement.
"Replacement Management Agreement" shall mean, collectively, (i)(a) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement and which satisfies the requirements of the Mortgage Loan Documents, or (b) a management agreement with a Qualified Manager, which management agreement shall be in form and substance reasonably acceptable to Lender and which satisfies the requirements of the Mortgage Loan Documents; provided, that Lender, at its option, may require that Borrower shall have obtained a Rating Agency Confirmation from the Rating Agencies, and (ii) a subordination of management agreement substantially in the form then used by Lender (or in such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower, Mortgage Borrower and such Qualified Manager.
"Required Repair Account" shall have the meaning set forth in the Mortgage Loan Agreement.
"Required Repairs" shall have the meaning set forth in the Mortgage Loan Agreement.
"Reserve Funds" shall mean, collectively, the Mezzanine Loan Excess Cash Flow Funds and any other escrow or reserve fund (if any) now or hereafter established by this Agreement or the other Loan Documents.
"Restoration" shall have the meaning set forth in the Mortgage Loan Agreement.
"Restricted Party" shall mean, collectively, (i) Borrower, Mortgage Borrower, Sole Member, any Guarantor, any Affiliated Manager and (ii) any shareholder, partner, member, non-member manager or any other direct or indirect legal or beneficial owner of Borrower, Mortgage Borrower, Sole Member, any Guarantor, any Affiliated Manager or any non-member manager.
"Rollover Account" shall have the meaning set forth in the Mortgage Loan Agreement.
"Rollover Funds" shall have the meaning set forth m the Mortgage Loan Agreement.
"S&P" shall mean Standard & Poor' s Ratings Services.
"Scheduled Defeasance Payments" shall have the meaning set forth in the definition of the term "Defeasance Collateral".

"Secondary Market Transaction" shall have the meaning set forth in Section 9.l(a) hereof.
"Securities" shall have the meaning set forth in Section 9.1(a) hereof.
"Securities Act" shall have the meaning set forth in Section 9.2(a) hereof.
"Securitization" shall have the meaning set forth in Section 9.l(a) hereof.
"Securitization Indemnification Liabilities" shall have the meaning set forth in Section 9.2(b) hereof.
"Securitization Indemnified Parties" shall have the meaning set forth in Section 9.2(b) hereof.
"Security Instrument" shall have the meaning set forth in the Recitals to this Agreement.
"Senior Servicer" shall have the meaning ascribed to the term "Servicer" in the Mortgage Loan Agreement.
"Servicer'' shall have the meaning set forth in Section l 1.24(a) hereof.
"Servicing Agreement" shall have the meaning set forth in Section 11.24(a) hereof.
"Severed Loan Documents" shall have the meaning set forth in Section 10.2(c) hereof.
"Significant Obligor" shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.
"Sole Member" shall mean 110 William Mezz Parent, LLC, a Delaware limited liability company, the sole member of Borrower.
"Special Member" shall have the meaning set forth in Section 3.1.24(q) hereof.
"Sponsor" shall mean, individually and collectively, Swig Equities, LLC, a New York limited liability company, and Longwing Incorporated, a Delaware corporation.
"Springing Recourse Event" shall have the meaning set forth in Section 11.22 hereof.
"State" shall mean the State or Commonwealth in which the Property or the Collateral, as applicable, or any part thereof is located.
"Stated Maturity Date" shall mean July 6, 2017; provided, however, that, in the event Lender changes the Monthly Payment Date in accordance with this Agreement, the Stated Maturity Date shall also be deemed to have been changed such that the Stated Maturity Date shall occur on the Monthly Payment Date in July, 2017, and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change.
"Swig Family Entity" shall have the meaning set forth in Section 8.2 hereof.
"Subordination of Management Agreement" shall mean that certain Subordination of Management Agreement and Management Fees (Mezzanine Loan), dated as of the date hereof, among Lender, Borrower, Mortgage Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
"Swig Guaranty" shall mean that certain Guaranty of Recourse Obligations, dated as of the date hereof, executed by Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
"Tax Account" shall have the meaning set forth in the Mortgage Loan Agreement.
"Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or any part thereof, together with all interest and penalties thereon.
"Tax Funds" shall have the meaning set forth in the Mortgage Loan Agreement.
"Tenant" shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.
"Term" shall mean the term of the Loan.
"Title Insurance Policy" shall have the meaning set forth in the Mortgage Loan Agreement.
"Transfer" shall have the meaning set forth in Section 8.1(a) hereof.
"Transferee" shall have the meaning set forth in Section 8.1(f) hereof.
"Transferee's Sponsors" shall mean, with respect to any Transferee, such Transferee's shareholders, general partners or managing members that, directly or indirectly, (i) own fifty-one percent (51%) or more of legal, beneficial and economic interests in such Transferee and (ii) are in control of such Transferee. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.
"Treasury Note Rate" shall mean, at the time of the prepayment, as applicable, the rate of interest per annum equal to the yield to maturity (converted by Lender to the equivalent monthly yield using Lender's then system of conversion) of the United States Treasury obligations selected by the holder of the Note having maturity dates closest to, but not exceeding, the remaining term to the Open Prepayment Commencement Date.
"UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the States in which perfection of a security interest in the Collateral or the Accounts, as applicable, is made.
"Updated Information" shall have the meaning set forth in Section 9.1(b)(i) hereof.
"U.S. Bankruptcy Code" shall mean Title 11 of the United States Code entitled
"Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder.
"U.S. Obligations" shall mean (i) direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption or (ii) to the extent acceptable to the Rating Agencies, other "government securities" within the meaning of Section 2(a)(l6) of the Investment Company Act of 1940, as amended.
"Voluntary Lien" shall mean any Lien which has been placed on the Property directly by Borrower, Mortgage Borrower or Guarantor or any Affiliate of any of them, or as to which Borrower, Mortgage Borrower or Guarantor or any Affiliate of any of them has consented or otherwise acquiesced.
"Waived Restoration Provisions" shall have the meaning set forth in Section 5.3 hereof.
"Yield Maintenance Default Premium" shall mean an amount equal to the greater of: (i) five percent (5%) of the principal amount of the Loan being prepaid and (ii) the excess, if any, of (a) the present value (determined using a discount rate equal to the Treasury Note Rate at such time) of all scheduled payments of principal and interest payable in respect of the principal amount of the Loan being prepaid, provided that the Note shall be deemed, for purposes of this definition, to be due and payable on the Open Prepayment Commencement Date, over (b) the principal amount of the Loan being prepaid.
"Yield Maintenance Premium" shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) the excess, if any, of (a) the present value (determined using a discount rate equal to the Treasury Note Rate at such time) of all scheduled payments of principal and interest payable in respect of the principal amount of the Loan being prepaid, provided that the Note shall be deemed, for purposes of this definition, to be due and payable on the Open Prepayment Commencement Date, over (b) the principal amount of the Loan being prepaid.
Section 1.2.     Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation," unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
With respect to references to the Mortgage Loan Documents (including without limitation terms defined by cross-reference to the Mortgage Loan Documents), such references shall refer to the Mortgage Loan Documents as in effect on the Closing Date (and any such defined terms shall have the definitions set forth in the Mortgage Loan Documents as of the Closing Date) and no amendments, restatements, replacements, supplements, waivers or other modifications to or of the Mortgage Loan Documents shall have the effect of changing such references (including without limitation any such definitions) for the purposes of this Agreement unless Lender expressly agrees in writing that such references or definitions, as appearing, incorporated into or used in this Agreement, have been revised.
Notwithstanding anything stated herein to the contrary, any provisions in this Agreement cross-referencing or incorporating by reference provisions of the Mortgage Loan Documents shall be effective notwithstanding the termination of the Mortgage Loan Documents by payment in full of the Mortgage Loan or otherwise.
To the extent that any terms, provisions or definitions of any Mortgage Loan Documents that are incorporated herein by reference are incorporated into the Mortgage Loan Documents by reference to any other document or instrument, such terms, provisions or definitions that are incorporated herein by reference shall at all times be deemed to incorporate each such term, provision and definition of the applicable other document or instrument as the same is set forth in such other document or instrument as of the Closing Date, without regard to any amendments, restatements, replacements, supplements, waivers or other modifications to or of such other document or instrument occurring after the Closing Date, unless Lender expressly agrees that such term, provision or definition as appearing, incorporated into, or used in this Agreement have been revised.
The words "Borrower shall cause" or "Borrower shall not permit" (or words of similar meaning) shall mean "Borrower shall cause Mortgage Borrower to" or "Borrower shall not permit Mortgage Borrower to", as the case may be, to so act or not to so act, as applicable.
ARTICLE II
THE LOAN
Section 2.1.     The Loan.
2.1.1.     Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.
2.1.2.     Single Disbursement to Borrower. Borrower shall receive only one (1) borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be re borrowed.

2.1.3.    The Note. The Loan shall be evidenced by the Note and shall be repaid in accordance with the terms of this Agreement and the Note.
2.1.4.    Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) finance the Collateral, (b) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, ( c) make an equity contribution to Mortgage Borrower in order to cause Mortgage Borrower to use such amounts for any use permitted pursuant to Section 2.1.4 of the Mortgage Loan Agreement to the extent necessary, and (d) distribute the balance of the proceeds, if any, to Borrower.
Section 2.2.     Interest Rate.
2.2.1.    Interest Rate. Interest on the Outstanding Principal Balance shall accrue and be payable from the Closing Date up to and including the end of the last Interest Period in which the Maturity Date occurs at the Interest Rate.
2.2.2.    Default Rate. In the event that, and for so long as, any Event of Default has occurred and remains outstanding, the Outstanding Principal Balance and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.
2.2.3.    Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the Outstanding Principal Balance.
2.2.4.    Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required or obligated to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan shall, to the extent permitted by the applicable Legal Requirements, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
Section 2.3.     Loan Payments.
2.3.l.     Payment Before Maturity Date. Borrower shall make a payment to Lender of interest only on the Closing Date for the initial Interest Period. Borrower shall make a payment to Lender equal to the Monthly Debt Service Payment Amount on the Monthly Payment Date occurring in August, 2012, and on each Monthly Payment Date thereafter to and including the Maturity Date.
2.3.2.     Intentionally Omitted.
2.3.3.     Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all interest which has accrued to but excluding the Maturity Date and all other amounts due hereunder and under the Note and the other Loan Documents.
2.3.4.     Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents (excluding the Outstanding Principal Balance due and payable on the Maturity Date) is not paid by Borrower on the date on which it is due, Borrower shall pay. to Lender upon demand an amount equal to the lesser of (a) five percent (5%) of such unpaid sum or (b} the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Pledge Agreement and the other Loan Documents to the extent permitted by applicable law.
2.3.5.     Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement, the Note and the other Loan Documents shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.
(b)     Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the first (1 81 ), Business Day that is immediately succeeding such due date (notwithstanding such adjustment of due dates, Borrower shall not be entitled to any deduction of interest due under this Agreement, the Note or any of the other Loan Documents).
(c)     All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.
Section 2.4.    Prepayments.
2.4.1.     Voluntary Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. Subject to Sections 2.4.3 and 2.4.4     hereof, on and after the Open Prepayment Commencement Date, Borrower may, at its option and upon thirty (30) days' prior notice to Lender (which notice shall specify the proposed Prepayment Date and shall be revocable provided Borrower pays all reasonable out-of-pocket costs and expenses incurred by Lender in connection with the anticipated prepayment and as a result of the revocation thereof), prepay the Debt in whole (but not in part), on any date. Any prepayment received by Lender shall be accompanied by (a) all interest which would have accrued on the amount of the Loan to be prepaid through and including the last day of the Interest Period related to the Monthly Payment Date next occurring following the date of such prepayment (or, if such prepayment occurs on a Monthly Payment Date, through and including the last day of the Interest Period related to such Monthly Payment Date) and (b) all other sums then due and payable under this Agreement, the Note, and the other Loan Documents. Subject to Borrower's right of revocation set forth above in this Section 2.4.1, if a notice of prepayment is given by Borrower to Lender pursuant to this Section 2.4.1, the amount designated for prepayment and all other sums required under this Section 2.4 shall be due and payable on the proposed Prepayment Date.
2.4.2.     Liquidation Events; Mandatory Prepayments.
(a)     In the event of (i) any Casualty to all or any portion of the Property, (ii) any Condemnation of all or any portion of the Property, (iii) the receipt by Mortgage Borrower of any excess proceeds realized under its owner's title insurance policy after application of such proceeds by Mortgage Borrower to cure any title defect, (iv) a Transfer of the Property in connection with realization thereon following a Mortgage Loan Event of Default, including without limitation, a foreclosure sale, or (v) any refinancing of the Property or the Mortgage Loan (each, a "Liquidation Event"), Borrower shall cause the related Net Liquidation Proceeds After Debt Service to be deposited directly into the Mezzanine Deposit Account. On each date on which Lender actually receives a distribution of Net Liquidation Proceeds After Debt Service, Borrower shall prepay the Outstanding Principal Balance in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds After Debt Service, together with all interest which would have accrued on the amount of the Loan to be prepaid through and including the last day of the Interest Period related to the Monthly Payment Date next occurring following the date of such prepayment (or, if such prepayment occurs on a Monthly Payment Date, through and including the last day of the Interest Period related to such Monthly Payment Date). Any prepayment received by Lender pursuant to this Section 2.4.2 on a date other than a Monthly Payment Date shall be held by Lender as collateral security for the Loan and shall be applied by Lender on the next Monthly Payment Date.
(b)    Borrower shall notify Lender of any Liquidation Event not later than one (1) Business Day following the first date on which Borrower has knowledge of such event. Borrower shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of all or any portion of the Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given, and (ii) a refinancing of all or any portion of the Property, on the date on which a commitment for such refinancing has been entered into. The provisions of this Section 2.4.2 shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan or Transfer of the Property set forth in this Agreement, the other Loan Documents and the Mortgage Loan Documents.
2.4.3.     Prepayments After Default. If, during the continuation of any Event of Default, prepayment (but not defeasance in accordance with the provisions of Section 2.5 hereof) of all or any part of the Debt is tendered by Borrower (which tender Lender may reject to the extent permitted by the applicable Legal Requirements), a purchaser at foreclosure or any other Person, Borrower, such purchaser at foreclosure or other Person shall pay, in addition to the amount of the Loan to be prepaid, (a) without duplication of any amounts required pursuant to clause (b) of this section, an amount equal to the Yield Maintenance Default Premium, (b) all interest which would have accrued on the amount of the Loan to be prepaid through and including the last day of the Interest Period related to the Monthly Payment Date next occurring following the date of such prepayment (or, if such prepayment occurs on a Monthly Payment Date, through and including the last day of the Interest Period related to such Monthly Payment Date), and ( c) all other sums due and payable under the Loan Documents.
2.4.4.    Prepayment In Connection with a Mortgage Loan Defeasance. Simultaneously and in connection with either a defeasance or an assumption of the Mortgage Loan in accordance with Sections 2.5 or 8.1(f) of the Mortgage Loan Agreement, the Debt may be prepaid in whole (but not in part) prior to the Open Prepayment Commencement Date upon not less than thirty (30) days' prior notice to Lender specifying the Monthly Payment Date on which prepayment is to be made (which notice shall be revocable provided Borrower pays all reasonable out-of-pocket costs and expenses incurred by Lender in connection with the anticipated prepayment and as a result of the revocation thereof); provided that (a) no Event of Default has occurred and remains outstanding and (b) such prepayment shall be accompanied by (i) the Yield Maintenance Premium, (ii) all interest which would have accrued on the amount of the Loan to be prepaid through and including the last day of the Interest Period related to the Monthly Payment Date next occurring following the date of such prepayment (or, if such prepayment occurs on a Monthly Payment Date, through and including the last day of the Interest Period related to such Monthly Payment Date), and (iii) all other sums due and payable under the Loan Documents. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Subject to Borrower's right of revocation set forth above in this Section 2.4.4, if a notice of prepayment is given by Borrower to Lender pursuant to this Section 2.4.4, the Debt shall be due and payable on the proposed Prepayment Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith.
Section 2.5.     Defeasance.
2.5.1.    Conditions to Defeasance. So long as no Event of Default has occurred and remains outstanding, simultaneously and in connection with either a defeasance or an assumption of the Mortgage Loan in accordance with Sections 2.5 or 8.1(f) of the Mortgage Loan Agreement, Borrower shall have the right to either, at Lender's election, prepay the Loan in accordance with Section 2.4.4 or to defease the entire Loan and obtain a release of the Lien of the Pledge Agreement on the Collateral (a "Defeasance Event"), subject to the satisfaction of the following conditions precedent:
(a)     Borrower shall provide Lender not less than thirty (30) days' prior notice (or such shorter period of time if permitted by Lender in its sole discretion) specifying a Monthly Payment Date (the "Defeasance Date") on which the Defeasance Event is to occur (which notice shall be revocable provided Borrower pays all reasonable out-of-pocket costs and expenses incurred by Lender in connection with the anticipated Defeasance Event and as a result of the revocation thereof);

(b)    Borrower shall pay to Lender (i) the Monthly Debt Service Payment Amount due on the Defeasance Date and (ii) all other sums then due and payable under this Agreement, the Note and the other Loan Documents;
(c)    Borrower shall deposit the applicable Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Sections 2.5.2 and 2.5.3 hereof;
(d)    Borrower shall execute and deliver to Lender a Defeasance Security Agreement in respect of the Defeasance Collateral Account and the Defeasance Collateral;
(e)    Borrower shall deliver to Lender an opinion of counsel that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (i) Borrower has legally and validly transferred and assigned the Defeasance Collateral and all rights and obligations under the Note to Successor Borrower, (ii) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral, (iii) if a Securitization has occurred, the Securitization Vehicle formed in connection with such Securitization will not fail to maintain its status as a Securitization Vehicle as a result of the Defeasance Event, (iv) the Defeasance Event will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Note as indebtedness for federal income tax purposes, and (v) the delivery of the Defeasance Collateral and the grant of a security interest in the Defeasance Collateral Account and the Defeasance Collateral to Lender shall not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code or any other Bankruptcy Law;
(f)    If required by the Rating Agencies, Borrower shall deliver to Lender a bankruptcy non-consolidation opinion with respect to Successor Borrower reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion; (g) Lender shall have obtained (at Borrower's sole cost and expense) a Rating Agency Confirmation as to the Defeasance Event;
(h)    Borrower shall deliver a certificate reasonably acceptable to Lender of a "big four" or other public accounting firm reasonably acceptable to Lender certifying that the Defeasanc~ Collateral will generate amounts equal to or greater than the applicable Scheduled Defeasance Payment on or prior to each corresponding Monthly Payment Date or other scheduled payment date;
(i)    Borrower shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request;
(j)    Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.5 have been satisfied; and
(k)    Borrower shall pay all reasonable out-of-pocket fees, costs and expenses incurred by Lender in connection with the Defeasance Event or otherwise required to accomplish the agreements set forth in this Section 2.5, including (i) reasonable attorneys' fees and expenses, (ii) the fees, costs and expenses of the Rating Agencies, (iii) any revenue, documentary stamp or intangible truces or any other tax or charge due in connection with the transfer of the Note, and (iv) the fees, costs and expenses of Servicer and any Trustee. Simultaneously with the notice described in Section 2.5.l(a) above, Borrower shall deliver to Lender an amount reasonably determined by Lender to be sufficient to pay such fees, costs and expenses, which amount may be used by Lender to pay such fees, costs and expenses if a proposed Defeasance Event does not occur.
2.5.2.    Defeasance Collateral Account. On or before the date on which Borrower delivers the Defeasance Collateral, Borrower shall open at an Eligible Institution the defeasance collateral account (the "Defeasance Collateral Account") which shall at all times be an Eligible Account. Each of the U.S. Obligations that constitutes a part of the Defeasance Collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance that would be satisfactory to a prudent lender (including, without limitation, such instruments as may be required by the Eligible Institution at which the Defeasance Collateral Account is to be maintained to effectuate book-entry transfers and pledges through the book-entry facilities of such Eligible Institution) in order to perfect, upon the delivery of the Defeasance Collateral, a first priority security interest therein in favor of Lender in conformity with all applicable Legal Requirements governing the granting of such security interest. The Defeasance Collateral Account shall contain only (a) the Defeasance Collateral and (b) cash from principal and interest paid on the Defeasance Collateral or other cash proceeds thereof. Pursuant to the Defeasance Security Agreement or other appropriate agreement or instrument, Borrower or Successor Borrower, as applicable, shall authorize and direct that all payments received from and all proceeds of the Defeasance Collateral be made or paid directly to the Cash Management Account (unless otherwise directed by Lender) and applied to satisfy the Debt Service and, if applicable, other payment obligations of Borrower under the Note. Borrower or Successor Borrower, as applicable, shall be the owner of the Defeasance Collateral Account and shall report all income accrued on the Defeasance Collateral for federal, state and local income true purposes in its income true return. Borrower or Successor Borrower, as applicable, shall prepay all fees, costs and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.
2.5.3.    Successor Borrower. In connection with a Defeasance Event, Borrower shall establish a successor entity reasonably acceptable to Lender (a "Successor Borrower") which (a) shall be a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies and (b) shall be approved by the Rating Agencies. Any Successor Borrower may, at Borrower's option, be an Affiliate of Borrower unless the Rating Agencies shall require otherwise. Borrower shall transfer and assign all rights and obligations under and to the Note and the Defeasance Security Agreement, together with the Defeasance Collateral, to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note and the Defeasance Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay a minimum of One Thousand and No/l00 Dollars ($1,000) to any Successor Borrower as consideration for assuming the obligations under the Note and the Defeasance Security Agreement. Borrower shall pay all reasonable out-of-pocket fees, costs and expenses incurred by Lender and the Rating Agencies in connection therewith.

Section 2.6.    Release of Collateral.
2.6.1.    Release on Payment in Full. Except as set forth in Sections 2.4.4, 2.5 and this Section 2.6, no repayment, prepayment or defeasance of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the Lien on the Collateral.
(a)    If Borrower has elected to defease the entire Loan and the requirements of Section 2.5 and this Section 2.6 have been fully satisfied, upon the written request and at the sole cost and expense of Borrower, Lender shall release the Lien on the Collateral, and the Defeasance Collateral Account and the Defeasance Collateral, pledged pursuant to the Defeasance Security Agreement, shall be the sole source of collateral securing the Note.
(b)    Upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Loan Documents, upon the written request and at the sole cost and expense of Borrower, Lender shall release the Lien on the Collateral.
(c)    In connection with the release of the Lien on the Collateral, Borrower shall submit to Lender, concurrently with the request under Section 2.6.1(a) or (b), a release of Lien of the Pledge Agreement (and the related Loan Documents) on the Collateral for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Collateral is located and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other certificates, documents and instruments Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all applicable Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement.
Section 2. 7.    Clearing Account/Cash Management Account/Cash Management.
2. 7 .1.    Clearing Account. During the term of the Loan, Borrower shall cause Mortgage Borrower to establish and maintain an account (the "Clearing Account") with Clearing Bank in trust for the benefit of Mortgage Lender in accordance with the Clearing Account Agreement. The Clearing Account shall be under the sole dominion and control of Mortgage Lender. Mortgage Lender and Senior Servicer shall have the sole right to make withdrawals from the Clearing Account. All costs and expenses for establishing and maintaining the Clearing Account shall be paid by Mortgage Borrower. Borrower shall cause Mortgage Borrower to at all times comply with the provisions of Section 2. 7 .1 of the Mortgage Loan Agreement.
2.7.2.    Cash Management Account. (a) During the term of the Loan, Borrower shall cause Mortgage Borrower to establish and maintain a segregated Eligible Account (the "Cash Management Account") to be held by Cash Management Bank in trust and for the benefit of Mortgage Lender in accordance with the Cash Management Agreement. The Cash Management Account shall be under the sole dominion and control of Mortgage Lender. Mortgage Lender and Senior Servicer shall have the sole right to make withdrawals from the Cash Management Account. All costs and expenses for establishing and maintaining the Cash

Management Account shall be paid by Mortgage Borrower. Borrower will cause Mortgage Borrower to at all times comply with the provisions of Section 2.7.2 of the Mortgage Loan Agreement. Borrower shall not cause or permit Mortgage Borrower to (i) amend the Cash Management Agreement or any provisions relating to cash management set forth in·E~ the Mortgage Loan Agreement or any other Mortgage Loan Document without Lender's prior written consent or (ii) in any way alter or modify the Cash Management Account and will notify Lender of the account number thereof.
(b)    In the event that Mortgage Lender waives the foregoing cash management provisions or the requirement of Mortgage Borrower to maintain the Clearing Account, or the Loan remains outstanding after the Mortgage Loan has been paid in full, Borrower shall promptly (i) enter into and cause Mortgage Borrower and Manager to enter into a cash management agreement with Lender upon substantially the same terms as the Cash Management Agreement and the provisions relating to cash management set forth in the Mortgage Loan Agreement and any other Mortgage Loan Document; and (ii) enter into and deliver to Lender all other reasonable and customary agreements required by Lender in connection therewith in form reasonably acceptable to Lender including, without limitation, an amendment to this Agreement, clearing account agreements and any related documentation; provided that Lender has obtained written consent from Mortgage Lender in the event that the Mortgage Loan is still outstanding.
2.7.3.    Cash Management.
(a)    Mezzanine Deposit Account. During the term of the Loan, Lender shall designate an account as the mezzanine deposit account (the "Mezzanine Deposit Account"). Borrower shall direct or cause Mortgage Borrower to direct that all cash distributions from the Cash Management Account to be paid to Lender in accordance with Section 2. 7.2(b) of the Mortgage Loan Agreement be deposited into the Mezzanine Deposit Account. Subject to the Mortgage Loan Documents, to the extent Borrower receives any distributions of Property net cash flow or other cash distributions by Mortgage Borrower which Mortgage Borrower was required to deposit into the Clearing Account, Borrower shall cause the same to be deposited directly into the Mezzanine Deposit Account promptly after receipt (but in no event later than one (1) Business Day after the date received). Borrower shall cause all Net Liquidation Proceeds After Debt Service to be deposited directly into the Mezzanine Deposit Account on the date the same are made.
(b)    Disbursements from the Mezzanine Deposit Account. Provided that no Event of Default shall have occurred and remain outstanding, all funds on deposit in the Mezzanine Deposit Account shall be applied in the following amounts and order of priority:
(i)    First, funds sufficient to pay all amounts then due and payable to Lender pursuant to the Loan Documents;
(ii)    Second, funds sufficient to pay the next monthly deposits into the Reserve Funds that are then required to be deposited therein, if any, pursuant to Article VI of this Agreement; and

(iii)    Third, during a Mezzanine Loan Cash Sweep Event Period, the remaining amount (the "Mezzanine Loan Excess Cash Flow") shall be deposited into the Mezzanine Loan Excess Cash Flow Account and held and applied in accordance with the terms and conditions of Section 6. 7 hereof;
(iv)    Last, all amounts remaining in the Mezzanine Deposit Account after deposits for items (i), (ii) and (iii) shall be deposited into an account designated by Borrower.
(c)    Rights on Default. Notwithstanding anything to the contrary contained in this Agreement, the Note or the other Loan Documents, during the continuation of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any amounts then on deposit in the Mezzanine Deposit Account, the Mezzanine Loan Excess Cash Flow Account or any other Account to the payment of the Debt in any order, proportion and priority as Lender may determine in its sole and absolute discretion.
2.7.4.    Intentionally Omitted.
2.7.5.    Payments Received Under This Agreement. The insufficiency of funds on deposit in the Accounts shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement, the Note and the other Loan Documents, and such obligation shall be separate and independent, and not conditioned on any event or circumstance whatsoever. Borrower shall in all events be required to pay when due hereunder all monthly installments of principal and/or interest on the Loan, all monthly deposits for reserves and escrows (if any are required pursuant to Article VI hereof) and all other amounts due under this Agreement, the Note and the other Loan Documents, regardless of whether funds are deposited or held in sufficient amount in, or disbursed from, the Mezzanine Deposit Account or any other Accounts. Notwithstanding anything to the contrary contained in this Agreement, the Note or the other Loan Documents, and provided that no Event of Default shall have occurred and remain outstanding, Borrower's obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Funds, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Mezzanine Deposit Account to satisfy such obligations pursuant to this Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.1.    Borrower Representations. Borrower represents and warrants to Lender that as of the date hereof:
3.1.1.    Organization. (a) Each of Borrower and Sole Member is, and since the date of its respective formation has been, duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is, and since the date of its respective formation has been, duly qualified and in good standing in all jurisdictions in which the ownership or leasing of its property or the conduct of its business requires such qualification (except where the failure to be so qualified would not have a Material Adverse Effect) and Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby and thereby.
(b)    Borrower's exact legal name is correctly set forth in the first paragraph of this Agreement. Borrower is an organization of the type specified in the first paragraph of this Agreement. Borrower is incorporated or organized under the laws of the state specified in the first paragraph of this Agreement. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or ·nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less than four (4) months, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth in the first paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change). Borrower's organizational identification number, if any, assigned by the state of its incorporation or organization is 3892282. Borrower's federal tax identification number is 20-1990871.
(c)    Borrower has the power and authority and the requisite ownership interests in Mortgage Borrower to control the actions of Mortgage Borrower, and upon the realization of the Collateral, Lender or any other party succeeding to Borrower's interest in the Collateral would have such control. Without limiting the foregoing, Borrower has sufficient control over Mortgage Borrower to cause Mortgage Borrower to (i) take any action on Mortgage Borrower's part required by the Loan Documents and (ii) refrain from taking any action prohibited by the Loan Documents.
3.1.2.    Proceedings. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).
3.1.3.    No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any asset or property of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's assets or properties is subject, nor will such action result in any violation of the provisions of any Legal Requirements of any Governmental Authority having jurisdiction over Borrower or any of Borrower's assets or properties.

3. 1.4. Litigation. There is no action, suit, proceeding or investigation pending or, to the best of Borrower's knowledge, threatened against Borrower, Sole Member, Longwing Guarantor, Manager, the Property or, except as disclosed in writing to Lender, Guarantor in any court or by or before any other Governmental Authority that could have a Material Adverse Effect.
3.1.5.    Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which could materially and adversely affect Borrower, the Collateral or the Property, or Borrower's business, assets or properties, operations or condition (financial or otherwise). Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which Borrower, Mortgage Borrower, the Collateral or the Property is bound. Borrower has no material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower, Mortgage Borrower, the Collateral or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the ownership of the Collateral and the management of Mortgage Borrower, and (b) obligations under the Loan Documents.
3.1.6.    Consents. Each consent, approval, authorization, order, registration or qualification of or with any court or any other Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents has been obtained and is in full force and effect
3.1.7.    Title. Borrower is the record and beneficial owner of, and has good title to, the Collateral, free and clear of all Liens whatsoever, except the Liens created by the Loan Documents. The Pledge Agreement, together with the UCC financing statements relating to the Collateral, when properly filed in the appropriate records, will create a valid, perfected security interest in and to the Collateral, all in accordance with the terms thereof for which a Lien can be perfected by filing a UCC financing statement. Borrower's delivery to Lender of the original certificates evidencing the Pledged Interests described in the Pledge Agreement creates a valid and perfected first-priority security interest in the Pledged Interests.
3.1.8.    No Plan Assets. As of the date hereof and throughout the Term, (a) Borrower does not sponsor, is not obligated to contribute to and is not itself and will not be an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, (b) none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, ( c) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (d) transactions by or with Borrower are not and will not be subject to any statute, rule or regulation regulating investments of, or fiduciary obligations with respect to, "governmental plans" within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement (including, but not limited to, the exercise by Lender of any of its rights under the Loan Documents).

3.1.9.    Compliance. Borrower, Mortgage Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Except as disclosed in the Zoning Analysis Report for the Property, prepared by National Zoning Associates, LLC, dated June 1, 2012, in the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the best of Borrower's knowledge, threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property. Except as disclosed in the title and departmental searches provided to Lender in connection with the closing of the Loan, neither Borrower nor Mortgage Borrower is in default or violation of any order, regulation, writ, injunction, decree or demand of any Governmental Authority, the violation of which could have a Material Adverse Effect. There has not been committed by Borrower, Mortgage Borrower or, to the best of Borrower's knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government, any state or local government or any other Governmental Authority the right of forfeiture as against the Property, the Collateral or any part thereof or any monies paid in performance of Borrower's Obligations under any of the Loan Documents.
3.1.10.    Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Property, the Collateral or otherwise in connection with the Loan (i) are true, correct and complete in all material respects, (ii) accurately represent the financial condition of Borrower, Mortgage Borrower, the Collateral and the Property, as applicable, as of the date of such reports, and (iii) have been prepared in accordance with an Acceptable Accounting Basis throughout the periods covered, except as disclosed therein. Neither Borrower nor Mortgage Borrower have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and that could have a Material Adverse Effect. Since the date of such financial statements, there has been no material adverse change in the financial condition, operation or business of Borrower, the Collateral or the Property from that set forth in said financial statements.
3.1.11.    Condemnation. No Condemnation or other similar proceeding is currently pending or, to Borrower's best knowledge, has been threatened or is currently being contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.
3.1.12.    Affiliates. Borrower does not own any equity interests in any other Person other than the Pledged Interests.
3.1.13.    No Contractual Obligations. Other than the Loan Documents, the Organizational Documents of Borrower, and the Organizational Documents of Mortgage Borrower, as of the date of this Agreement, Borrower is not subject to any Contractual Obligations and has not entered into any agreement, instrument or undertaking by which it or its assets are bound, or has incurred any Indebtedness, except as permitted under the Loan Documents.
3.1.14.    Intentionally Omitted.
3.1.15.    Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, Mortgage Borrower, Sole Member or any Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject only to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and, as to enforceability, to principles of equity), and neither Borrower, Mortgage Borrower, Sole Member nor any Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.
3.1.16.    Intentionally Omitted.
3.1.17.    Insurance. Borrower has caused Mortgage Borrower to obtain and deliver to Lender original or certified copies of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in the Mortgage Loan Agreement. No claims have been made under any of the Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.
3.1.18.    Licenses. All approvals, authorizations, certifications, licenses and permits, including, without limitation, certificates of completion and occupancy, required by any Governmental Authority or otherwise necessary for the legal ownership, use, occupancy and operation of the Property in the manner in which the Property is currently being owned, used, occupied and operated have been obtained by or on behalf of Mortgage Borrower and are in full force and effect.
3.1.19.    Intentionally Omitted.
3.1.20.    Intentionally Omitted.
3.1.21.    Intentionally Omitted.
3.1.22.    Leases. Borrower represents and warrants to Lender with respect to the Leases that, except as set forth on Schedule VIII attached hereto: (a) the rent roll attached hereto as Schedule I is true, correct and complete in all material respects and the Property is not subject to any Leases other than the Leases described in Schedule I, (b) the Leases identified on Schedule I are in full force and effect and there are no defaults thereunder by any party thereto and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder, ( c) the copies of the Leases delivered to Lender are true, correct and complete, and there are no oral agreements with respect thereto, ( d) no Rent (including security or other deposits) has been paid more than one (1) month in advance of its due date, ( e) all work to be performed by the landlord under each Lease has been performed as required and has been accepted by the applicable Tenant, (t) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the landlord to any Tenant has already been received by such Tenant, (g) all security or other deposits are being held in accordance with the applicable Leases and all applicable Legal Requirements, (h) Borrower has no knowledge of any notice of termination or default with respect to any Lease; (i) Mortgage Borrower has not assigned or pledged any of the Leases, the rents or any interest therein except to Mortgage Lender; G) no Tenant or other Person has an option, right of first refusal or offer or any other preferential right to purchase all or any portion of or interest in the Property; (k) no Tenant has any right or option for additional space in the Improvements, (1) to Borrower's knowledge, no Tenant has assigned its Lease or sublet all or any portion of the premises demised thereby, (m) no Tenant has the right to terminate its Lease prior to expiration of the stated term of such Lease; (n) to Borrower's knowledge, no Hazardous Substances have been disposed, stored or treated by any Tenant on, under or about the Property; (o) Borrower does not have any knowledge of any Tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any other Hazardous Substances, and (p) all existing Leases are subordinate to the Security Instrument either pursuant to their terms or a recorded subordination agreement.
3.1.23.    Filing. Recording and Other Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under the applicable Legal Requirements have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid under the applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Pledge Agreement, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property and the Collateral have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established under the Loan Documents.
3.1.24.    Single Purpose. Borrower hereby covenants to cause Mortgage Borrower to comply with Section 3 .1.24 of the Mortgage Loan Agreement. Borrower hereby represents and warrants to, and covenants with, Lender that since the date of its formation and at all times on and after the date hereof and until such time as the Debt shall be paid in full:
(a)    Borrower (i) has been, is, and will be organized solely for the purpose of owning and managing the Collateral, entering into and performing its obligations under the Loan Documents, refinancing the Collateral in connection with a permitted repayment of the Loan', and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than (A) the Collateral, and (B) incidental personal property necessary for the ownership and management of the Collateral.
(b)    Borrower has not engaged and will not engage in any business or activity other than the acquisition ownership and management of the Collateral and Borrower will conduct and operate its business as presently conducted and operated.
(c)    Except for capital contributions and capital distributions permitted under the terms and conditions of its limited liability company agreement, Borrower has not entered and will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair, commercially reasonable, and substantially similar to those that would be available on an arm's-length basis from an unrelated third party.
(d)    Borrower has not incurred and will not incur any Indebtedness other than (i) the Debt and (ii) liabilities incurred in the ordinary course of business relating to the ownership and management of Mortgage Borrower and the routine administration of Mortgage Borrower, in amounts not to exceed $25,000 and which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances (such Indebtedness which satisfies the conditions of the preceding clauses (ii), "Permitted Trade Payables"). Borrower shall not permit Mortgage Borrower to incur any Indebtedness except as set forth in Section 3.l.24(d) of the Mortgage Loan Agreement. No Indebtedness, other than the Debt, may be secured (senior, subordinate or pari passu) by the Collateral.
(e)    Borrower has not made and will not make any loans or advances to any other Person (including any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party), and has not acquired and shall not acquire obligations or securities of its Affiliates.
(f)    Borrower has been, is, and will endeavor to remain solvent and Borrower has paid its debt and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same became due and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due; provided, however, that this provision shall not require any direct or indirect equity owner of Borrower to make any capital contributions to Borrower.
(g)    (i) Borrower has done or caused to be done, and will do and cause to be done, all things necessary to observe its organizational formalities and preserve its separate existence, (ii) Borrower has not terminated or failed to comply with and will not terminate or fail to comply with the provisions of its Organizational Documents, (iii) Borrower has not amended, modified or otherwise changed its Organizational Documents other than as reviewed and approved by Lender on or prior to the Closing Date, and (iv) unless (A) Lender has consented in writing and (B) following a Securitization of the Loan, the Rating Agencies have issued a Rating Agency Confirmation in connection therewith, Borrower will not amend, modify or otherwise change its Organizational Documents.
(h)    Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person. Borrower's assets have not been listed as assets on the financial statement of any other Person; provided, however, that Borrower's assets may have been included in a consolidated financial statement of its Affiliates; provided that (i) if applicable, appropriate notation was made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower's assets and credit were not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets were listed on Borrower's own separate balance sheet. Borrower's assets will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower's assets may be included in a consolidated financial statement of its Affiliates provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower's assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (B) such assets shall be listed on Borrower's own separate balance sheet. Borrower has filed and shall file its own tax returns (except to the extent that Borrower is treated as a "disregarded entity" for tax purposes and is not required to file tax returns under applicable law) and has not filed and shall not file a consolidated federal income tax return with any other Person. Borrower has maintained and shall maintain its books, records, resolutions and agreements as official records.
(i)    Borrower (i) has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), (ii) has corrected and shall correct any known misunderstanding regarding its status as a separate entity, (iii) has conducted and shall conduct business in its own name, (iv) has not identified and shall not identify itself or any of its Affiliates as a division or department or part of the other and (v) has maintained and utilized and shall maintain and utilize separate stationery, invoices and checks bearing its own name.
(j)    Borrower has maintained and will endeavor to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that this provision shall not require any direct or indirect equity owner of Borrower to make any capital contributions to Borrower.
(k)    Neither Borrower nor any constituent party of Borrower has sought or will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower, any sale or other transfer of all or substantially all of Borrower's assets or any sale or other transfer by Borrower outside the ordinary course of business.
(1)    Borrower has not commingled and will not commingle funds or other assets of Borrower with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets in its own name.
(m)    Borrower has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.
(n)    Borrower did not assume, guarantee or become obligated for the debts or obligations of any other Person and did not hold itself out to be responsible for or have its credit or assets available to satisfy the debts or obligations of any other Person. Borrower will not assume, guarantee or become obligated for the debts or obligations of any other Person and does not and will not hold itself out to be responsible for or have its credit or assets available to satisfy the debts or obligations of any other Person.

(o)    The Organizational Documents of Borrower shall provide that the business and affairs of Borrower shall be managed by or under the direction of the Sole Member, and at all times there shall be at least one (1) duly appointed individual as director or manager (an "Independent Director") of Borrower, whom (i) has at least three (3) years prior employment experience and continues to be employed as an independent director, independent manager or independent member by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors, independent managers and independent members, another nationally-recognized company that provides such services and which is reasonably approved by Lender; (ii) is not, and has never been, on the board of directors or managers of any Affiliate of Borrower; and (iii) is not, and has never been, and will not, while serving as an Independent Director be, any of the following: (A) a stockholder, director, manager, officer, employee, partner, member, attorney or counsel of Borrower, any Affiliate of Borrower or any direct or indirect equity holder of any of them, (B) a creditor, customer, supplier, service provider (including provider of professional services) or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower (other than a nationally-recognized company that routinely provides professional independent directors, independent managers or independent members and other corporate services to Borrower or any Affiliate of Borrower in the ordinary course of its business), (C) a member of the immediate family of any such stockholder, director, manager, officer, employee, partner, member, creditor, customer, supplier, service provider or other Person, or (D) a Person controlling or under common control with any of subclauses (A), (B) or (C) above. A natural person who satisfies the foregoing definition other than clause (iii) shall not be disqualified as a result of clause (iii)(A) by reason of (I) being, having been or becoming an Independent Director of an Affiliate of Borrower that is not in the direct chain of ownership of Borrower or Sole Member and that is required by a creditor to be a "single purpose entity"; provided that such Independent Director is, was or will be employed by a company that routinely provides professional independent directors, independent managers or independent members, or (II) being, having been or becoming a member of Borrower pursuant to an express provision in Borrower's operating agreement providing for the appointment of such Independent Director as a member of Borrower upon the occurrence of any event pursuant to which Sole Member ceases to be a member of Borrower (including the withdrawal or dissolution of Sole Member). A natural person who satisfies the foregoing definition other than clause (iii) shall not be disqualified as a result of clause (iii)(A) or (iii)(B) by reason of being, having been or becoming an Independent Director of a "single purpose entity" affiliated with Borrower; provided that the fees or other compensation that such individual earns by serving as an Independent Director of one or more Affiliates of Borrower in any given year constitute, in the aggregate, less than five percent (5%) of such individual's income for such year. The Organizational Documents of Borrower shall provide that no Independent Director of Borrower may be removed or replaced without Cause, and unless Borrower provides Lender with not less than three (3) Business Days' prior notice of (1) any proposed removal of any Independent Director, together with a statement as to the reasons for such removal, and (2) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the Organizational Documents of Borrower relating to an Independent Director. In addition, the Organizational Documents of Borrower shall provide an express acknowledgment that Lender is an intended third-party beneficiary of the "special purpose" and "separateness" provisions of such Organizational Documents. As used in this paragraph, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise and the terms "controlled" and "controlling" shall have correlative meanings. As used in this paragraph, the term "single purpose entity" shall mean a Person whose Organizational Documents contain, and who covenants that such Person shall comply Qr cause compliance with, provisions substantially similar to those set forth in this Section 3.1.24.
(p)    The Organizational Documents of Borrower shall provide that the directors or managers of Borrower shall not take any action which, under the terms of any Organizational Documents (including, if applicable, any voting trust agreement with respect to any common stock), requires a unanimous vote of the directors or managers of Borrower unless, at the time of such action, there shall be at least one (1) director or manager who is an Independent Director (and such Independent Director has participated in such vote). The Organizational Documents of Borrower shall provide that Borrower will not (and Borrower agrees that it will not), without the unanimous consent of its directors or managers, including the consent of the Independent Director, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official for Borrower or a substantial portion of its assets or properties, (iii) take any action that might cause Borrower to become insolvent, (iv) make an assignment for the benefit of creditors, (v) admit in writing Borrower's inability to pay its debts generally as they become due, (vi) declare or effectuate a moratorium on the payment of any obligations, or (vii) take any action in furtherance of any of the foregoing. In addition, the Organizational Documents of Borrower shall provide that, when voting with respect to any of the matters set forth in the immediately preceding sentence of this Section 3.1.24(p), the Independent Director shall consider only the interests of Borrower, including its creditors.
(q)    The Organizational Documents of Borrower shall provide that, as long as any portion of the. Debt remains outstanding, upon the occurrence of any event that causes the sole member of Borrower ("Sole Member") to cease to be a member of Borrower (other than (i) upon an assignment by Sole Member of all of its limited liability company interests in Borrower and the admission of the transferee, if permitted pursuant to the Organizational Documents of Borrower and the Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the Organizational Documents of Borrower and the Loan Documents), the person acting as the Independent Director of Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of Borrower, automatically be admitted as a member of Borrower (a "Special Member") and shall preserve and continue the existence of Borrower without dissolution. The Organizational Documents of Borrower shall further provide that for so long as any portion of the Debt is outstanding, no Special Member may resign or transfer its rights as a Special Member unless (A) a successor Special Member has been admitted to Borrower as a Special Member, and (B) such successor Special Member has also accepted its appointment as an Independent Director of Borrower.

(r)    The Organizational Documents of Borrower shall provide that, as long as any portion of the Debt remains outstanding, except as expressly permitted pursuant to the terms of the Loan Documents, including, without limitation, Section 8.1(f) hereof, (i) Sole Member may not resign, and (ii) no additional member shall be admitted to Borrower.
(s)    The Organizational Documents of Borrower shall provide that, as long as any portion of the Debt remains outstanding: (i) Borrower shall be dissolved, and its affairs shall. be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the "Act"), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes Sole Member to cease to be a member of Borrower (other than (A) upon an assignment by Sole Member of all of its limited liability company interests in Borrower and the admission of the transferee, if permitted pursuant to the Organizational Documents of Borrower and the Loan Documents, or (B) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the Organizational Documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing (1) to continue the existence of Borrower, and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (iii) the bankruptcy of Sole Member or a Special Member shall not cause such Sole Member or Special Member to cease to be a member of Borrower and upon the occurrence of such event, the business of Borrower shall continue without dissolution; (iv) in the event of the dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of its assets and properties in an orderly manner), and its assets and properties shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by applicable law, each of Sole Member and Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets or properties to be partitioned, to cause the appointment of a receiver for all or any portion of the assets or properties of Borrower, to compel any sale of all or any portion of the assets or properties of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower.
(t)    Borrower shall conduct its business so that the assumptions made with respect to Borrower in the Insolvency Opinion shall be true and correct in all respects. In connection with the foregoing, Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding Borrower or any other Person) set forth in the Insolvency Opinion, (ii) all of the representations, warranties and covenants in this Section 3.1.24, and (iii) all of the Organizational Documents of Borrower.

(u)    Except for Sole Member, as member and manager of Borrower, Borrower has not permitted and will not permit any Affiliate or constituent party independent access to its bank accounts.
(v)    Borrower has paid and shall pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds, and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations.
(w)    Borrower has compensated and shall compensate each of its consultants and agents from its funds for services provided to it. Borrower has paid and shall pay from its assets all obligations of any kind incurred.
(x)    Borrower has not (i) filed a bankruptcy, insolvency or reorganization petition or otherwise instituted insolvency proceedings or otherwise sought any relief under any laws relating to the relief from debts or the protection of debtors generally, (ii) sought or consented to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Borrower or for· all or any portion of Borrower's assets or properties, (iii) made any assignment for the benefit of Borrower's creditors, or (iv) taken any action that could reasonably be expected to have caused Borrower to become insolvent. Without the unanimous consent of all of its directors or managers (including each Independent Director), as applicable, will not (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Borrower or for all or any portion of Borrower's assets or properties, (C) make any assignment for the benefit of Borrower's creditors, or (D) take any action that could reasonably be expected to cause Borrower to become insolvent.
(y)    Borrower has maintained and will maintain an arm's-length relationship with its Affiliates.
(z)    Borrower has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space and services performed by an employee of an Affiliate.
(aa)    Except in connection with the Loan, Borrower has not pledged and will not pledge its assets or properties for the benefit of, or to secure the obligations of, any other Person.
(bb)    Borrower has had, has and will have no obligation to indemnify its directors, managers, officers, members or Special Members, as the case may be, or, if applicable, has such an obligation that is fully subordinated to the Debt and that will not constitute a claim against Borrower if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation.
(cc)    The Organizational Documents of Borrower shall provide that Borrower will not: (i) dissolve, merge, liquidate, consolidate; ii) sell, transfer, dispose, or encumber

(except in accordance with the Loan Documents) all or substantially all of its assets or properties or acquire all or substantially all of the assets or properties of any other Person; or (iii) engage in any other business activity, or amend its Organizational Documents with respect to any of the matters set forth in this Section 3.1.24, without the prior consent of Lender in its sole discretion.
(dd)    Borrower and Independent Directors will consider the interests of Borrower's creditors in connection with all actions.
(ee)    Borrower has not had and, except for the Guaranty, does not have and will not have any of its obligations guaranteed by any Affiliate.
(ff)    Borrower has not owned or acquired and will not own or acquire any stock or securities of any Person, except for Mortgage Borrower and except that Borrower may invest in those investments to the extent expressly permitted under the Loan Documents.
(gg)    Borrower has not bought or held and will not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities).
(hh)    Borrower has not formed, acquired or held and will not form, acquire or hold any subsidiary (whether corporation, partnership, limited liability company or other entity), except for Mortgage Borrower, and Borrower has not owned and will not own any equity interest in any other entity, except for Mortgage Borrower.
Notwithstanding anything to the contrary contained in this Section 3.1.24, no provisions contained in this Section 3.1.24 shall be deemed to create an obligation on the part of Borrower, any member in Borrower, or any member, officer, director, employee or Affiliate of any of the forgoing to make loans, equity infusions or capital contributions to Borrower.
3.1.25.    Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.Solvency.Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become or may become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.
3.1.28.    Organizational Chart. The organizational chart attached hereto as Schedule III, relating to Borrower and certain Affiliates and other Persons, is true, correct and complete on and as of the date hereof. No Person, other than those Persons shown on Schedule III, has any ownership interest in, or right of control, directly or indirectly, in Borrower.
3.1.29.    Bank Holding Company. Borrower is not a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.
3.1.30.    No Other Debt. Borrower has not borrowed or received debt financing (other than permitted pursuant to this Agreement) that has not been heretofore repaid in full.
3.1.31. Investment Company Act. Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
3.1.32. Intentionally Omitted.
3.1.33.    No Bankruptcy Filing. No petition in bankruptcy has ever been filed against Borrower, Mortgage Borrower or any constituent party of Borrower or Mortgage Borrower, and neither Borrower, Mortgage Borrower nor any constituent party of Borrower or Mortgage Borrower has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower, Mortgage Borrower nor any constituent party of Borrower or Mortgage Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's, Mortgage Borrower's or such constituent party's assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower, Mortgage Borrower or any constituent party of Borrower or Mortgage Borrower.
3.1.34.    Full and Accurate Disclosure. No information contained in this Agreement, the other Loan Documents, or any written statement or document furnished by or on behalf of Borrower in connection with the Loan or pursuant to the terms of this Agreement or any other Loan Document contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact or circumstance presently known to Borrower which has not been disclosed to Lender and which could reasonably be expected to have a Material Adverse Effect.
3.1.35.    Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.
3.1.36.    No Change in Facts or Circumstances: Disclosure. All information submitted by and on behalf of Borrower to Lender and in all financial statements, rent rolls (including the rent roll attached hereto as Schedule I), reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms of this Agreement or the other Loan Documents and all statements of fact made by or on behalf of Borrower in this Agreement or in any other Loan Document, are true, correct and complete in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information or statement of fact inaccurate, incomplete or otherwise misleading in any material respect or that otherwise has or could have a Material Adverse Effect.
3.1.37.    Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Management Agreement was entered into on commercially reasonable terms.
3.1.38. Perfection of Accounts. Borrower hereby represents and warrants to Lender that:
(a)    Other than in connection with the Mortgage Loan Documents, Mortgage Borrower has not sold, pledged, transferred or otherwise conveyed the Clearing Account or the Cash Management Account;
(b)    The Property is not subject to any cash management system (other than pursuant to the Mortgage Loan Documents).
3.1.39.    Intentionally Omitted.Intentionally Omitted.
3.1.41. Patriot Act. (a) None of Borrower or any of its constituents or Affiliates, and to the best of Borrower's knowledge, any of their respective brokers or other agents acting or benefiting in any capacity in connection with the Loan is a Prohibited Person.None of Borrower, any of its constituents or Affiliates and any of their respective brokers or other agents acting in any capacity in connection with the Loan, (i) has conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) has dealt or will deal in, or otherwise has engaged or will engage in, any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Patriot Act.

(c)    Borrower covenants and agrees to deliver to Lender any certification or other evidence reasonably requested from time to time by Lender in its sole discretion, confirming Borrower's compliance with this Section 3.l.41.
3.1.42.    Intentionally Omitted.
3.1.43.    No Casualty. To the best of Borrower's knowledge, the Property has suffered no material Casualty which has not been fully repaired and the cost thereof fully paid.
3.1.44. Purchase Options. Except pursuant to Sections 5.7 and 12.1 of the JV Agreement, neither the Property nor any part thereof or interest therein is subject to any purchase options, rights of first refusal to purchase, rights of first offer to purchase or other similar rights in favor of any Person.
3.1.45. Use of Property. The Property consists solely of an office building and related operations and is used for no other purpose.
3.1.46. Fiscal Year. Each Fiscal Year of Borrower commences on January 1.
3.1.47. Material Agreements. (a) Neither Borrower nor Mortgage Borrower has entered into, or is bound by, any Material Agreement which continues in existence, except those set forth on Schedule VI attached hereto.
(b)    Each of the Material Agreements is in full force and effect, there are no monetary or other defaults by Borrower or Mortgage Borrower, as applicable, thereunder and, to the best knowledge of Borrower, there are no monetary or other defaults thereunder by any other party thereto. None of Borrower, Mortgage Borrower, Manager or any other Person acting on Borrower's or Mortgage Borrower's behalf has given or received any notice of default under any Material Agreement that remains outstanding or in dispute.
(c)    Borrower has delivered true, correct and complete copies of the Material Agreements (including all amendments and supplements thereto) to Lender.
(d)    No Material Agreement has as a party an Affiliate of Borrower or Mortgage Borrower.
3.1.48. Other Obligations and Liabilities. Borrower has no liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, could have a Material Adverse Effect. Borrower has no known contingent liabilities (except to the extent any such contingent liabilities are not required to be disclosed on Borrower's financial statements in accordance with Borrower's Acceptable Accounting Basis).
3.1.49. Illegal Activity. No portion of the Property or the Collateral has been purchased by Borrower with proceeds of any illegal activity.
3 .1.50. Underwriting Representations. Borrower hereby represents that it:

(a)    has no judgments or liens of any nature against it except for tax liens not yet due;
(b)    is not involved in any dispute with any taxing authority (except to the extent of any tax contest performed in accordance with the terms of this Agreement);
(c)    except as disclosed in writing to Lender, is not now, nor has ever been, a party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it or its assets or properties that has not been paid in full;
(d)    has obtained, or caused Mortgage Borrower to obtain, a current Phase I environmental site assessment (and, if applicable, a current Phase II environmental assessment) (collectively, the "ESA") for the Property prepared consistent with ASTM Practice E 1527 and the ESA has not identified any recognized environmental conditions that require further investigation or remediation; and
(e)    each amendment and restatement of Borrower's Organizational Documents has been accomplished in accordance with, and was permitted by, the relevant provisions of said documents prior to such amendment or restatement from time to time.
3.1.51.    Mortgage Loan Representations and Warranties. All of the representations and warranties contained in the Mortgage Loan Documents are (i) true and correct in all material respects and (ii) hereby incorporated into this Agreement and deemed made hereunder as and when made thereunder and shall remain incorporated without regard to any waiver, amendment or other modification thereof by the Mortgage Lender or to whether the Mortgage Loan has been repaid or the related Mortgage Loan Document has been terminated, unless otherwise consented to in writing by Lender.
Section 3.2.     Survival of Representations. The representations and warranties set forth in Section 3.1 hereof shall survive for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents.
ARTICLE IV
BORROWER COVENANTS
Section 4.1.    Borrower Affirmative Covenants. Borrower hereby covenants and agrees with Lender that:
4.1.1.    Existence: Compliance with Legal Requirements. Each of Borrower and Sole Member shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply, and cause Mortgage Borrower to comply, with all Legal Requirements applicable to it, the Collateral and the Property. There shall never be committed by Borrower and Borrower shall not permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording the federal government, any state or local government or any other Governmental Authority the right of forfeiture against the Collateral, the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan

Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall, and shall cause Mortgage Borrower to, at all times maintain, preserve and protect all franchises and trade names and preserve all of its assets and properties used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Security Instrument. Borrower shall keep, or shall cause Mortgage Borrower to keep, the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. Borrower shall cause Mortgage Borrower to operate the Property in accordance with the terms and provisions of the O&M Agreement in all material respects. After prior notice to Lender, Borrower, at its sole cost and expense, may contest, or cause Mortgage Borrower to contest, by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower, Mortgage Borrower, the Collateral or the Property or any alleged violation of any Legal Requirement; provided that (a) no monetary Default nor any Event of Default has occurred and remains outstanding; (b) Mortgage Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Security Instrument; ( c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower, Mortgage Borrower, the Collateral or the Property is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; ( d) neither the Collateral, the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; ( e) Borrower and Mortgage Borrower shall promptly upon final determination thereof comply with such Legal Requirement determined to be valid or applicable or cure any violation of such Legal Requirement; (f) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower, Mortgage Borrower, the Collateral or the Property; (g) Borrower shall furnish or cause Mortgage Borrower to furnish such cash or other security as may be required in the proceeding, or as may be reasonably requested by Lender, to ensure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith; and (h) such contest by Borrower or Mortgage Borrower is not in violation of the Leases. Lender may apply any such security or part thereof as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Collateral or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Security Instrument or the Pledge Agreement being primed by any related Lien.
4.1.2.    Taxes and Other Charges. Borrower shall pay, or shall cause Mortgage Borrower to pay, all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided. however, Borrower's obligation to directly pay or cause Mortgage Borrower to pay Taxes shall be suspended for so long as Mortgage Borrower complies with the terms and provisions of Section 6.2 of the Mortgage Loan Agreement. Borrower shall furnish, or shall cause Mortgage Borrower to furnish, to Lender receipts for the payment of the Taxes and the Other Charges no later than ten (10) days prior to the date the same shall become delinquent; provided. however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Mortgage Lender pursuant to Section 6.2 of the Mortgage Loan Agreement. Borrower shall not permit or suffer, and shall not permit Mortgage Borrower to suffer or permit, and shall promptly cause to be paid and discharged any Lien or charge against the Property, subject to any rights of Borrower or Mortgage Borrower to contest any such Liens in accordance with the terms of the Loan Documents or the Mortgage Loan Documents. Notwithstanding the prior sentence, after prior notice to Lender, Borrower, at its sole cost and expense, may contest, or cause Mortgage Borrower to contest, by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges; provided that (a) no Default or Event of Default has occurred and remains outstanding; (b) Mortgage Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Security Instrument; ( c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower, Mortgage Borrower, the Collateral or the Property is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; ( d) neither the Collateral, the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; ( e) Borrower shall, or cause Mortgage Borrower to, promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (f) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; (g) Borrower shall furnish, or cause Mortgage Borrower to furnish, such cash or other security as may be required in the proceeding, or as may be reasonably requested by Lender, to ensure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon; and (h) such contest by Borrower or Mortgage Borrower· is not in violation of the Leases. Lender may pay over, assign or transfer any such security or part thereof to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Collateral or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Security Instrument or the Pledge Agreement being primed by any related Lien.
4.1.3.    Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against the Property, the Collateral, Borrower, Mortgage Borrower, Sole Member or Guarantor which, if adversely determined, could have a Material Adverse Effect. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.
4.1.4.    Access to Property. Subject to the rights of Tenants, Borrower shall permit, and shall cause Mortgage Borrower to permit, agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.
4.1.5.    Further Assurances; Supplemental Mortgage Affidavits. Borrower shall, and shall cause Mortgager Borrower to, at Borrower's sole cost and expense:

(a)    furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;
(b)    cure, or cause to be cured, any defects in the execution and delivery of the Loan Documents;
(c)    execute and deliver, or cause to be executed and delivered, all such documents, instruments, certificates, assignments and other writings and do, or cause to be done, such other acts necessary or desirable (i) to correct any omissions in the Loan Documents, (ii) to evidence and more fully describe the collateral at any time securing or intended to secure the Obligations, (iii) to perfect, protect or preserve any Liens created under any of the Loan Documents or (iv) to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith; and
(d)    do and execute, or cause to be done and executed, all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.
4.1.6.    Financial Reporting.
(a)    GAAP. Borrower shall keep and maintain, or shall cause to be kept and maintained, in accordance with GAAP, income tax basis or such other accounting basis selected by Borrower and acceptable to Lender and the requirements of Regulation AB, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower, Mortgage Borrower and all items of income and expense in connection with the Collateral and the operation of the Property. All financial statements delivered to Lender pursuant to this Section 4.1.6 shall be prepared in accordance with GAAP, income tax basis or such other accounting basis selected by Borrower and acceptable to Lender and consistently applied and the requirements of Regulation AB.
(b)    Monthly Reports. Prior to a Securitization, Borrower shall furnish, or cause to be furnished, to Lender on or before thirty (30) days after the end of each calendar month the following items, accompanied by an Officer's Certificate stating that such items are true, correct and complete and fairly present the financial condition and results of the operations of Borrower, Mortgage Borrower, the Collateral and the Property (subject to normal year-end adjustments) as applicable: (i) a rent roll for the subject month; (ii) monthly and year-to-date operating statements prepared for such month, noting Gross Income from Operations, Operating Expenses, Capital Expenditures, Net Operating Income, Net Cash Flow and such other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such month, all in form satisfactory to Lender; and (iii) a calculation reflecting the Debt Service Coverage Ratio as of the last day of such month for such month and for the immediately preceding twelve (12) month period. In addition, such Officer's Certificate shall also state the representations and warranties of Borrower set forth in

Section 3.1.24 are true and correct in all material respects as of the date of such certificate and that there are no trade payables and operational debt outstanding for more than sixty (60) days.
(c)    Quarterly Reports. Borrower shall furnish, or cause to be furnished, to Lender on or before forty-five (45) days after the end of each calendar quarter the following items, accompanied by an Officer's Certificate stating that such items are true, correct and complete and fairly present the financial condition and results of the operations of Borrower, Mortgage Borrower, the Collateral and the Property (subject to normal year-end adjustments), as applicable: (i) a rent roll for the subject quarter; (ii) (A) a balance sheet for Borrower and Mortgage Borrower as of the last day of such quarter and (B) quarterly and year-to-date operating statements prepared for such quarter, noting Gross Income from Operations, Operating Expenses, Capital Expenditures, Net Operating Income, Net Cash Flow and such other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such quarter, all in form satisfactory to Lender; and (iii) a calculation reflecting the Debt Service Coverage Ratio as of the last day of such quarter for such quarter and for the last four quarters. In addition, such Officer's Certificate shall also state that the representations and warranties of Borrower set forth in Section 3.1.24 are true and correct in all material respects as of the date of such certificate and that there are no trade payables and operational debt outstanding for more than sixty (60) days.
(d)    Annual Reports. Borrower shall furnish, or cause to be furnished, to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower and Mortgage Borrower, a complete copy of Borrower's and Mortgage Borrower's annual financial statements audited by a "Big Four" accounting firm or other independent certified public accountant acceptable to Lender (it being agreed that Berdon LLP is acceptable to Lender) in accordance with GAAP, income tax basis or such other accounting basis selected by Borrower and acceptable to Lender and the requirements of Regulation AB covering the Property for such Fiscal Year and containing statements of profit and loss for Borrower, Mortgage Borrower, the Collateral and the Property and a balance sheet for Borrower and Mortgage Borrower. Such statements shall set forth the financial condition and the results of operations for the Property for such Fiscal Year and shall include, but not be limited to, amounts representing annual Gross Income from Operations, Operating Expenses, Capital Expenditures, Net Operating Income and Net Cash Flow. Borrower's and Mortgage Borrower's annual financial statements shall be accompanied by (i) an Officer's Certificate stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower, Mortgage Borrower, the Collateral and the Property being reported upon and has been prepared in accordance with GAAP, income tax basis or such other accounting basis selected by Borrower and acceptable to Lender and the requirements of Regulation AB, (ii) an unqualified opinion of a "Big Four" accounting firm or other independent certified public accountant reasonably acceptable to Lender (it being agreed that Berdon LLP is acceptable to Lender), (iii) a list of tenants, if any, occupying more than ten percent (10%) of the total floor area of the Improvements, (iv) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis, (v) a schedule audited by such accounting firm or independent certified public accountant reconciling Net Operating Income to Net Cash Flow, which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such accounting firm or independent certified public accountant, and (vi) a statement from a "Big Four" accounting firm or other independent certified public accountant reasonably acceptable to Lender (it being agreed that Berdon LLP is acceptable to Lender) setting forth in reasonable detail Guarantor's Net Worth and Liquid Assets as of the end of such prior calendar year certified by Guarantor as true, correct, accurate and complete.
(e)    Certification; Supporting Documentation. Each such financial statement shall be in scope and detail reasonably satisfactory to Lender and certified by an officer or representative of Borrower.
(f)    Access. Lender shall have the right from time to time at all times during normal business hours to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any reasonable out-of-pocket costs and expenses incurred by Lender to examine Borrower's or Mortgage Borrower's accounting records with respect to the Collateral and the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.
(g)    Format of Delivery. Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form and (ii) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form reasonably acceptable to Lender.
(h)    Annual Budget. For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall submit, or cause to be submitted, to Lender an Annual Budget not later than thirty (30) days prior to the commencement of such period or Fiscal Year, which Annual Budget shall set forth, on a month-by-month basis, in reasonable detail, each line item of Borrower's good faith estimate of Gross Income from Operations, Operating Expenses and Capital Expenditures for such period or Fiscal Year and shall otherwise be in form reasonably satisfactory to Lender. The Annual Budget shall be subject to Lender's reasonable approval (each such Annual Budget, an "Approved Annual Budget") and shall include the notation "IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO THIS REQUEST FOR APPROVAL WITIDN TEN (10) BUSINESS DAYS AFTER LENDER'S RECEIPT SHALL ENABLE BORROWER TO DELIVER A SECOND NOTICE, WHICH THE FAILURE OF LENDER TO RESPOND TO WITHIN SEVEN (7) BUSINESS DAYS AFTER LENDER'S RECEIPT SHALL CONSTITUTE DEEMED APPROVAL BY LENDER" prominently displayed in bold, all caps and fourteen (14) point or larger font. In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within ten (10) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this Section 4.1.6(h) until Lender approves the Annual Budget. In the event that Lender fails to respond to a proposed Annual Budget or a revised Annual Budget within ten (10) Business Days after Lender's receipt thereof, Borrower shall resubmit the proposed Annual Budget or revised Annual Budget with the notation "IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO TIDS REQUEST FOR APPROVAL WITIHIN SEVEN (7) BUSINESS DAYS AFTER LENDER'S RECEIPT SHALL CONSTITUTE DEEMED APPROVAL BY LENDER" prominently displayed in bold, all caps and fourteen (14) point or larger font. If Lender does not approve or advise Borrower of any objections to the proposed Annual Budget or revised Annual Budget within seven (7) Business Days after Lender's receipt of the resubmitted request, Lender shall be deemed to have approved such proposed Annual Budget or revised Annual Budget. Until such time that Lender approves a proposed Annual Budget or a proposed Annual Budget is deemed approved, the most recent Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges. In the event that Borrower must incur an extraordinary operating expense or capital expense not set forth in the applicable Approved Annual Budget (or, if such expense is set forth in the applicable Approved Annual Budget, the actual cost of such expense exceeds the budgeted amount as set forth in such Approved Annual Budget) (each, an "Extraordinary Expense"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's approval, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that Lender's approval shall not be required in connection with emergency expenses to preserve and protect the Property and occupants thereof from imminent danger to health or safety. In the event of any such emergency expense, Borrower shall deliver, or cause to be delivered, to Lender a reasonably detailed explanation of such expense promptly after incurring the same.
(i)    Additional Information. Borrower shall submit, or cause to be submitted, to Lender the financial data and financial statements required, and within the time periods required, under Sections 9.1(d), (e) and (f), if and when applicable.
(j)    Other Required Information. Borrower shall furnish, or cause to be furnished, to Lender, within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the Collateral, the operation of the Property and the financial affairs of Borrower and Mortgage Borrower as may be reasonably requested by Lender (including, without limitation, a comparison of the budgeted income and expenses as set forth in the applicable Approved Annual Budget and the actual income and expenses for the applicable month, quarter or year and year-to-date for the Property, together with a detailed explanation of any variances of more than the greater of (i) five percent (5%) between budgeted and actual amounts for such periods and (ii) $50,000.00).
(k)    Reporting Default. If Borrower fails to provide to Lender the financial statements and other information specified in this Section 4.1.6 within the respective time period specified, and such failure continues for five (5) Business Days, then such failure shall, at Lender's election, constitute an Event of Default upon notice from Lender.
4.1.7.    Title to Property. Borrower shall, or shall cause Mortgage Borrower to, warrant and defend (a) the title to the Property, subject only to Permitted Encumbrances, and (b) the validity and priority of the Liens of the Security Instrument and the Assignment of Leases on the Property, subject only to Permitted Encumbrances, in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in the Property or any part thereof is claimed by any other Person except as expressly permitted hereunder.
4.1.8.    Estoppel Statement. (a) Borrower shall deliver to Lender, within ten (10) Business Days after Lender's request, a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the ·Loan, (ii) the unpaid principal amount of the Loan, (iii) the interest rate of the Loan, (iv) the date installments of principal and/or interest were last paid, (v) any offsets or defenses to the payment and performance of the Obligations, if any, and (vi) that this Agreement and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified (or, if modified, giving particulars of such modification).
(b)    Borrower shall use commercially reasonable efforts to deliver, or cause Mortgage Borrower to deliver, to Lender, within thirty (30) days after Lender's request, an estoppel certificate from each Tenant under any Lease in form and substance reasonably satisfactory to Lender; provided that (i) such estoppel certificate may be in the form required under such Lease and (ii) after the final Securitization of the Loan, Borrower shall not be required to deliver (or to use commercially reasonable efforts to deliver) such estoppel certificate from any Tenant more :frequently than two (2) times in any calendar year.
4.1.9.    Leases. (a) All Leases and all renewals of Leases executed after the date hereof shall (i) provide for economic terms, including rental rates, comparable to existing local market rates for similar properties, (ii) be on commercially reasonable terms, (iii) have a term of not less than three (3) years (unless Lender approves in writing a shorter term or the aggregate square footage of all such Leases or renewals then in effect is not more than 15,000), (iv) have a term of not more than fifteen (15) years from the rent commencement date of such Lease or renewal of such Lease, as the case may be, including all extensions and renewals (unless Lender approves in writing a longer term), (v) provide that such Lease is subordinate to the Security Instrument and the Assignment of Leases and that the Tenant thereunder will attom to Mortgage Lender and any purchaser at a foreclosure sale, (vi) be with Tenants that are creditworthy or guaranteed by a creditworthy party, in each case, as reasonably determined by Borrower, (vii) be written substantially in accordance with a standard form of Lease which shall have been approved in writing by Lender (subject to any commercially reasonable changes made in the course of negotiations with the applicable Tenant), (viii) not be with any Affiliate of Borrower, Guarantor or Manager, (ix) not contain any limitation regarding the Tenant's obligation under such Lease to reimburse the landlord thereunder for management fees and expenses, and (x) not contain any option to purchase, any right of first option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of destruction or condemnation of all or substantially all of the Property), any requirement for a non-disturbance or recognition agreement, or any other terms which could materially adversely affect Lender's rights under the Loan Documents; provided that, in connection with renewals of Leases existing on the date hereof, any applicable term that would otherwise breach the requirements set forth in this Section 4.1.9(a) shall be permitted to the extent necessary to implement a renewal term expressly contained in the applicable Lease and with respect to which Mortgage Borrower has no discretion. All Leases and all renewals of Leases executed after the date hereof that do not satisfy the above conditions shall be subject to Lender's prior approval, which approval shall not be unreasonably withheld. Additionally, all Major Leases and all renewals, modifications and amendments thereof (other than renewals, modifications and amendments strictly limited to the implementation of options or rights expressly contained in Major Leases and with respect to which Mortgage Borrower has no discretion as to the terms thereof) executed after the date hereof shall be subject to Lender's prior approval, which approval shall not be unreasonably withheld.
(b)    Borrower shall, or shall cause Mortgage Borrower to, (i) perform the obligations which Mortgage Borrower is required to perform under the Leases; (ii) enforce the obligations to be performed by the Tenants thereunder; (iii) promptly furnish to Lender any notice of default or termination received by Mortgage Borrower from any Tenant, and any notice of default or termination given by Mortgage Borrower to any Tenant; (iv) not collect any Rents for more than one (1) month in advance of the time when the same shall become due, except for bona fide security deposits; (v) not enter into any ground Lease or master Lease of any part of the Property; (vi) not further assign or encumber any Lease or the Rents (except as contemplated by the Loan Documents or Mortgage Loan Documents); (vii) not, except with Lender's prior consent or in accordance with any unilateral right of a Tenant expressly set forth in the applicable Lease, cancel or accept surrender or termination of any Lease; and (viii) not, except with Lender's prior consent, modify or amend any Lease (except, solely with respect to Leases that are not Major Leases, for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not affecting the economic terms of the applicable Lease). Any action in violation of clause (v), (vi), (vii) or (viii) of this Section 4.l.9(b) shall be void at the election of Lender.
(c)    Notwithstanding anything to the contrary contained in this Section 4.1.9:
(i)    whenever Lender's approval is required pursuant to the provisions of this Section 4 .1.9, Borrower shall have the right to submit a term sheet of such transaction to Lender for Lender's approval. Any such term sheet submitted to Lender shall (A) set forth all material terms of the proposed transaction including, without limitation, identity of tenant (and, if applicable, the Lease guarantor), square footage, term, rent, rent credits, abatements, work allowances, tenant improvements to be constructed by Mortgage Borrower and such other matters as Lender may reasonably require, (B) include all other documents and information reasonably necessary to evaluate such Lease, renewal, modification or amendment, and (C) contain the following notation: "IMMEDIATE RESPONSE REQIDRED. FAILURE TO RESPOND TO THIS REQUEST FOR APPROVAL WITHIN TEN (10) BUSINESS DAYS AFTER LENDER'S RECEIPT SHALL ENABLE BORROWER TO DELIVER A SECOND NOTICE, WHICH THE FAILURE OF LENDER TO RESPOND TO WITHIN SEVEN (7) BUSINESS DAYS AFTER LENDER'S RECEIPT SHALL CONSTITUTE DEEMED APPROVAL BY LENDER" prominently displayed in bold, all caps and fourteen (14) point or larger font. In the event that Lender fails to respond to Borrower's initial request within ten (10) Business Days after Lender's receipt thereof, Borrower shall resubmit the term sheet, and all other documents and information reasonably necessary to evaluate such Lease, renewal, modification or amendment, with the notation "IMMEDIATE RESPONSE REQIDRED. FAILURE TO RESPOND TO THIS REQUEST FOR APPROVAL WITIDN SEVEN (7) BUSINESS DAYS AFTER LENDER'S

RECEIPT SHALL CONSTITUTE DEEMED APPROVAL BY LENDER" prominently displayed in bold, all caps and fourteen (14) point or larger font. If Lender fails to respond to such resubmitted request within seven (7) Business Days after receipt thereof, Lender shall be deemed to have approved such term sheet;
(ii)    whenever Lender's approval is required pursuant to the provisions of this Section 4.1.9 for any matter that Lender has not previously approved (or deemed to have approved) a term sheet pursuant to Section 4.l.9(c)(i) above, Borrower shall submit to Lender a copy of the proposed Lease or the proposed renewal, modification or amendment of a Lease, together with all other documents and information reasonably necessary to evaluate such Lease, renewal, modification or amendment, with the notation "IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO THIS REQUEST FOR APPROVAL WITHIN TEN (10) BUSINESS DAYS AFTER LENDER'S RECEIPT SHALL ENABLE BORROWER TO DELIVER A SECOND NOTICE, WHICH THE FAILURE OF LENDER TO RESPOND TO WITHIN SEVEN (7) BUSINESS DAYS AFTER LENDER'S RECEIPT SHALL CONSTITUTE DEEMED APPROVAL BY LENDER" prominently displayed in bold, all caps and fourteen (14) point or larger font. In the event that Lender fails to respond to Borrower's initial request within ten (10) Business Days after Lender's receipt thereof, Borrower shall resubmit a copy of the proposed Lease or the proposed renewal, modification or amendment of a Lease, together with all other documents and information reasonably necessary to evaluate such Lease, renewal, modification or amendment, with the notation "IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO THIS REQUEST FOR APPROVAL WITIDN SEVEN (7) BUSINESS DAYS AFTER LENDER'S RECEIPT SHALL CONSTITUTE DEEMED APPROVAL BY LENDER" prominently displayed in bold, all caps and fourteen (14) point or larger font. If Lender fails to respond to such resubmitted request within seven (7) Business Days after receipt thereof, Lender shall be deemed to have approved the proposed Lease or the proposed renewal, modification or amendment of a Lease;
(iii)    whenever Lender's approval or consent is required pursuant to the provisions of this Section 4.1.9 for any matter that Lender has previously approved (or deemed to have approved) a term sheet pursuant to Section 4.l.9(c)(i) above, Borrower shall submit to Lender a copy of the proposed Lease or the proposed renewal, modification or amendment of a Lease, together with all other documents and information reasonably necessary to evaluate such Lease, renewal, modification or amendment, with the notation "IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO TIDS REQUEST FOR APPROVAL WITHIN TEN (10) BUSINESS DAYS AFTER LENDER'S RECEIPT SHALL ENABLE BORROWER TO DELIVER A SECOND NOTICE, WHICH THE FAILURE OF LENDER TO RESPOND TO WITIDN SEVEN (7) BUSINESS DAYS AFTER LENDER'S RECEIPT SHALL CONSTITUTE DEEMED APPROVAL BY LENDER" prominently displayed in bold, all caps and fourteen (14) point or larger font. In the event that Lender fails to respond to Borrower's initial request within ten (10) Business Days after Lender's receipt thereof, Borrower shall resubmit a copy of the proposed Lease or the proposed renewal, modification or amendment of a Lease, together with all other documents and information reasonably necessary to evaluate such Lease, renewal, modification or amendment, with the notation "IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO TIDS REQUEST FOR APPROVAL WITIDN SEVEN (7) BUSINESS DAYS AFTER LENDER'S RECEIPT SHALL CONSTITUTE DEEMED APPROVAL BY LENDER" prominently displayed in bold, all caps and fourteen (14) point or larger font. If Lender fails to respond to such resubmitted request within seven (7) Business Days after receipt thereof, Lender shall be deemed to have approved the proposed Lease or the proposed renewal, modification or amendment of a Lease, provided that there have been no material deviations from the term sheet and that the aggregate economics of the transaction are no less favorable to Borrower than as set forth in the term sheet; and
(iv)    in the event that Lender shall have approved (or be deemed to have approved) a term sheet submitted by Borrower with respect to a certain Lease, Lender shall not withhold its approval or consent with respect to such Lease on the basis of any provisions of such Lease that are consistent with the terms contained in the approved term sheet.
(d)    Borrower shall, and shall cause Mortgage Borrower to, not permit or consent to any assignment or sublease of any Major Lease without Lender's prior approval (other than any assignment or sublease expressly permitted under a Major Lease pursuant to a unilateral right of Tenant thereunder not requiring the consent of Mortgage Borrower).
(e)    Upon Borrower's request and at Borrower's sole cost and expense, Lender shall execute and deliver its standard form of subordination, non-disturbance and attornment agreement to Tenant under any future Major Lease approved or deemed approved by Lender, with such commercially reasonable changes as may be requested by such Tenant and which are acceptable to Lender.
(f)    Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Lender in connection with the review of any proposed Major Lease, any other matter requiring Lender's consent under this Section 4.1.9 or execution and delivery of any subordination, non-disturbance and attornment agreement in accordance with this Section 4.1.9.
(g)    Within ten (10) days after Lender's request, Borrower shall furnish, or cause Mortgage Borrower to furnish, to Lender a statement of all tenant security or other deposits and copies of all Leases not previously delivered to Lender, certified as being true, correct and complete.
(h)    All security deposits of Tenants, whether held in cash or any other form, shall be held in compliance with all applicable Legal Requirements and shall not be commingled with any other funds of Borrower or Mortgage Borrower. After the occurrence of an Event of Default, Borrower shall cause Mortgage Borrower, if permitted by the applicable Legal Requirements, to cause all security deposits held in cash (and any interest thereon) to be transferred to the Cash Management Account to be held by Cash Management Bank in a separate Eligible Account subject to the terms of the Leases. Any bond or other instrument which

Borrower is permitted to hold in lieu of cash security deposits under the applicable Legal Requirements (i) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as described above, (ii) shall be issued by an institution reasonably satisfactory to Lender, (iii) shall, if permitted by the applicable Legal Requirements, name Lender as payee or mortgagee thereunder (or, at Lender's option, be fully assignable to Lender), and (iv) shall in all respects comply with the applicable Legal Requirements and otherwise be satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower's compliance with the foregoing.
4.1.10.    Alterations. Lender's prior approval shall be required in connection with any alterations to the Property (other than tenant improvements under Leases in effect on the date hereof or approved (or deemed approved) by Lender in accordance with Section 4.1.9 hereof after the date hereof) (a)(i) that could have a Material Adverse Effect, (ii) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold, or (iii) that could materially and adversely affect any structural component of any Improvements, any utility or HV AC system at the Property or the exterior of any building constituting a part of any Improvements or (b) during the continuation of any Event of Default, which approval, in each case under clause (a) or (b), may be granted or withheld in Lender's sole discretion. Any alteration to the Property shall be done and completed by Borrower or Mortgage Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Property shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver, or cause Mortgage Borrower to promptly deliver, to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (A) cash, (B) Letters of Credit, (C) U.S. Obligations or (D) other securities acceptable to Lender, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases; provided that the applicable Leases shall be in full force and effect) over the Alteration Threshold, and, at Lender's option, Lender shall have the right to apply such security from time to time to pay for such alterations. Upon substantial completion of any alteration to the Property, Borrower shall provide, or cause Mortgage Borrower to provide, evidence satisfactory to Lender that (1) such alteration was constructed in accordance with all applicable Legal Requirements, (2) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with such alteration have been paid in full and have delivered unconditional releases of liens, and (3) all licenses and permits necessary for the use, operation and occupancy of the Improvements have been issued (except for any such licenses and permits that are not capable of being issued until final completion of any alteration to the Property, in which case, Borrower shall provide or cause to be provided evidence reasonably satisfactory to Lender that such licenses and permits have been issued upon final completion of any alteration to the Property), provided that, if any such license or permit is temporary in nature, Borrower shall, or shall cause Mortgage Borrower to, diligently pursue procuring a permanent license or permit from the applicable Governmental Authority. Borrower shall not be required to deliver to Lender the security described in this Section if Mortgage Borrower has delivered to Mortgage Lender security under the comparable section of the Mortgage Loan Agreement.

4.1.11. Net Liquidation Proceeds After Debt Service. Borrower shall cooperate with Lender in obtaining for Lender, in accordance with the relevant provisions of this Agreement, the benefits of any Net Liquidation Proceeds After Debt Service, and Lender shall be reimbursed for any reasonable out-of-pocket expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements and the reasonable expense of any appraisal obtained by Lender in case of a Liquidation Event that is a Casualty or Condemnation).
4.1.12. Material Agreements. Borrower shall, and shall cause Mortgage Borrower to, (a) promptly perform and/or observe the covenants, agreements and conditions required to be performed and observed by Borrower or Mortgage Borrower under each Material Agreement and Operating Agreement to which Borrower or Mortgage Borrower is a party, and do all things necessary to preserve and to keep unimpaired Borrower's or Mortgage Borrower's rights thereunder, (b) promptly notify Lender in writing of the giving of any notice of any default' by any party under any Material Agreement and Operating Agreement of which Borrower or Mortgage Borrower is aware, and ( c) promptly enforce the performance and observance of all of the covenants, agreements and conditions required to be performed and/or observed by any other party under each Material Agreement and Operating Agreement to which Borrower or Mortgage Borrower is a party in a commercially reasonable manner.
4.1.13. Performance by Borrower. Borrower shall, in a timely manner, observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by Borrower (subject to any notice and cure rights expressly set forth therein, if any), and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by Borrower without the prior consent of Lender.
4.1.14. Costs of Enforcement/Remedying Defaults. In the event (a) that Lender exercises any or all of its rights or remedies under the Pledge Agreement or any other Loan Documents as and when permitted thereby, or (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Mortgage Borrower or Guarantor or an assignment by Borrower, Mortgage Borrower or Guarantor for the benefit of its creditors, or (d) Lender shall remedy or attempt to remedy any Event of Default, Borrower shall be chargeable with and agrees to pay all reasonable out-of-pocket costs and expenses incurred by Lender as a result thereof, including costs of collection and defense (including reasonable attorneys', experts', consultants' and witnesses' fees and disbursements) in connection therewith and in connection with any appellate proceeding or post-judgment action, which shall be due and payable on demand, together with interest at the Default Rate from the date such costs and expenses were incurred to and including the date the reimbursement payment is received by Lender. All such indebtedness shall be secured by the Pledge Agreement.
4.1.15. Business and Operations. Borrower will continue to engage in the businesses currently conducted by it as and to the extent the same are necessary for the ownership and management of the Collateral. Borrower will cause Mortgage Borrower to continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, management and operation of the Property. Borrower will, and will cause Mortgage Borrower to, qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership of the

Collateral and the ownership, management and operation of the Property, as applicable. Borrower shall cause Mortgage Borrower to at all times cause the Property to be maintained as an office building.
4.1.16.    Existing Building Violations. Borrower shall, or shall cause Mortgage Borrower to, use commercially reasonable efforts to promptly cause all NYC Department of Building violations set forth on Schedule VII attached hereto to be removed of record. To the extent Borrower is successful with respect to the obligations described in the preceding sentence, Borrower shall promptly provide evidence reasonably satisfactory to Lender that all such violations have been so removed.
4.1.17. Intentionally Omitted.
4.1.18. Handicapped Access. (a) Borrower covenants and agrees that the Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all federal, state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, the "Access Laws").
(b)    Notwithstanding anything to the contrary set forth herein or in any other Loan Document, Borrower shall not alter or cause or permit to be altered the Property in any manner which would increase Mortgage Borrower's responsibilities for compliance with any Access Laws without the prior approval of Lender. The foregoing shall apply to tenant improvements constructed by Mortgage Borrower or by any Tenant. Lender may condition any such approval upon receipt of a certificate of compliance with the Access Laws from an architect, engineer, or other Person acceptable to Lender.
(c)    Borrower covenants and agrees to give prompt notice to Lender of the receipt by Borrower or Mortgage Borrower of any notice of material violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with any Access Laws.
4.1.19.    Additional Reports. Borrower shall deliver, or cause Mortgage Borrower to deliver, to Lender as soon as reasonably available, but in no event later than thirty (30) days after such items become available to Borrower or Mortgage Borrower in final form, copies of any final engineering, environmental or seismic reports prepared for Borrower or Mortgage Borrower with respect to the Property.
4.1.20. Notice of Certain Events. Borrower shall promptly notify Lender of (a) any Default or Event of Default, together with a detailed statement of the steps being taken to cure such Default or Event of Default; (b) any notice of default received by Borrower under any agreement, document or instrument to which Borrower is a party or to which Borrower or the Collateral is subject; (c) any notice of default received by Borrower under any other obligations relating to the Collateral or otherwise material to Borrower's business; and (d) any pending or threatened legal, judicial, administrative or regulatory proceedings, including any disputes between Borrower and any Governmental Authority, affecting Borrower or the Collateral.

4.1.21. Further Assurances; Power of Attorney. Borrower irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents that are necessary for the purpose of exercising and perfecting any and all rights and remedies available to Lender under the Loan Documents, at law and in equity (and the above powers granted to Lender are coupled with an interest and shall be irrevocable); provided, however, that except with respect to (a) a Secondary Market Transaction, (b) Section 11.29 hereof, or (c) Section 11.30 hereof, Lender shall not do any such acts or execute any such documents under such power except during the continuation of an Event of Default.
4.1.22. Taxes on Security. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender. If there shall be enacted any law (a) deducting the Loan from the value of the Collateral for the purpose of taxation, or (b) affecting any Lien on the Collateral, Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof; provided, however, that if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable.
4.1.23. Intentionally Omitted.
4.1.24. Intentionally Omitted.
4.1.25. Patriot Act Compliance. Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable requirements of Governmental Authorities relating to terrorism and money laundering. Lender shall have the right to audit Borrower's compliance with the Patriot Act and all applicable requirements of Governmental Authorities relating to terrorism· and money laundering. In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, Lender may, at its option, cause Borrower to comply therewith. All costs and expenses incurred by Lender in connection therewith shall be paid by Borrower to Lender, upon demand, with interest at the Default Rate from the date such costs and expenses were incurred to and including the date the reimbursement payment is received by Lender. All such indebtedness shall be secured by the Pledge Agreement.
4.1.26.    Special Distributions. On each date on which amounts are required to be disbursed to the Mezzanine Deposit Account pursuant to the terms of the Mortgage Loan Documents or are required to be paid to Lender pursuant to the terms of any of the Loan Documents, Borrower shall exercise its rights under the Mortgage Borrower Company Agreement to cause Mortgage Borrower to make to Borrower a distribution in an aggregate amount required to be so disbursed to the Mezzanine Deposit Account or so paid to Lender on such date.
Section 4.2.    Borrower Negative Covenants. Borrower covenants and agrees with Lender that:

4.2.1.    Liens. Borrower shall not, and shall not permit or cause Mortgage Borrower to, create, incur, assume or suffer to exist any Lien on any direct or indirect interest in Borrower, Mortgage Borrower or Sole Member or on any portion of the Collateral or the Property except for Permitted Encumbrances. After prior written notice to Lender, Borrower, at its sole cost and expense, may contest, or allow Mortgage Borrower to contest, by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, any mechanics', materialman's or contractors' Lien and the amount or validity or application in whole or in part of any amounts due to such mechanics, materialmen or contractors, provided that (a) no monetary Default nor any Event of Default has occurred and remains outstanding, (b) intentionally omitted, (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower, Mortgage Borrower, the Collateral or the Property is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements, (d) neither the Collateral, the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (e) Borrower shall have (i) deposited with Lender adequate reserves for the payment of such amounts, together with all interest and penalties thereon, unless Borrower has paid all of such amounts under protest, or (ii) fully bonded the Lien with a surety company reasonably acceptable to Lender to the reasonable satisfaction of Lender such that the Lien is discharged of record, (f) Borrower shall have furnished such cash or other security as may be required in such proceeding, or as may be reasonably requested by Lender to insure the payment of any amounts due, together with all interest and penalties thereon, (g) such proceeding shall suspend the enforcement of any such mechanics', materialman's or contractors' Lien against Borrower, Mortgage Borrower, the Collateral and the Property, (h) such contest is not in violation of the Leases, and (i) Borrower shall, or shall cause Mortgage Borrower to, promptly upon final determination thereof pay any amounts due, together will all costs, interest and penalties which may be payable in connection therewith. Lender may apply such security or part thereof held by Lender at any time when, in the reasonable judgment of Lender, the Collateral or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost, or there shall be an imminent danger of the Lien of the Pledge Agreement or the Security Instrument, as applicable, being primed by any related Lien.
4.2.2.    Dissolution. Borrower shall not (a) engage in any dissolution, winding up, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and management of the Collateral, (c) amend, modify, waive or terminate any Organizational Document of Borrower or any provision thereof, ( d) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the assets or properties of Borrower except to the extent expressly permitted by the Loan Documents, or ( e) cause, permit or suffer Mortgage Borrower or Sole Member to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which Mortgage Borrower or Sole Member would be dissolved, wound Up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate any Organizational Document of Mortgage Borrower or Sole Member or any provision thereof, in each case without obtaining the prior consent of Lender. Change in Business. (a) Borrower shall not (i) enter into any line of business other than the ownership and management of the Collateral, (ii) make any material change in the scope or nature of its business objectives, purposes or operations, or (iii) undertake or participate in activities other than the continuance of its present business.

(b)    Borrower shall not permit or cause Mortgage Borrower to (i) enter into any line of business other than the ownership, management and operation of the Property, (ii) make any material change in the scope or nature of its business objectives, purposes or operations, or (iii) undertake or participate in activities other than the continuance of its present business.
4.2.4.    Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business. In addition, Borrower shall not permit or cause Mortgage Borrower to cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance with the Mortgage Loan Agreement) owed to Mortgage Borrower by any Person, except for adequate consideration and in the ordinary course of Mortgage Borrower's business.
4.2.5.    Affiliate Transactions. Borrower shall not (and shall not permit Mortgage Borrower to) enter into, or be a party to, any transaction with any Affiliate of Borrower or Mortgage Borrower or any partner, member, or shareholder, as applicable, of Borrower, Mortgage Borrower or any Affiliate of Borrower or Mortgage Borrower without the prior consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed provided that such transaction is in the ordinary course of business and on terms and conditions that are fully disclosed to Lender in advance and that are intrinsically fair, commercially reasonable and substantially similar to that that would be available to Borrower, Mortgage Borrower or such Affiliate, partner, member or shareholder on an arm's-length basis with an unrelated third party. Borrower shall not (and shall not permit Mortgage Borrower to) make any payment or incur any obligation under any agreement with an Affiliate except in accordance with the terms of any such agreement approved by Lender, or if any such agreement does not specify amounts payable, then any payment shall not exceed the amount that would be payable in an agreement negotiated on an arm's-length basis with an unrelated third party. Notwithstanding the foregoing, Lender's prior consent shall not be required for payment by Mortgage Borrower of a leasing commission to an Affiliate of Mortgage Borrower in an amount that exceeds the commission specified in the applicable agreement between Mortgage Borrower and that Affiliate, provided that the amount paid does not exceed the amount that would be payable under a leasing agreement negotiated on an arm's-length basis with an unrelated third party.
4.2.6.    Zoning. Borrower shall not permit Mortgage Borrower to initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.
4.2.7.    Assets. Borrower shall not permit Mortgage Borrower to purchase or own any asset or property other than the Property and any asset or property necessary for or incidental to the operation of the Property.
4.2.8.    No Joint Assessment. Borrower shall not permit Mortgage Borrower to suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) with any portion of the Property which may be deemed to constitute personal property, or any other action or procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property or any portion thereof.
4.2.9.    Principal Place of Business. Borrower shall not change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days' prior notice.
4.2.10.    ERISA. (a) Assuming that either no source of funds used to make the Loan constitutes "plan assets" within the meaning of Section 3(42) of ERISA or that Section 4.2.lO(c) applies, Borrower shall not engage in any transaction which would cause any obligation, or any action taken or to be taken, hereunder or under the other Loan Documents (or the exercise by Lender of any of its rights under this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
(b)    Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (i) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one (1) or more of the following circumstances is true:
(A)    Equity interests in Borrower are publicly offered securities, within the meaning of29 C.F.R. §2510.3-10l(b)(2);
(B)    Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by "benefit plan investors" within the meaning of Section 3(42) of ERIS A; or
(C)    Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of29 C.F.R. §2510.3-lOl(c) or (e).
(c)    In the event of any transfer of the Loan or any interest therein to a trust or other entity that issues securities to investors, such securities will be structured in such manner as Lender reasonably believes to be covered under an administrative or other exemption from Section 406 of ERISA, Section 4975 of the Code or other applicable law which, if the securities are "equity securities" for this purpose, provides relief at least comparable to that provided by Department of Labor prohibited transaction exemption ("PTE") 2007-05, or, if the securities are "debt" for this purpose, provides relief at least comparable to that provided by PTE 84-14.
4.2.11.    Material Agreements. Borrower shall not, and shall not permit Mortgage Borrower to, without Lender's prior consent: (a) enter into, surrender or terminate any Material Agreement or Organizational Document to which Borrower or Mortgage Borrower is a party or to which Borrower, Mortgage Borrower, the Collateral or the Property is subject (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (b) increase or consent to the increase of the amount of any charges under any Material Agreement or Organizational Document to which Borrower or Mortgage Borrower is a party or to which Borrower, Mortgage Borrower, the Collateral or the Property is subject, except as provided therein or on an arm's-length basis and commercially reasonable terms and except for changes to the employee salaries under the cleaning contract for the Property as required by the 32BJ CBA; or (c) otherwise modify, change, supplement, alter or amend, or waive or release any of Borrower's or Mortgage Borrower's rights and remedies under any Material Agreement or Organizational Document to which Borrower or Mortgage Borrower is a party or to which Borrower, Mortgage Borrower, the Collateral or the Property is subject in any material respect, except on an arm's-length basis and commercially reasonable terms.
4.2.12.    Change of Name, Identity or Structure. Borrower will not cause or permit any change to be made to its name (including its trade name or names) or corporate, partnership or organizational structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change (such notice to include a revised organizational chart showing such change) and, except as expressly set forth to the contrary in Section 8.2 hereof with respect to Permitted Transfers, without first obtaining the prior consent of Lender. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or amendment to financing statement required by Lender to establish or maintain the validity, perfection and priority of the security interests granted by the Loan Documents. At Lender's request, Borrower shall execute a certificate in form satisfactory to Lender listing each trade name under which Borrower operates or intends to own the Collateral, and representing and warranting that Borrower does business under no other trade name with respect to the Collateral.
4.2.13. Special Purpose. Without in any way limiting the provisions of this Article IV, Borrower shall not take or permit any action that would result in Borrower or Sole Member not being in compliance with the representations, warranties and covenants set forth in Section 3.1.24.
4.2.14. Prohibited Person. At all times throughout the Term, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, any Sponsor or any Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Prohibited Person, with the result that the investment in Borrower, Sponsor or any Guarantor, as applicable (whether directly or indirectly), would be prohibited by law, or the Loan made by Lender would be in violation of law, (b) no Prohibited Person shall have any interest of any nature whatsoever in Borrower, any Sponsor or any Guarantor, as applicable, with the result that the investment in Borrower, Sponsor or any Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (c) none of the funds of Borrower, any Sponsor or any Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in Borrower, Sponsor or any Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.
4.2.15.    No Contractual Obligations. Other than the Loan Documents, the Organizational Documents of Borrower, and the Organizational Documents of Mortgage Borrower, neither Borrower nor any of its assets shall be subject to any Contractual Obligations, and Borrower shall not enter into any agreement, instrument or undertaking by which it or its assets are bound, except for such liabilities, not material in the aggregate, that are incidental to its activities as a member of Mortgage Borrower.
4.2.16. Limitation on Securities Issuances. Neither Borrower nor Mortgage Borrower shall issue any limited liability company interests, partnership interests, capital stock interests or other securities other than those that have been issued as of the date hereof.
4.2.17. Limitations on Distributions. (a) Any and all dividends, including capital dividends, stock or liquidating dividends, distributions of property, redemptions or other distributions made by Mortgage Borrower on or in respect of any interests in Mortgage Borrower, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any such interests (collectively, the "Distributions"), shall become part of the Collateral.
(b)    If any Distributions shall be received by Borrower or any Affiliate of Borrower after the occurrence and during the continuance of an Event of Default, Borrower shall hold, or shall cause the same to be held, in trust for the benefit of Lender and deposited into the Mezzanine Deposit Account. Any and all revenue derived from the Property paid directly by tenants, subtenants or occupants of the Property shall be held and applied in accordance with the terms and provisions of the Mortgage Loan Agreement.
4.2.18.    Other Limitations. Prior to the payment and performance in full of the Debt, neither Borrower nor any of its subsidiaries shall, without the prior written consent of Lender (which may be furnished or withheld at its sole and absolute discretion), give its consent or approval to any of the following actions or items:
(a)    the distribution to· the partners, members or shareholders of Mortgage Borrower of property other than cash; and
(b)    except as required by the Mortgage Loan Documents, any determination to restore the Property after a Casualty or Condemnation.
4.2.19.    Mortgage Loan Defeasance. Borrower shall not permit Mortgage Borrower to defease the Mortgage Loan unless Borrower simultaneously prepays in full or defeases the Loan in accordance with Sections 2.4.1, 2.4.4 or 2.5 of this Agreement. A defeasance of the Mortgage Loan in violation of this section shall be a Transfer in violation of the terms of this Agreement.
ARTICLEV
INSURANCE, CASUALTY AND CONDEMNATION
Section 5.1.    Insurance.
(a)    Borrower shall cause Mortgage Borrower to (i) maintain at all times during the term of the Loan the Policies (as defined in the Mortgage Loan Agreement) required under the Mortgage Loan Agreement, and (ii) otherwise satisfy all covenants related thereto as provided in the Mortgage Loan Agreement. Subject to applicable law and the prior rights of

Mortgage Lender under the Mortgage Loan and to the extent not inconsistent with the terms of the Mortgage Loan Documents, Borrower shall cause Lender to (i) be named as certificate holder on all property policies and as an additional insured on all liability policies, and (ii) be entitled to such notice and consent rights afforded Mortgage Lender under the applicable terms and conditions of the Mortgage Loan Agreement relating to the Policies as may be designated by Lender. Borrower shall not permit the Policies to be canceled without at least thirty (30) days' prior notice to Lender; provided, that, not less than ten (10) days' written notice shall be acceptable solely with regard to a notice of cancellation due to nonpayment of premiums. Borrower shall provide Lender with evidence of all such insurance required hereunder and with the other related notices required under the Mortgage Loan Documents, in each case, on or before the date on which Mortgage Borrower is required to provide the same to Mortgage Lender.
(b)    If at any time Lender is not in receipt of written evidence that all insurance required hereunder and under the Mortgage Loan Documents is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property and the Collateral, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate; provided however, that Lender shall not obtain insurance to the extent that such insurance is duplicative of insurance obtained by Mortgage Lender pursuant to the Mortgage Loan Documents. All costs and expenses (including any insurance premiums) incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand with interest at the Default Rate from the date such costs and expenses were incurred to and including the date the reimbursement payment is received by Lender. All such indebtedness shall be secured by the Pledge Agreement.
(c)    For purposes of this Agreement and subject to applicable law and the prior rights of Mortgage Lender under the Mortgage Loan and to the extent not inconsistent with the terms of the Mortgage Loan Documents, Lender shall have the same approval rights over the insurance referred to above (including, without limitation, the insurers, deductibles and coverages thereunder, as well as the right to require other reasonable insurance) as are provided in favor of the Mortgage Lender in the Mortgage Loan Agreement. All liability insurance provided for in the Mortgage Loan Agreement shall provide insurance with respect to the liabilities of both Mortgage Borrower and Borrower. The insurance policies delivered pursuant to the Mortgage Loan Agreement shall include endorsements of the type described in Section 5 .1.1 ( e) thereof, but pursuant to which Lender shall have the same rights as the Mortgage Lender as ref erred to in such Section 5 .1.1 ( e ), subject to applicable law and the prior rights of Mortgage Lender under the Mortgage Loan and to the extent not inconsistent with the terms of the Mortgage Loan Documents.
Section 5.2.    Casualty and Condemnation.
5.2.1.    Casualty. If the Property shall sustain a Casualty, Borrower shall give, or shall cause Mortgage Borrower to give, prompt notice of such Casualty to Lender and shall cause Mortgage Borrower to promptly commence and diligently prosecute to completion the Restoration of the Property in accordance with Section 5.3 of the Mortgage Loan Agreement. Borrower shall cause Mortgage Borrower to pay all costs and expenses of such Restoration whether or not such costs and expenses are covered by insurance. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, Lender may, but shall not be obligated to, make proof of loss if not made promptly by Mortgage Borrower. Notwithstanding any Casualty, Borrower shall continue to pay the Debt at the time and in the manner provided for in this Agreement, the Note and the other Loan Documents.
5.2.2.    Condemnation. Borrower shall give, or shall cause Mortgage Borrower to give, Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of the Property and shall deliver, or shall cause Mortgage Borrower to deliver, to Lender a copy of any and all notices or papers served in connection with such Condemnation or related proceedings. Borrower may permit Mortgage Borrower to settle and compromise any Condemnation only with the prior consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall, subject to the rights of Mortgage Lender, have the opportunity to participate, at Borrower's cost and expense, in any applicable litigation or proceeding and settlement discussions in respect thereof and Borrower shall, or shall cause Mortgage Borrower to, from time to time deliver to Lender all instruments reasonably requested by Lender to permit such participation. Borrower shall cause Mortgage Borrower to, at Borrower's or Mortgage Borrower's cost and expense, diligently prosecute any such litigations or proceedings, and to consult with Lender, its attorneys and experts, and to cooperate with them in the carrying on or defense of any such litigations or proceedings. Subject to the rights of Mortgage Lender, Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power during the continuation of an Event of Default to collect, receive and retain any Award and to make any compromise or settlement in connection with any Condemnation. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for in this Agreement, the Note and the other Loan Documents. Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive interest at the rate or rates provided herein or in the Note. If any portion of the Property is taken by any Governmental Authority, Borrower shall cause Mortgage Borrower to promptly commence and diligently prosecute to completion the Restoration of the Property and otherwise comply with the provisions of Section 5.3 of the Mortgage Loan Agreement. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, if the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award or a portion thereof sufficient to pay the Debt in full.
Section 5.3.    Restoration. Borrower shall, or shall cause Mortgage Borrower to, deliver to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under the Mortgage Loan Agreement in connection with the Restoration of the Property after a Casualty or Condemnation. Borrower shall cause Mortgage Borrower to comply with the terms and conditions of the Mortgage Loan Documents relating to Restoration. Notwithstanding anything to the contrary contained in this Agreement, if at any time and for any reason the Mortgage Loan Restoration Provisions cease to exist or are waived or modified in any material respect (in each case, including, without limitation, due to any waiver, amendment or refinance) (such provisions, the "Waived Restoration Provisions"), to the extent permitted to do so pursuant to the Mortgage Loan Documents (if applicable), Borrower shall promptly (i) notify Lender of the same, (ii) execute any amendments to this Agreement and/or the Loan Documents implementing the Waived Restoration Provisions as may be required by Lender (provided such amendments are substantially similar to the provisions set forth in the Mortgage Loan Agreement relating to the same) and shall cause Mortgage Borrower to acknowledge and agree to the same and (iii) to the extent applicable, remit to Lender, and shall cause Mortgage Borrower to remit to Lender, any Net Proceeds related to the Waived Restoration Provisions, which Net Proceeds shall be applied pursuant to such Waived Restoration Provisions as applicable.
ARTICLE VI
RESERVE FUNDS AND CASH MANAGEMENT
Section 6.1.    Required Repair Funds.
(a)    Borrower shall, or shall cause Mortgage Borrower to, perform the Required Repairs in accordance with all of the terms and conditions set forth in Section 6.1 of the Mortgage Loan Agreement.
(b)    In the event that, prior to the payment and performance in full of all obligations of Borrower under the Loan Documents, (i) Mortgage Borrower is required to maintain the Required Repair Account pursuant to the terms of Section 6.1 of the Mortgage Loan Agreement, but Mortgage Lender waives such requirement, or (ii) the Mortgage Loan has been repaid in full, (A) Lender shall have the right to require Borrower to promptly establish and maintain a reserve account that would operate in the same manner as the Required Repair Account pursuant to Section 6.1 of the Mortgage Loan Agreement, and (B) the provisions of Section 6.1 of the Mortgage Loan Agreement and all related definitions shall be incorporated herein by reference.
Section 6.2.    Tax Funds.
(a)    Borrower shall cause Mortgage Borrower to comply with all the terms and conditions set forth in Section 6.2 of the Mortgage Loan Agreement.
(b)    In the event that, prior to the payment and performance in full of all obligations of Borrower under the Loan Documents, (i) Mortgage Borrower is required to maintain the Tax Account pursuant to the terms of Section 6.2 of the Mortgage Loan Agreement, but Mortgage Lender waives such requirement, or (ii) the Mortgage Loan has been repaid in full, (A) Lender shall have the right to require Borrower to promptly establish and maintain a reserve account that would operate in the same manner as the Tax Account pursuant to Section 6.2 of the Mortgage Loan Agreement, and (B) the provisions of Section 6.2 of the Mortgage Loan Agreement and all related definitions shall be incorporated herein by reference.
Section 6.3.    Insurance Funds.
(a)    Borrower shall cause Mortgage Borrower to comply with all the terms and conditions set forth in Section 6.3 of the Mortgage Loan Agreement.
(b)    In the event that, prior to the payment and performance in full of all obligations of Borrower under the Loan Documents, (i) Mortgage Borrower is required to maintain the Insurance Account pursuant to the terms of Section 6.3 of the Mortgage Loan Agreement, but Mortgage Lender waives such requirement, or (ii) the Mortgage Loan has been repaid in full, (A) Lender shall have the right to require Borrower to promptly establish and maintain a reserve account that would operate in the same manner as the Insurance .Account pursuant to Section 6.3 of the Mortgage Loan Agreement, and (B) the provisions of Section 6.3 of the Mortgage Loan Agreement and all related definitions shall be incorporated herein by reference.
Section 6.4.    Capital Expenditure Funds.
(a)    Borrower shall cause Mortgage Borrower to comply with all the terms and conditions set forth in Section 6.4 of the Mortgage Loan Agreement.
(b)    In the event that, prior to the payment and performance in full of all obligations of Borrower under the Loan Documents, (i) Mortgage Borrower is required to maintain the Capital Expenditure Account pursuant to the terms of Section 6.4 of the Mortgage Loan Agreement, but Mortgage Lender waives such requirement, or (ii) the Mortgage Loan has been repaid in full, (A) Lender shall have the right to require Borrower to promptly establish and maintain a reserve account that would operate in the same manner as the Capital Expenditure Account pursuant to Section 6.4 of the Mortgage Loan Agreement, and (B) the provisions of Section 6.4 of the Mortgage Loan Agreement and all related definitions shall be incorporated herein by reference.
Section 6.5.    Rollover Funds.
(a)    Borrower shall cause Mortgage Borrower to comply with all the terms and conditions set forth in Section 6.5 of the Mortgage Loan Agreement.
(b)    In the event that, prior to the payment and performance in full of all obligations of Borrower under the Loan Documents, (i) Mortgage Borrower is required to maintain the Rollover Account pursuant to the terms of Section 6.5 of the Mortgage Loan Agreement, but Mortgage Lender waives such requirement, or (ii) the Mortgage Loan has been repaid in full, (A) Lender shall have the right to require Borrower to promptly establish and maintain a reserve account that would operate in the same manner as the Rollover Account pursuant to Section 6.5 of the Mortgage Loan Agreement, and (B) the provisions of Section 6.5 of the Mortgage Loan Agreement and all related definitions shall be incorporated herein by reference.
Section 6.6.    Mortgage Loan Excess Cash Flow Funds.
(a)    Borrower shall cause Mortgage Borrower to comply with all the terms and conditions set forth in Section 6.7 of the Mortgage Loan Agreement.
(b)    In the event that, prior to the payment and performance in full of all obligations of Borrower under the Loan Documents, (i) Mortgage Borrower is required to maintain the Excess Cash Flow Account pursuant to the terms of Section 6.7 of the Mortgage Loan Agreement, but Mortgage Lender waives such requirement, or (ii) the Mortgage Loan has been repaid in full, (A) Lender shall have the right to require Borrower to promptly establish and maintain a reserve account that would operate in the same manner as the Excess Cash Flow Account pursuant to Section 6.7 of the Mortgage Loan Agreement, and (B) the provisions of Section 6.7 of the Mortgage Loan Agreement and all related definitions shall be incorporated herein by reference.
Section 6.7.    Mezzanine Loan Excess Cash Flow Funds.
6. 7 .1.    Deposits of Mezzanine Loan Excess Cash Flow Funds. During a Mezzanine Loan Cash Sweep Event Period, Borrower shall deposit with Lender all Mezzanine Loan Excess Cash Flow, which sums shall be held by Lender as additional security for the Loan. Amounts so deposited shall hereinafter be referred to as the "Mezzanine Loan Excess Cash Flow Funds" and the account in which such amounts are held by Lender shall hereinafter be referred to as the "Mezzanine Loan Excess Cash Flow Account."
6.7.2.    Release of Mezzanine Loan Excess Cash Flow Funds.
(a)    Upon the termination of a Mezzanine Loan Cash Sweep Event Period and provided that no other Mezzanine Loan Cash Sweep Event shall have occurred and remain outstanding, all Mezzanine Loan Excess Cash Flow Funds shall be remitted to an account designated by Borrower.
(b)    All reasonable out-of-pocket costs and expenses incurred by Lender in connection with holding and disbursing the Mezzanine Loan Excess Cash Flow Funds shall be paid by Borrower.
Section 6.8.    Rent Abatement Reserve Funds.
(a)    Borrower shall cause Mortgage Borrower to comply with all the terms and conditions set forth in Section 6.6 of the Mortgage Loan Agreement.
(b)    In the event that, prior to the payment and performance in full of all obligations of Borrower under the Loan Documents, (i) Mortgage Borrower is required to maintain the Rent Abatement Reserve Account pursuant to the terms of Section 6.6 of the Mortgage Loan Agreement, but Mortgage Lender waives such requirement, or (ii) the Mortgage Loan has been repaid in full, (A) Lender shall have the right to require Borrower to promptly establish and maintain a reserve account that would operate in the same manner as the Rent Abatement Reserve Account pursuant to Section 6.6 of the Mortgage Loan Agreement, and (B) the provisions of Section 6.6 of the Mortgage Loan Agreement and all related definitions shall be incorporated herein by reference.
Section 6.9.    Reserve Funds.
6.9.l.    Security Interest. Borrower hereby pledges to Lender, and grants a security interest in, any and all monies now or hereafter deposited in the Reserve Funds as additional security for the performance of the Obligations. Until expended or applied as provided in this Agreement, the Reserve Funds shall constitute additional security for the performance of the Obligations. Lender shall have no obligation to release any of the Reserve Funds while any monetary Default or any Event of Default has occurred and remains outstanding. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in the Reserve Funds to the payment of the Debt in any order, proportion and priority as Lender may determine in its sole and absolute discretion. Borrower shall not further pledge, assign or grant any security interest in any Reserve Fund or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.
6.9.2.    Investments; Income Taxes. The Reserve Funds shall be held in Lender's name and may be commingled with Lender's own funds at financial institutions selected by Lender in its sole discretion. The Reserve Funds shall be held in an Eligible Account and may be invested in Permitted Investments as directed by Lender. Except to the extent of any gross negligence or willful misconduct on the part of Lender, Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds. Borrower shall deposit with Lender an amount equal to the actual losses sustained on the investment of any funds constituting the Reserve Funds in Permitted Investments within one (1) Business Day of Lender's notice. All interest on a Reserve Fund shall not be added to or become a part thereof and shall be the sole property of and shall be paid to Lender, except that all interest on the Capital Expenditure Funds and the Rollover Funds shall be added to and become a part of such Reserve Fund. Borrower (or its applicable indirect owner) shall report on its federal, state and local income tax returns all interest or income on the Reserve Funds credited or paid to Borrower. Notwithstanding the foregoing, provided no Cash Sweep Event has occurred and is continuing, Borrower may elect to have Lender invest sums on deposit in the Capital Expenditure Account and Rollover Account in either items (a) or (e) of the definition of Permitted Investments. Borrower hereby acknowledges and agrees that it shall under no circumstances be permitted to choose or select any individual Permitted Investment but rather may only select whether funds shall be invested generally in items (a) or (e) of the definition of Permitted Investments.
6.9.3.    Indemnity. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including reasonable attorneys' fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established except to the extent that any such actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid or reimbursed from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains outstanding.
6.9.4.    Transfer of Funds In Mortgage Reserve Accounts. If Mortgage Lender waives any reserves or escrow accounts now or hereafter required in accordance with the terms of the Mortgage Loan Agreement or any other Mortgage Loan Documents, which reserves or escrow accounts are also required in accordance with the terms of this Article VI, or if the Mortgage Loan is refinanced or paid off in full (without a prepayment of the Loan) and Reserve

Funds that are required hereunder are not required under the new mortgage loan, if any, then Borrower shall promptly cause any amounts that would have been deposited into any reserves or escrow accounts in accordance with the terms of the Mortgage Loan Agreement to be transferred to and deposited with Lender in accordance with the terms of this Article VI (and Borrower shall promptly enter into a cash management and lockbox agreement for the benefit of Lender substantially similar to the arrangement entered into at the time of the closing of the Mortgage Loan), and, if any Letters of Credit have been substituted by Mortgage Borrower for any such reserves or escrows as may be specifically permitted by the Mortgage Loan Agreement, then Borrower shall also promptly cause such Letters of Credit to be transferred to Lender to be held by Lender upon the same terms and provisions as set forth in the Mortgage Loan Agreement.
Section 6.10.    Provisions Regarding Letters of Credit.
6.10.1.    Event of Default. An Event of Default shall occur if Borrower shall fail to make any reimbursement or similar obligation with respect to any Letter of Credit that has been delivered pursuant to this Agreement, or if Borrower shall fail to (i) replace or extend any Letter of Credit prior to the date which is thirty (30) days prior to the expiration thereof or (ii) replace any outstanding Letter of Credit within thirty (30) days if such Letter of Credit fails to meet the requirements set forth in the definition of Letter of Credit. Lender shall not be required to exercise its rights under Section 6.12.4 below in order to prevent any such Event of Default from occurring and shall not be liable for any losses due to the insolvency of the issuer of the Letter of Credit as a result of any failure or delay by Lender in the exercise of such rights, but if Lender draws on the Letter of Credit and the issuer honors such draw and no Event of Default shall exist, Lender shall hold the proceeds of such draw in the same manner as Lender holds the Reserve Funds.
6.10.2. Security for Debt. Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine or to hold such proceeds as security for the Debt.
6.10.3. Limitations on Letters of Credit. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, Borrower shall not have any rights to deliver any Letter of Credit pursuant to any provision of this Agreement or any other Loan Document if the aggregate amount of any Letters of Credit delivered to Lender in accordance with this Agreement or any other Loan Document shall exceed ten percent (10%) of the Outstanding Principal Balance. In no event shall the aggregate amount of any Letters of Credit delivered in accordance with this Agreement or any other Loan Document exceed ten percent (10%) of the Outstanding Principal Balance.
6.10.4.    Additional Rights of Lender. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire or a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; or ( c) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution and Borrower has not, within thirty (30) days after notice thereof, obtained a new Letter of Credit from an Eligible Institution.
ARTICLE VII
PROPERTY MANAGEMENT
Section 7.1.    Management Agreement. Borrower shall cause (and shall cause the Mortgage Borrower to cause) the Property to be operated in accordance with the Management Agreement. Borrower shall, and shall cause Mortgage Borrower to, (a) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Mortgage Borrower to be performed and observed, (b) promptly notify Lender of any default under the Management Agreement of which it is aware, ( c) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreement, and ( d) promptly enforce the performance and observance of all of the terms, covenants and conditions required to be performed and/or observed by Manager under the Management Agreement in a commercially reasonable manner. Subject to the rights of Mortgage Lender, if Mortgage Borrower shall default in the performance or observance of any term, covenant or condition of the Management Agreement on the part of Mortgage Borrower to be performed or observed, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the other Loan Documents, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause the terms, covenants and conditions of the Management Agreement on the part of Mortgage Borrower to be performed or observed in all material respects.
Section 7.2.    Prohibition Against Termination or Modification.
(a)    Borrower shall not permit Mortgage Borrower to, without prior consent of Lender, (i) surrender, terminate, cancel, modify, renew, amend or extend the Management Agreement; provided that Borrower may permit Mortgage Borrower to, without Lender's consent, replace Manager with a Qualified Manager pursuant to a Replacement Management Agreement, (ii) reduce or consent to the reduction of the term of the Management Agreement, (iii) increase or consent to the increase of the amount of any fees or other charges under the Management Agreement, or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect. In connection with the replacement of Manager with a Qualified Manager, Borrower shall execute and shall cause Mortgage Borrower and Qualified Manager to execute a subordination of management agreement in the form then used by Lender.

(b)    In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender's consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall cause Mortgage Borrower to promptly enter into a Replacement Management Agreement with a Qualified Manager.
(c) Upon the occurrence and during the continuation of an Event of Default, Borrower shall not permit Mortgage Borrower to exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement without the prior consent of Lender, which consent may be granted, conditioned or withheld in Lender's sole discretion.
Section 7.3.    Replacement of Manager. Lender shall have the right to require Borrower to cause Mortgage Borrower to replace Manager with a Qualified Manager which is not an Affiliate of, but is chosen by, Borrower upon the occurrence of any one (1) or more of the following events: (a) at any time following the occurrence of an Event of Default, (b) if Manager shall be in material default under the Management Agreement beyond any applicable notice and cure period, (c) if Manager shall become insolvent or a debtor in any Bankruptcy Action, and/or (d) if at any time Manager has engaged in fraud, willful misconduct or misappropriation of funds.
Section 7.4.    Matters Concerning Manager. Without limiting the generality of the terms set forth in Section 7.3 above, if (a) the Debt has been accelerated pursuant to Section 10.l(b) hereof, (b) Manager shall become insolvent or a debtor in any Bankruptcy Action or (c) a material default occurs under the Management Agreement beyond any applicable notice and cure period, Borrower shall, at Lender's request, cause Mortgage Borrower to terminate the Management Agreement and replace Manager with a Qualified Manager, which is not an Affiliate of Borrower or Mortgage Borrower, pursuant to a Replacement Management Agreement, it being understood and agreed that the management fee for such Qualified Manager shall not exceed then prevailing market rates.
ARTICLE VIII
TRANSFERS
Section 8.1.    Transfer or Encumbrance of Property. (a) Without the prior consent of Lender, neither Borrower nor any Restricted Party shall do any of the following (each, a "Transfer"): sell, transfer, convey, assign, mortgage, pledge, encumber, alienate, grant a Lien on, grant any option with respect to or grant any other interest in the Property, the Collateral, or any part thereof or any direct or indirect interest therein (including any legal, beneficial or economic interest in Borrower or any Restricted Party), directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record, other than Permitted Transfers.
(b)    A Transfer shall include (i) an installment sales agreement wherein Borrower or Mortgage Borrower agrees to sell the Property or any part thereof or interest therein for a price to be paid in installments or wherein Borrower agrees to sell the Collateral or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgage Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgage Borrower's right, title and interest in and to any Leases or any Rents; (iii) if Borrower or any Restricted Party is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock such that such corporation's stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation; (iv) if Borrower or any Restricted Party is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member, the voluntary or involuntary transfer of the partnership interest of any general partner, managing partner or limited partner, the creation or issuance of new limited partnership interests, the voluntary or involuntary transfer of the interest of any joint venturer or member or the creation or issuance of new non-managing member interests; and (v) if Borrower or any Restricted Party is a trust or nominee trust, the voluntary or involuntary transfer of the legal or beneficial interest in such trust or nominee trust or the creation or issuance of new legal or beneficial interests.
(c)    Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder or under the other Loan Documents in order to declare the Debt immediately due and payable upon a Transfer (other than a Permitted Transfer) without Lender's prior consent. This provision shall apply to every Transfer regardless of whether voluntary or not, and whether or not Lender has consented to any previous Transfer.
(d)    Lender's consent to one Transfer shall not be deemed to be a waiver of Lender's right to require such consent to any future occurrence of same. Any Transfer made in contravention of this Section 8.1 shall be null and void and of no force and effect.
(e)    Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and/or documentation of any proposed Transfer. If required by Lender, Borrower shall deposit with Lender an amount equal to Lender's anticipated costs and expenses in evaluating any proposed Transfer.
(f)    No consent to any assumption of the Loan shall occur on or before the first (1st) anniversary of the first (1st) Monthly Payment Date. Thereafter, in the event Mortgage Borrower obtains the consent of Mortgage Lender to a Transfer (by deed or through a direct or indirect Transfer of 100% of the interests in Borrower) of the Property to another party ("New Mortgage Borrower") and the assumption· of the Mortgage Loan by New Mortgage Borrower, Lender's consent to such a Transfer shall not be unreasonably withheld, conditioned or delayed after consideration of all relevant factors and provided that the following conditions are satisfied:
(i)    Lender shall have received a notice from Borrower requesting Lender's consent to such Transfer not less than sixty (60) days prior to the proposed date of such Transfer;

(ii)    No Default or Event of Default shall have occurred and remain outstanding;
(iii)    Such Transfer has been approved or deemed approved or is permitted under the Mortgage Loan Documents and all conditions set forth in the Mortgage Loan Documents relating thereto have been satisfied;
(iv)    New Mortgage Borrower shall be a corporation, partnership or limited liability company that qualifies as a single purpose, bankruptcy remote entity with Organizational Documents acceptable to Lender. The sole holder of 100% of the equity interests in the New Mortgage Borrower ("Transferee") will be a newly formed, corporation, partnership or limited liability company that qualifies as a single purpose, bankruptcy remote entity with Organizational Documents that comply with the terms and conditions of the Loan Documents;
(v)    Transferee shall have pledged its entire equity interest in New Mortgage Borrower to Lender pursuant to a pledge agreement in substantially the same form as the Pledge Agreement and Transferee shall have delivered original certificates of 100% of the equity interest in New Mortgage Borrower in substantially the same form of the certificate delivered to Lender on the Closing Date together with stock, limited liability company membership or partnership interest powers (which powers shall be executed in blank) together with such opinions and other information as reasonably required by Lender (it being agreed that if Lender required such information in connection with the closing of the Loan, it shall be reasonable for Lender to request the same in connection with the sale or conveyance described herein);
(vi)    Neither any Transferee's Sponsor, Transferee nor any other Person owned or controlled, directly or indirectly, by Transferee's Sponsors shall have been a party to any Bankruptcy Action or taken advantage of any Bankruptcy Law or any law for the benefit of debtors within seven (7) years prior to the date of the proposed Transfer;
(vii)    Neither any Transferee's Sponsor, Transferee nor any other Person owned or controlled, directly or indirectly, by Transferee's Sponsors shall have interfered in bad faith with the exercise by any lender of its remedies in connection with a default with respect to any Indebtedness or defaulted under its obligations which caused a foreclosure with respect to any Indebtedness in a manner which is not reasonably acceptable to Lender;
(viii)    There shall be no material litigation or regulatory action pending or threatened against any Transferee's Sponsor, Transferee or any other Person owned or controlled, directly or indirectly, by Transferee's Sponsors which is not reasonably acceptable to Lender;
(ix)    Transferee and Transferee's Sponsors shall, as of the date of such Transfer, have an aggregate net worth and liquidity reasonably satisfactory to Lender;
(x)    New Mortgage Borrower and its Affiliates (together with New Mortgage Borrower's proposed property manager) shall be experienced owners and operators of properties similar in location, size, class, use, operation and value as the Property, as evidenced by financial statements and other information reasonably satisfactory to Lender (it being understood and agreed that Lender reserves the right to approve New Mortgage Borrower without approving its proposed property manager);
(xi)    If the Management Agreement will be terminated as a result of such Transfer, the Property shall be managed by a Qualified Manager in accordance with a Replacement Management Agreement;
(xii)    Transferee and its Affiliates shall have delivered all agreements, certificates and opinions reasonably required by Lender (including, if applicable, an amendment to Section 3.1.24 hereof to incorporate necessary changes based on differences in the organizational structures of Borrower and Transferee);
(xiii)    Transferee shall have assumed all obligations of Borrower under the Loan Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to Lender;
(xiv)    Borrower shall have delivered to Lender, at its sole cost and expense, (i) a new UCC title insurance policy in form and substance satisfactory to Lender; and (ii) a mezzanine endorsement to the owner's title policy in form and substance acceptable to Lender, relating to the change in the identity of the vestee and execution and delivery of the conveyance documents or a mezzanine endorsement to a new owner's title policy in form and substance acceptable to Lender;
(xv)    Lender shall have approved New Mortgage Borrower 's owner's title insurance policy with respect to the Property;
(xvi)    Prior to any release of Guarantor, one (1) or more substitute guarantors reasonably acceptable to Lender shall (A) have assumed all obligations of Guarantor under the Guaranty and the Environmental Indemnity or (B) have executed a replacement guaranty and a replacement environmental indemnity in form and substance reasonably satisfactory to Lender;
(xvii)    Borrower or Transferee, at its sole cost and expense, shall have delivered a new bankruptcy non-consolidation opinion reflecting such Transfer reasonably acceptable to Lender and acceptable to the Rating Agencies;
(xviii)    If required by Lender, Borrower shall have delivered a Rating Agency Confirmation as to such Transfer and Transferee;
(xix)    Borrower shall have paid to Lender an assumption fee equal to one-half of one percent (0.5%) of the Outstanding Principal Balance for each assumption of the Loan (or direct or indirect transfer of 100% of the interests in Borrower); and
(xx)    Borrower shall have paid all reasonable out-of-pocket costs and expenses incurred by Lender in connection with such Transfer (including reasonable fees and disbursements of Lender's counsel and fees, costs and expenses of the Rating Agencies).

The conditions set forth in clauses (ix) and (x) shall be deemed to have been satisfied with respect to any Transfer if one (1) or more Qualified Transferees, directly or indirectly, (i) owns fifty-one percent (51%) or more of the legal, beneficial and economic interests in Transferee or New Mortgage Borrower, as applicable, and (ii) and controls Transferee or New Mortgage Borrower, as applicable (it being hereby understood and agreed that Lender reserves the right to approve Transferee without approving its proposed property manager or substitute guarantor).
(g)    As used in this Section 8.1, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise and the terms "controlled" and "controlling" shall have correlative meanings.
Section 8.2.    Permitted Transfers of Interests in Borrower. Notwithstanding anything to the contrary contained in Section 8.1 hereof, Lender's consent shall not be required in connection with one or a series of Transfers, of not more than forty-nine percent (490/o) in the aggregate of the direct or indirect ownership interests in Borrower (but for the avoidance of doubt, not any of the direct ownership interests in Mortgage Borrower or the Collateral); provided that the following conditions are satisfied: (a) no monetary or material non-monetary Default nor any Event of Default shall have occurred and remain outstanding or shall occur solely as a result of such Transfer; (b) such Transfer shall not (i) cause the transferee, together with its Affiliates, to acquire control of Borrower, (ii) result in Borrower no longer being controlled by one or more Sponsors, or (iii) cause the transferee, together with its Affiliates, to increase its direct or indirect interest in Borrower to an amount Whifh exceeds forty-nine percent (49%) in the aggregate; ( c) to the extent the transferee owns twenty percent (20%) or more of the direct or indirect interests in Borrower immediately following such Transfer (provided that such transferee did not own 20% or more of the direct or indirect ownership interests in such Borrower as of the Closing Date), Borrower shall deliver, at Borrower's sole cost and expense, customary searches (OFAC, KYC, credit, judgment, lien, bankruptcy, etc.) reasonably acceptable to Lender with respect to such transferee and its Affiliates as Lender may reasonably require; ( d) after giving effect to such Transfer, (i) one or more Sponsors shall continue to own, directly or indirectly, in the aggregate, at least fifty-one percent (51%) of all legal, beneficial and economic interests in Borrower and (ii) (A) Longwing Incorporated shall continue to own, directly or indirectly, in the aggregate, at least twenty percent (20%) of all legal, beneficial and economic interests in Borrower or (B) the transferee shall have caused a replacement guarantor reasonably acceptable to Lender to execute and deliver a new guarantee substantially similar to the Longwing Guaranty executed and delivered on the date hereof by Longwing Guarantor in connection with the Loan; ( e) the Property shall continue to be managed by Manager or a Qualified Manager; (f) Borrower shall give Lender notice of such proposed Transfer, together with copies of all instruments effecting such Transfer and copies of any Organizational Documents, including, without limitation, a revised organizational structure chart, that Lender shall reasonably require, not less than ten (10) Business Days prior to the proposed date of such Transfer; (g) the structure of Mortgage Borrower and Borrower (including, without limitation, their single purpose nature and bankruptcy remoteness) shall not be adversely affected by such Transfer; and (h) if such Transfer results in Borrower no longer being controlled by Kent M. Swig, then Longwing Guarantor shall have executed and delivered a new guarantee and environmental indemnity substantially similar to the Swig Guaranty and Environmental Indemnity executed and delivered on the date hereof by

Kent M. Swig in connection with the Loan. In addition, nothing herein shall be deemed to prohibit (w) Transfers of publicly held indirect ownership interests in the Borrower on the New York Stock Exchange or any other nationally recognized stock exchange, provided the foregoing clauses (b) and (d) remain satisfied, (x) Transfers by Kent M. Swig (by operation of law or otherwise) of any of his direct or indirect interest in Borrower (but for the avoidance of doubt, not any of the direct ownership interests in Mortgage Borrower or the Collateral) to (I) any parent, sibling, spouse, child or grandchild (each an "Immediate Family Member") of Kent M. Swig, (II) any trust for the benefit of Kent M. Swig or any Immediate Family Member of Kent M. Swig, or (III) any Person (A) 100% of whose issued and outstanding equity interests are directly or indirectly owned in the aggregate by one or more Persons described in the foregoing clauses (I) and/or (II) and (B) that is controlled by one or more Persons described in the foregoing clauses (I) and/or (II) (Kent M. Swig and any entities set forth in the preceding clauses (I), (II) and (III), each a "Swig Family Entity"), provided the foregoing clauses (a), (c), and (e) through (g) remain satisfied and either (1) Kent M. Swig controls Borrower or (2) Longwing Incorporated controls Borrower and the foregoing clause (h) remains satisfied, (y) Transfers of any direct or indirect interests in Borrower (but for the avoidance of doubt, not any of the direct ownership interests in Mortgage Borrower or the Collateral) among the Sponsors (or their subsidiaries having a direct or indirect interest in Borrower), provided the foregoing clauses (a), (c), and (e) through (h) remain satisfied, or (z) Transfers of all of Longwing Incorporated's direct or indirect equity interest in Borrower (but for the avoidance of doubt, not any of the direct ownership interests in Mortgage Borrower or the Collateral), provided (I) the foregoing clauses (a), (b)(i), (b)(ii), (c) and (e) through (g) remain satisfied, (II) one or more Swig Family Entities own twelve and one-half percent (12.5%) or more of the direct or indirect interest in Borrower, (III) the transferee shall have caused a replacement guarantor reasonably acceptable to Lender to execute and deliver a new guarantee substantially similar to the Longwing Guaranty executed and delivered on the date hereof by Longwing Guarantor in connection with the Loan, (IV) neither the transferee nor the replacement guarantor shall have interfered in bad faith with the exercise by any lender of its remedies in connection with a default with respect to any Indebtedness or defaulted under its obligations which caused a foreclosure with respect to any Indebtedness in a manner which is not reasonably acceptable to Lender; and 01) as of the date of such Transfer, the transferee (and/or such transferee's shareholders, general partners or managing members that, directly or indirectly, (i) own fifty-one percent (51%) or more of legal, beneficial and economic interests in such transferee and (ii) are in control of such transferee, as of the date of such Transfer), must have an aggregate net worth (exclusive of the Property) and liquidity reasonably satisfactory to Lender (it being agreed that a net worth of not less than $100,000,000 shall be satisfactory to Lender) .. As used in this Section 8.2, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise and the terms "controlled" and "controlling" shall have correlative meanings.
Section 8.3.    Insolvency Opinion. Notwithstanding anything in this Agreement to the contrary, if after giving effect to any Transfer (including, without limitation, a Permitted Transfer), more than forty-nine percent (49%) in the aggregate of direct or indirect interests in any Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent ( 49%) direct or indirect interest in such Restricted Party as of the Closing Date,

Borrower shall deliver to Lender prior to the effective date of such Transfer an updated Insolvency Opinion acceptable to Lender and the Rating Agencies.
ARTICLE IX
SALE AND SECURITIZATION OF LOAN
Section 9.1.    Sale of Loan and Securitization. (a) Lender shall have the right (i) to sell or otherwise transfer the Loan as a whole loan or sell or otherwise transfer any portion thereof or any interest therein, (ii) to sell participation interests in the Loan, or (iii) to securitize the Loan or any portion thereof or any interest therein in one or more private or public securitizations or in a CDO. (The transactions referred to in clauses (i), (ii) and (iii) are each hereinafter referred to as a "Secondary Market Transaction" and the transaction referred to in clause (iii) shall hereinafter be referred to as a "Securitization." Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as "Securities.") Within a reasonable period of time following any Secondary Market Transaction whereby the party acting as "Lender" hereunder shall have been replaced by a successor entity, Lender shall provide notice to Borrower of such Secondary Market Transaction, which notice shall include the identity of such successor entity acting as "Lender" hereunder and such successor entity's address for notices hereunder. Notwithstanding anything herein to the contrary, in no event shall Lender sell or otherwise transfer all or any portion of the Loan or sell any participation interests in the Loan to any Prohibited Lender Entity without the consent of Borrower; provided, however, that the foregoing prohibition shall not in any way restrict the purchase of Securities in connection with a Securitization of the Loan (or any portion thereof or interest therein) by a Prohibited Lender Entity and no such purchase by any Prohibited Lender Entity shall constitute a violation of the provisions of this Agreement.
(b)    If requested by Lender, Borrower shall use commercially reasonable efforts to assist Lender in satisfying the market standards to which Lender customarily adheres or which may be required in the marketplace, by the Rating Agencies or by any Legal Requirements in connection with any Secondary Market Transactions (including any Exchange Act Filings or any report that is required to be made "available" to holders of the Securities under Regulation AB or applicable Legal Requirements), including, without limitation, to:
(i)    (A) provide or cause Mortgage Borrower to provide updated financial and other information with respect to the Collateral, the Property, the business operated at the Property, Mortgage Borrower, Borrower, Guarantor, any Affiliate of Borrower or Guarantor and Manager (including, without limitation, the information set forth on Schedule V hereto), (B) provide updated budgets and rent rolls (including itemized percentage of floor area occupied and percentage of aggregate base rent for each Tenant) relating to the Property and (C) provide updated appraisals, market studies, environmental audits, reviews and reports (Phase I's and, if appropriate, Phase II' s ), property condition reports and other due diligence investigations of the Property (the information required under clauses (A), (B) and (C) shall hereinafter be referred to collectively as the "Updated Information"), together with appropriate verification of the Updated Information through letters of auditors, certificates of third party providers or opinions of counsel reasonably acceptable to Lender and the Rating Agencies.

(ii) provide opinions of counsel, which may be relied upon by Lender, any trustee in a Securitization and the NRSROs and their respective counsel, agents and representatives, as to bankruptcy non-consolidation, fraudulent conveyance, and ''true sale" or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property, the Collateral, Mortgage Borrower, Borrower, Guarantor and any Affiliate of Mortgage Borrower, Borrower or Guarantor, which counsel and opinions shall be satisfactory to Lender. and the Rating Agencies;
(iii)    provide, and cause to be provided, updated representations and warranties made in the Loan Documents and make, and cause to be made, such additional representations and warranties as may be requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof;
(iv)    subject in all cases to the applicable provisions of Section 9.3 hereof, execute, and cause to be executed, such amendments, replacements or other modifications to Mortgage Borrower's or Borrower's Organizational Documents or the Loan Documents as may be reasonably requested by Lender and/or the Rating Agencies or otherwise to effect the Secondary Market Transactions.
(v)    attend management meetings, provide access to the Property and conduct tours of the Property; and
(vi)    provide, and cause to be provided, certificates or other evidence of reliance satisfactory to Lender and the Rating Agencies with respect to any information or third party reports obtained in connection with the origination of the Loan or any Updated Information from Mortgage Borrower, Borrower, Guarantor, any Affiliate of Mortgage Borrower, Borrower or Guarantor, Manager and any accountants, appraisers, engineers, environmental assessment experts and other experts or third party providers of such information, reports or Updated Information.
(c)    If, at the time one or more Disclosure Documents are being prepared for or in connection with a Securitization, Lender reasonably expects that Borrower alone or Borrower and one or more Affiliates of Borrower (including any guarantor or other Person that is directly or indirectly committed by contract or otherwise to make payments on all or a part of the Loan) collectively, or the Property alone or the Property and Related Properties collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request the following financial information:
(i)    if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all loans included or expected to be included in the Securitization, net operating income for the Property and the Related Properties for the most recent Fiscal Year and interim period as required under Item 1112(b)(1) of Regulation AB (or, if the Loan is not treated as a non-recourse loan under Instruction 3 for Item 1101(k) of Regulation AB, selected financial data meeting the requirements and covering the time periods specified in Item 301 of Regulation S-K and Item l 112(b)(l) of Regulation AB), or
(ii)    if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed twenty percent (20%) of the aggregate principal amount of all loans included or expected to be included in the Securitization, the financial statements required under Item 1l12(b)(2) of Regulation AB (which includes, but may not be limited to, a balance sheet with respect to the entity that Lender determines to be a Significant Obligor for the two most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-01 of Regulation S-X, and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-02 of Regulation S-X (or if Lender determines that the Property is the Significant Obligor and the Property (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements) was acquired from an unaffiliated third party and the other conditions set forth in Rule 3-14 of Regulation SX have been met, the financial statements required by Rule 3-14 of Regulation S-X)).
(d)    Further, if requested by Lender, Borrower shall, promptly upon Lender's request, furnish to Lender fmancial data or financial statements meeting the requirements of Item 1112(b )(1) or (2) of Regulation AB, as specified by Lender, for any tenant of the Property if, in connection with a Securitization, Lender reasonably expects there to be, as of the cut-off date for such Securitization, a concentration with respect to such tenant or group of Affiliated tenants within all of the loans included or expected to be included in the Securitization such that such tenant or group of Affiliated tenants would constitute a Significant Obligor. Borrower shall furnish to Lender, if requested by Lender, and reasonably required in connection with a Securitization as reasonably determined by Lender, financial data or fmancial statements with respect to such tenants meeting the requirements of Item 1l12(b )(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (i) Exchang~ Act Filings in connection with or relating to the Securitization are required to be made under applicable Legal Requirements or (ii) comparable information is required to otherwise be "available" to holders of the Securities under Regulation AB or applicable Legal Requirements.
(e)    If Lender determines that Borrower alone or Borrower and one or more Affiliates of any Borrower collectively, or the Property alone or the Property and Related Properties collectively, are a Significant Obligor, then Borrower shall furnish to Lender, if requested by Lender, and reasonably required in connection with a Securitization as reasonably determined by Lender, selected financial data or fmancial statements meeting the requirements of Item 1112(b )(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (i) Exchange Act Filings are required to be made under applicable Legal Requirements or (ii) comparable information is required to otherwise be "available" to holders of the Securities under Regulation AB or applicable Legal Requirements.

(f)    Any :financial data or financial statements provided pursuant to this Section 9 .1 shall be furnished to Lender within the following time periods:
(i)    with respect to information requested in connection with the preparation of Disclosure Documents for a Securitization, within ten (10) Business Days after notice from Lender; and
(ii)    with respect to information required under Sections 9.l(d) and (e) above, (A) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (B) not later than seventy-five (75) days after the end of each Fiscal Year of Borrower.
(g)    All financial data and financial statements provided by Mortgage Borrower or Borrower hereunder pursuant to Sections 9.l(c), (d), (e) and (f) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and any and all other applicable Legal Requirements. All financial statements relating to a Fiscal Year shall be audited by independent accountants of Borrower reasonably acceptable to Lender in accordance with generally accepted auditing standards, Regulation S-X or Regulation S-K, as applicable, Regulation AB, and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation SK or Regulation S-X, as applicable, Regulation AB, and all other applicable Legal Requirements, and shall be further accompanied by a manually executed consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document, any Exchange Act Filing or any report that is required to be made "available" to holders of the Securities under Regulation AB or applicable Legal Requirements and to the use of the name of such independent accountants and the reference to such independent accountants as "experts" in any Disclosure Document, any Exchange Act Filing or any report that is required to be made "available" to holders of the Securities under Regulation AB or applicable Legal Requirements, all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial data and financial statements (audited or unaudited) provided by Mortgage Borrower or Borrower shall be accompanied by an Officer's Certificate which shall state that such financial data and financial statements meet the requirements set forth in the first sentence of this paragraph.
(h)    In the event Lender reasonably determines, in connection with a Securitization, that financial statements and financial data required in order to comply with Regulation AB or any amendment, modification or replacement thereto or any other Legal Requirements are other than as provided herein, then notwithstanding the foregoing provisions of this Section 9.1, Lender may request, and Borrower shall promptly provide or cause to be provided, such other financial statements and financial data as Lender reasonably determines to be necessary or appropriate for such compliance.
(i)    Without limiting the generality of Section 9 .1 (h) above, if reasonably requested by Lender, Borrower shall promptly provide or cause to be provided Lender any financial statements or financial, statistical, operating or other information as Lender shall reasonably determine to be required pursuant to Regulation AB or any amendment, modification or replacement thereto or any other Legal Requirements in connection with any Disclosure

Document, any Exchange Act Filing or any report that is required to be made "available" to holders of the Securities under Regulation AB or applicable Legal Requirements or as shall otherwise be reasonably requested by Lender.
(j)    Borrower agrees that Lender may disclose any information relating to Borrower, its Affiliates, the Property, the Collateral or any aspect of the Loan (including information provided by or on behalf of Borrower or any of its Affiliates to Lender) to the parties requesting such information and, if applicable, the NRSROs in connection with any Secondary Market Transaction. Borrower also understands that the findings and conclusions of any thirdparty due diligence report obtained by Lender or other Securitization Indemnified Parties may be made publicly available if required, and in the manner prescribed, by Section 15E(s)(4)(A) of the Exchange Act, any rules promulgated thereunder or any other applicable Legal Requirements.
(k)    In connection with Lender's efforts to effect any Secondary Market Transaction, all reasonable out-of-pocket third party costs and expenses actually incurred by Borrower, Guarantor or their respective Affiliates pursuant to this Section 9 .1 (including, without limitation, the fees and expenses of the Rating Agencies) in connection with any such Secondary Market Transaction shall be reimbursed by Lender, and Borrower shall not be responsible for any of Lender's costs incurred in connection with any such Secondary Market Transaction.
Section 9.2.    Securitization Indemnification. (a) Borrower understands that information provided to Lender by Borrower, Mortgage Borrower, or their agents, counsel and representatives may be included in Disclosure Documents in connection with a Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and may be made available to investors or prospective investors in the Securities, the NRSROs and other advisory and service providers relating to a Securitization. In the event that any Disclosure Document is required to be revised prior to the sale of all Securities in connection with a Securitization, Borrower will cooperate with Lender (or, if applicable, the holder of the applicable interest in the Loan) in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.
(b)    Borrower shall certify, in connection with any Disclosure Document provided to Borrower by Lender in connection with a Securitization, that Borrower has examined the provisions of such Disclosure Document, reasonably designated in writing by Lender for Borrower's review and pertaining to Borrower, Mortgage Borrower, Guarantor, Manager, the Collateral and/or the Property (which designation shall in no event include the descriptions or summaries of the terms and conditions of the Loan Documents) and any special risks or considerations relating thereto (but not including risks or special considerations relating to local or federal law) (the "Covered Disclosure Information") and such Covered Disclosure Information does not (except to the extent noted by Borrower in writing to Lender if Borrower does not agree with the statements therein), as of the date of such certification, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. Borrower hereby agrees to indemnify Lender, any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the issuer, the sponsor or depositor in connection with a Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of the Securities issued in connection with a Securitization, any other issuers, depositors, underwriters, placement agents or initial purchasers of the Securities issued in connection with a Securitization, and each of their respective directors, officers, partners, employees, representatives, agents and Affiliates, and each Person that controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Securitization Indemnified Parties") for any liabilities, obligations, actual losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (collectively, the "Securitization Indemnification Liabilities") to which any Securitization Indemnified Party may become subject insofar as the Securitization Indemnification Liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated in the Covered Disclosure Information or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (ii) a breach of the representations and warranties made by Borrower in Section 3.1.34 of this Agreement (except that (A) Borrower's obligation to indemnify in respect of any information contained in a Disclosure Document that is derived in part from information provided by Borrower or any Affiliate of Borrower and in part from information provided by others unrelated to or not employed or engaged by Borrower shall be limited to any untrue statement or omission of material fact therein known to Borrower that results directly or indirectly from an error in any information provided (or which should have been provided) by Borrower and (B) Borrower shall have no responsibility under this Section 9.2 for (x) any untrue statements contained in any Disclosure Document to which Borrower or its authorized representative have objected to in writing to Lender so long as such objection is not inconsistent with information :furnished to Lender by or on behalf of Borrower in connection with the origination of the Loan or (y) numbers which have been submitted by Borrower and adjusted by any of the Securitization Indemnified Parties from those submitted by Borrower, to the extent of such adjustment). Borrower also agrees to reimburse each Securitization Indemnified Party, within ten (10) Business Days after request therefor, for any legal or other costs and expenses reasonably incurred by such Securitization Indemnified Party in connection with investigating or defending the Securitization Indemnification Liabilities. Borrower's liability under this paragraph will be limited to any such Securitization Indemnification Liability that arises out of or is based upon an untrue statement or omission made therein in reliance upon and in conformity with information :furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Documents or in connection with the underwriting or closing of the Loan (including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property). This indemnity provision will be in addition to any obligation or liability which Borrower may otherwise have.
(c)    In connection with Exchange Act Filings and information therein or other reports containing comparable information that are required to be made "available" to holders of the Securities under Regulation AB or applicable Legal Requirements, as it relates to the Property, Borrower, Mortgage Borrower, Guarantor, any Affiliate of Borrower, Mortgage Borrower or Guarantor, Manager or any other aspect of the Loan, Borrower agrees to (i) indemnify the Securitization Indemnified Parties for Securitization Indemnification Liabilities to which any Securitization Indemnified Party may become subject insofar as the Securitization

Indemnification Liabilities arise out of, or are based upon, an untrue statement or omission made in reliance upon, and in conformity with, information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document, in connection with the underwriting or closing of the Loan or any of the reports, statements or other information furnished by or on behalf of Borrower pursuant to the terms of this Agreement, including financial statements of Borrower, operating statements and rent rolls with respect to the Property and (ii) reimburse each Securitization Indemnified Party, within ten (10) Business Days of demand therefor, for any legal or other costs and expenses reasonably incurred by such Securitization Indemnified Party in connection with defending or investigating the Securitization Indemnification Liabilities.
(d)    Promptly after receipt by a Securitization Indemnified Party of notice of any claim or the commencement of any action or suit, such Securitization Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against Borrower, notify Borrower in writing of the claim or the commencement of such action or suit; provided, however, that the failure to notify Borrower shall not relieve Borrower from any liability which it may have under the indemnification provisions of this Section 9 .2 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify Borrower shall not relieve Borrower from any liability which it may have to any Securitization Indemnified Party otherwise than under the provisions of this Section 9.2. If any such claim, action or suit shall be brought against any Securitization Indemnified Party, and it shall notify Borrower thereof, Borrower shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to such Securitization Indemnified Party. After notice from Borrower to the applicable Securitization Indemnified Party of Borrower's election to assume the defense of such claim, action or suit, Borrower shall not be liable to such Securitization Indemnified Party for any legal or other costs and expenses subsequently incurred by such Securitization Indemnified Party in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action or suit include both Borrower, on the one hand, and one or more Securitization Indemnified Parties on the other hand, and a Securitization Indemnified Party shall have reasonably concluded that there are legal defenses available to it and/or other Securitization Indemnified Parties that are different or in addition to those available to Borrower, the Securitization Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action or suit on behalf of such Securitization Indemnified Party or Parties. Borrower shall not be liable for the reasonable costs and expenses of more than one (1) such separate counsel unless a Securitization Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Securitization Indemnified Party. The Securitization Indemnified Party shall instruct its counsel to maintain reasonably detailed billing records for reasonable fees and disbursements for which such Securitization Indemnified Party is seeking or intends to seek reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel's reasonable fees and disbursements are related solely to the defense of a claim for which Borrower is required hereunder to indemnify such Securitization Indemnified Party.
(e)    Without the prior written consent of the applicable Securitization Indemnified Party (which consent shall not be unreasonably withheld or delayed), Borrower shall not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Securitization Indemnified Party is an actual or potential party to such claim, action, suit or proceeding) unless Borrower shall have given the applicable Securitization Indemnified Party reasonable prior notice thereof and shall have obtained an unconditional release of each Securitization Indemnified Party from all Securitization Indemnification Liabilities arising out of or relating to such claim, action, suit or proceeding. As long as Borrower has complied with its obligations to defend and indemnify hereunder, Borrower shall not be liable for any settlement made by any Securitization Indemnified Party without the consent of Borrower (which consent shall not be unreasonably withheld or delayed).
(f)    Borrower agrees that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Securitization Indemnified Party harmless (with respect only to the Securitization Indemnification Liabilities that are the subject of this Section 9.2), then Borrower, on the one hand, and such Securitization Indemnified Party, on the other hand, shall contribute to the Securitization Indemnification Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (i) in such proportion as is appropriate to reflect the relative benefits to Borrower, on the one hand, and such Securitization Indemnified Party, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not.only the relative benefits referred to in clause (i) above but also the relative faults of Borrower, on the one hand, and all Securitization Indemnified Parties, on the other hand, as well as any other equitable considerations. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (A) the Securitization Indemnified Parties and Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (B) the opportunity to correct and prevent any statement or omission; and (C) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. Notwithstanding the provisions of this Section 9.2, (I) no Person found liable for a fraudulent misrepresentation shall be entitled to contribution from any other Person who is not also found liable for such fraudulent misrepresentation, and (II) Borrower agrees that in no event shall the amount to be contributed by the Securitization Indemnified Parties collectively pursuant to this Section 9.2(f) exceed the amount of the fees actually received by the Securitization Indemnified Parties in connection with the closing of the Loan.
(g)    Borrower agrees that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Securitization Indemnified Party is a formal party to any claim, action, suit or proceeding. Borrower further agrees that the Securitization Indemnified Parties are intended third party beneficiaries under this Section 9.2.
(h)    The liabilities and obligations of Borrower and the Securitization Indemnified Parties under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

Section 9.3.     Limitation on Obligations. Notwithstanding anything to the contrary in this Article IX or any other provision of this Agreement (other than Sections 11.29 and 11.30 hereof) or any other Loan Document, but subject to Sections 11.29 and 11.30 hereof, none of Borrower, Guarantor or Manager shall be obligated to agree to any modification of the Note, this Agreement, the Pledge Agreement or the other Loan Documents, or of their respective Organizational Documents, or to take any other action, that would, in the aggregate (a) change the outstanding principal balance of the Loan; (b) change the weighted average interest rate (except that the weighted average interest rate may subsequently change due to involuntary prepayments or if an Event of Default shall occur); ( c) increase any scheduled amortization of the principal amount of the Loan; ( d) shorten the Maturity Date of the Loan, or provide for other or additional circumstances or events upon which Lender will be entitled to accelerate the maturity of the Loan; ( e) alter in any way the transfer restrictions relating to direct or indirect interests in the Collateral or the Property (including any equity interests in the direct or indirect owners of Mortgage Borrower or Borrower); (:f) affect the limitations on recourse against Borrower and Guarantor and any other exculpated parties under the Loan Documents; (g) increase the amounts of reserves or escrows; (h) affect the compensation payable to Manager; (i) affect Borrower's right to repay or prepay the Loan; G) affect Mortgage Borrower's right to enter into, modify or terminate Leases or contracts; (k) reduce the materiality thresholds (whether expressed in dollars or otherwise) appearing in any provision of this Agreement or any other Loan Document, including those relating to Alterations, casualty and condemnation; (l) increase any servicing or similar fee required to be paid or reimbursed by Borrower; (m) add additional Events of Default, or shorten any grace or cure period applicable to an existing Event of Default; (n) require Borrower or any other Person (i) to provide additional collateral security, credit support, indemnities or guaranties for or in respect of the Loan or (ii) to increase or expand the scope or extent of any existing security, credit support, indemnity or guaranty; ( o) violate or cause the violation of any existing agreement to which Borrower or any of its Affiliates is a party or any applicable Legal Requirements; or (p) materially increase any obligation or materially decrease any rights of Borrower, Guarantor, Manager or any Affiliate of the foregoing pursuant to any of the Loan Documents.
ARTICLEX
DEFAULTS
Section 10.1.    Event of Default. (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):
(i)    (A) if any monthly Debt Service, any monthly deposit of Reserve Funds or the payment due on the Maturity Date is not paid when due or (B) if any other portion of the Debt is not paid when due; provided that, with respect to this clause (B), such nonpayment continues for five (5) Business Days following notice to Borrower that the same is due and payable;
(ii)    if any of the Taxes or Other Charges are not paid when due;
(iii)    if the Policies are not kept in full force and effect;

(iv)    if Borrower commits, permits or suffers a Transfer in violation of the provisions of this Agreement;
(v)    if any certification, representation or warranty made by Borrower herein (including an representation or warranty of Mortgage Borrower that is incorporated herein by reference pursuant to Section 3.1.51 hereof and made by Borrower hereunder) or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date such certification, representation or warranty was made;
(vi)    (A) if Borrower, Mortgage Borrower or Sole Member shall make an assignment for the benefit of creditors or (B) upon the declaration by Lender that the same constitutes an Event of Default (which declaration may be made by Lender in its sole and absolute discretion), if Guarantor shall make an assignment for the benefit of creditors;
(vii)    (A) if Borrower, Mortgage Borrower or Sole Member admits in a legal proceeding its inability to pay debts generally as they become due or (B) upon the declaration by Lender that the same constitutes an Event of Default (which declaration may be made by Lender in its sole and absolute discretion), if any Guarantor admits in a legal proceeding its inability to pay debts generally as they become due;
(viii)    (A) if a receiver, liquidator or trustee shall be appointed for Borrower, Mortgage Borrower or Sole Member or if Borrower, Mortgage Borrower or Sole Member shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Mortgage Borrower or Sole Member, or if any proceeding for the dissolution or liquidation of Borrower, Mortgage Borrower or Sole Member shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Mortgage Borrower or Sole Member, upon the same not being discharged, stayed or dismissed within sixty (60) days, or (B) upon the declaration by Lender that the same constitutes an Event of Default (which declaration may be made by Lender in its sole and absolute discretion), if a receiver, liquidator or trustee shall be appointed for any Guarantor or if any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Guarantor, or if any proceeding for the dissolution or liquidation of any Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by any Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days or if an order for relief is entered;
(ix)    if Borrower or any Guarantor assigns its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x)    subject to any rights of Borrower to contest any such Liens in accordance with the terms of the Loan Documents, if Borrower shall be in default beyond any applicable cure periods under any agreement (other than the Loan Documents) creating a Lien on the Collateral or any part thereof;
(xi)    with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;
(xii)    if Borrower shall continue to be in Default under any of the terms, covenants or provisions set forth in Section 9.1, Section 11.29 or Section 11.30 hereof, or fails to cooperate with Lender in connection with a Secondary Market Transaction in accordance with the terms, covenants and provisions set forth in Section 9.1 hereof, for three (3) Business Days after notice to Borrower from Lender;
(xiii)    if any of the assumptions contained in any Insolvency Opinion is or shall become untrue in any material respect;
(xiv)    if Borrower breaches any representation, warranty or covenant contained in Section 3 .1.24 hereof in any material respect;
(xv)    intentionally omitted;
(xvi)    if there is any modification or amendment to any of the Mortgage Loan Documents made without the prior written consent of Lender, except to the extent any such modification or amendment is permitted pursuant to Section 11.42 hereof;
(xvii)    intentionally omitted;
(xviii)    if a material default has occurred and continues beyond any applicable cure period under the Management Agreement and such default permits Manager thereunder to terminate or cancel the Management Agreement;
(xix)    intentionally omitted;
(xx)    intentionally omitted;
(xxi)    if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in clauses (i) to (xx) above, for ten (10) Business Days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;
(xxii)    if there shall be Default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents, whether as to Borrower, Mortgage Borrower, Guarantor, the Collateral or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;
(xxiii)    if the Liens created pursuant to any Loan Document shall cease to be a fully enforceable first priority security interest due to any act or omission of Borrower (unless such unenforceability results solely from an act or omission of Lender); or
(xxiv)    if a Mortgage Loan Event of Default shall occur.
(b)    Upon the occurrence of an Event of Default (other than an Event of Default described in Section 10.l(a)(vi), (vii) or (viii) above) and at any time thereafter, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents and may exercise the rights and remedies of a secured party under the UCC against Borrower and the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Section 10.l(a)(vi), (vii) or (viii) above, the Debt shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Section 10.2.    Remedies. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any portion of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or initiated or taken other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole and absolute discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that, if an Event of Default has occurred and remains outstanding, (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its rights and remedies against the Collateral and the

Collateral has been foreclosed, sold and/or otherwise realized upon m satisfaction of the Obligations or the Debt has been paid in full.
(b)    With respect to Borrower and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort the Collateral or any portion thereof for the satisfaction of any of the Debt in any order, proportion or priority, and Lender may seek satisfaction out of all of the Collateral, or any part thereof, in its sole and absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose upon the Collateral in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by Lender in its sole and absolute discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose upon the Collateral to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose upon the Collateral to recover so much of the principal balance of the_ Loan as Lender may accelerate and such other sums secured by the Pledge Agreement as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Pledge Agreement to secure payment of sums secured by the Pledge Agreement and not previously recovered.
(c)    Upon the occurrence of an Event of Default (but without limiting Lender's rights under Section 9.1, Section 11.29 or Section 11.30 hereof), Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages, pledges and other security documents (collectively, the "Severed Loan Documents") in such denominations and priority as Lender shall determine in its sole and absolute discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender; provided, however, Borrower shall not be required, in the aggregate, to materially increase its obligations with respect to the Loan. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and other matters and documentation in connection therewith. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.
(d)    Any amounts recovered from the Collateral or any other collateral for the Loan after the occurrence of an Event of Default may be applied by Lender toward the payment of any principal and/or interest of the Loan and/or any other amounts due under the Loan

Documents in such order, proportion and priority as Lender in its sole and absolute discretion shall determine.
Section 10.3.    Right to Cure Defaults. Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or under the other Loan Documents or being deemed to have cured any Event of Default, make, do or perform any obligation of Borrower hereunder or under the other Loan Documents in such manner and to such extent as Lender may deem necessary. Lender is authorized to appear in, defend, or bring any action or proceeding to protect its interest in the Collateral for such purposes. All reasonable out-of-pocket costs and expenses incurred by Lender in remedying or attempting to remedy such Event of Default or such other breach or default by Borrower or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate from the date such costs and expenses were incurred to the date reimbursement payment is received by Lender. All such costs and expenses incurred by Lender, together with interest thereon calculated at the Default Rate, shall be deemed to constitute a portion of the Obligations, shall be secured by the liens and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.
Section 10.4.    Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole and absolute discretion. No delay or omission to exercise any right, power or remedy accruing upon an Event of Default shall impair any such right, power or remedy or shall be construed as a waiver thereof, but any such right, power or remedy may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any right, power or remedy consequent thereon.
ARTICLE XI
MISCELLANEOUS
Section 11.1.    Successors and Assigns. This Agreement and all agreements, covenants, representations and warranties in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender. Lender or its designee, acting solely for purposes of this Section 11.1 as an agent of Borrower, shall keep a copy of each assignment of the Loan and maintain a register for the recordation of the names and addresses of each assignee and principal amount of the Loan owing to such assignee pursuant to the terms hereof from time to time. A copy of an endorsement of the Note (via an allonge or otherwise) payable to an assignee or to the order of an assignee shall be sufficient to evidence an assignment of the Loan to such assignee; provided that upon the request of such assignee, the Borrower shall execute a replacement Note payable to such assignee, whereupon the replaced Note shall be cancelled and returned to Borrower. Failure to make any such recordation, or any error in such recordation, shall not affect Borrower's obligations in respect of the Loan. The entries in such register shall be deemed conclusive absent manifest error, and Borrower and Lender or its designee may treat each Person whose name is recorded in such register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement. Such register shall be available for inspection by Borrower and Lender or its designee at any reasonable time and from time to time upon reasonable prior notice. Borrower shall pay Lender or its designee for all costs and expenses incurred by Lender or its designee in connection with maintaining said register and facilitating inspections of same by Borrower.
Section 11.2.    Lender's Discretion. Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender's determination of Rating Agency criteria, shall be substituted therefore.
Section 11.3.    Governing Law. (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSIDP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WIDCH THE COLLATERAL IS LOCATED OR AS DETERMINED BY APPLICABLE LAW, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS

AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(B)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW ·YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE AGENT IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEA YING A SUCCESSOR.
Section 11.4.    Modification. Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 11.5.    Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement in, or exercising any right, power, remedy or privilege under, this Agreement or any other Loan Document shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.
Section 11.6.    Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a ''Notice") required, permitted, or desired to be given hereunder shall be in writing (a) sent by telefax (with answer back acknowledged), (b) sent by registered or certified mail, postage prepaid, return receipt requested, (c) delivered by hand or (d) delivered by reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (i) if sent by telefax, on the date of sending the telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (ii) if sent by registered or certified mail, on the date of delivery or the date of the first attempted delivery, in either case on a Business Day (otherwise on the next Business Day), (iii) if delivered by hand, on the date of delivery if delivered during business hours on a Business Day (otherwise on the next Business Day), and (iv) if sent by an overnight commercial courier, on the next Business Day, in each case addressed to the parties as follows:

If to Lender:     Pearlmark Mezzanine Realty Partners III, L.L.C.
TMRP III Co-Investment, L.L.C.
c/o Pearlmark Real Estate Partners
1251 A venue of the Americas
New York, New York 10020
Attention: Michael Girimonti, Managing Director
Facsimile No.: (212) 335-4501

with a copy to:    Pearlmark Mezzanine Realty Partners III, L.L.C.
TMRP III Co-Investment, L.L.C.
c/o Pearlmark Real Estate Partners
200 West Madison, Suite 3200
Chicago, Illinois 60606
Attention: Loan Administration
Facsimile No.: (312) 499 1901

with a copy to:     DLA Piper LLP (US)
4600 South Syracuse Street, Suite 1450
Denver, Colorado 80237
Attention: David E. Cher, Esq.
Facsimile No.: (312) 630-7397

If to Borrower:    110 William Mezz, LLC
c/o Swig Equities, LLC
110 William Street, l st Floor
New York, New York 10038
Attention: Kent M. Swig
Facsimile No.: (212) 508-7610

with a copy to:    Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Robert Sorin, Esq.
Facsimile No.: (212) 859-4000

with a copy to:    Silverpeak Real Estate Partners
1330 6th A venue, Suite 1200
New York, New York 10019
Attention: Anthony Juliano
Facsimile No.: (212) 716-2065

with a copy to:    Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104-0050
Attention: Jeffrey J. Temple, Esq.
Facsimile No.: (212) 903-3620
Section 11.7.    Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF TIDS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.
Section 11.8.    Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 11.9.    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 11.10.    Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations. To the extent Borrower makes any payment to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or a portion thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 11.11.    Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to the applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.
Section 11.12.    Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or ,proceeding to determine whether Lender or its agent has acted reasonably shall be determined by an action seeking declaratory judgment.
Section 11.13.    Expenses: Indemnity. (a) Subject to Section 9.l(k) and the last sentences of Sections 11.29 and 1l.30(c), Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) incurred by Lender in connection with (i) Borrower's ongoing performance of and compliance with Borrower's agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (ii) Lender's ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation or otherwise, in each case against, under or affecting Borrower, Mortgage Borrower, this Agreement, any other Loan Document, the Collateral, or any other security given for the Loan; (vi) enforcing any obligations of, or collecting any payments due from, Borrower or Guarantor under this Agreement or the other Loan Documents or with respect to the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; and (vii) securing Borrower's compliance with any requests made by Lender pursuant to the provisions of this Agreement, including Section 9.1, Section 11.29 or Section 11.30 hereof; provided, however, that Borrower shall not be liable for the payment of any costs or expenses under this Section 11.13 to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. At Lender's discretion, any such costs and expenses due and payable to Lender may be paid to Lender from any amounts in the Mezzanine Deposit Account if not paid by Borrower within ten (10) Business Days after demand by Lender.
(b)    Borrower shall indemnify, defend and hold harmless Lender Indemnitees from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, out-of-pocket costs and expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and expenses of counsel for any Lender Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Lender Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any Lender Indemnitee in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, (ii) any misstatement or omission in any report, certificate, financial statement, other agreement, instrument or document or other materials or information provided by or on behalf of Borrower pursuant to this Agreement or any other Loan Document or in connection with the Loan, or (iii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to the Lender lndemnitees hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of the Lender Indemnitees. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender Indemnitees.
(c)    Borrower shall pay for or, if Borrower fails to pay, to reimburse Lender for, any fees, costs and expenses of any Rating Agency in connection with any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees, costs and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 11.14.    Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 11.15.    Offsets. Counterclaims and Defenses. Any assignee of Lender's interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
Section 11.16. No Joint Venture or Partnership. Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancyin- common, or joint tenancy relationship between Borrower and Lender.
Section 11.17. Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media which refers to the Loan, the Loan Documents or Lender or any of its Affiliates shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld. Borrower authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender's own promotional and marketing activities, including in connection with a Secondary Market Transaction, and such materials may describe the Loan in general terms or in detail and Lender's participation therein in the Loan.
Section 11.18. Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners, members and others with interests in Borrower, and of the Collateral, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Collateral in preference to every other claimant whatsoever. Section
11.19. Waiver of Offsets/Defenses/Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.
Section 11.20. Conflict: Construction of Documents: Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges and agrees that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any legal, beneficial or economic interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.
Section 11.21.    Brokers and Financial Advisors. Borrower hereby represents that, except for Eastdil Secured ("Broker"), it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower will pay Broker a commission pursuant to a separate agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.
Section 11.22. Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note, the Pledge Agreement or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under this Agreement, the Note, the Pledge Agreement and the other Loan Documents, or in the Collateral, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Collateral, and in any other collateral given to Lender, and Lender, by accepting this Agreement, the Note, the Pledge Agreement and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with this Agreement, the Note, the Pledge Agreement or the other Loan Documents. The provisions of this Section 11.22 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Pledge Agreement; (c) affect the validity or enforceability of any guaranty or indemnity made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Pledge Agreement or to commence any other appropriate action or proceeding in order for Lender to exercise its rights and remedies against the Collateral or any other collateral given to Lender pursuant to the Loan Documents; or (f) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any actual loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with, and Borrower shall be personally liable for, the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as the "Borrower's Recourse Liabilities"):
(i)    fraud or intentional material misrepresentation by Borrower, Mortgage Borrower, any Sponsor, any Guarantor or any Affiliate of Borrower, Mortgage Borrower, any Sponsor or any Guarantor in connection with the Loan;
(ii)    the willful misconduct by or on behalf of Borrower, Mortgage Borrower, any Guarantor or any Affiliate of Borrower, Mortgage Borrower, any Sponsor or any Guarantor in connection with the Loan;
(iii)    the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity concerning Environmental Laws and Hazardous Substances and any indemnification of Lender and other Persons with respect thereto in the Environmental Indemnity;
(iv)    the removal or disposal of any portion of the Property during the continuation of any Event of Default except to the extent such removal or disposal is expressly permitted by the Loan Documents;
(v)    the misappropriation, misapplication or conversion by Borrower or Mortgage Borrower of (A) any Insurance Proceeds paid by reason of any Casualty, (B) any Awards or other amounts received in connection with a Condemnation of all or a portion of the Property, (C) any Rents to the extent such Rents are not deposited in accordance with the Clearing Account Agreement, (D) any Rents collected for more than one (1) month in advance to the extent not applied to the payment of Taxes, Insurance Premiums, Debt Service and other amounts due under the Loan Documents, or (E) any Net Liquidation Proceeds After Debt Service or any distributions or other payments made in respect of any part of the Property or the Collateral in violation of the Loan Documents;
(vi)    any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Mortgage Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of the applicable Leases prior to the occurrence of the Mortgage Loan Event of Default that gave rise to such foreclosure or action in lieu thereof;
(vii)    (A) Borrower's or Mortgage Borrower's failure to obtain and maintain in full force and effect fully paid for Policies as required by this Agreement except, with respect to any such Policy (other than any blanket Policy insuring one (1) or more properties in addition to the Property), to the extent such failure arises solely from insufficient cash flows from the operation of the Property or (B) Borrower's or Mortgage Borrower's failure to pay any Taxes or assessments affecting the Property except to the extent such failure arises solely from insufficient cash flows from the operation of the Property; provided, however, there shall be no liability under this clause (vii) in the event that no Event of Default exists and there are sufficient Insurance Funds in the Insurance Account or sufficient Tax Funds in the Tax Account (as applicable) to pay for such Policies or such Taxes or assessments (as applicable);
(viii)    failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Property except, with respect to any such charges incurred by Borrower or Mortgage Borrower in accordance with the Loan Documents or the Mortgage Loan Documents, to the extent such failure arises solely from insufficient cash flows from the operation of the Property;
(ix)    Borrower's indemnification of Lender set forth in Section 9.2 hereof;
(x)    any intentional physical waste of the Property caused by Borrower, Mortgage Borrower, any Guarantor, or any of their principals, officers, agents or employees;
(xi)    the payment of fees or other amounts by Borrower or Mortgage Borrower to any of its Affiliates in violation of the Loan Documents, including, without limitation Section 4.2.5, after the occurrence and during the continuance of an Event of Default;
(xii)    Borrower or Mortgage Borrower fails, after ten (10) Business Days following written notice from Lender, to permit on-site inspections of the Property, fails to provide financial information, or fails to appoint or, if applicable, cause the appointment of, a new property manager upon the request of Lender, in each case as required by, and in accordance with the terms and provisions of, the Loan Documents;
(xiii)    forfeiture of the Property or the Collateral due to Mortgage Borrower's or Borrower's commission of a criminal act;
(xiv)    (A) the breach of any representation set forth in Section 3.1.24 hereof (except with respect to Sections 3.1.24(f) and (j), to the extent compliance would require any direct or indirect equity owner of Borrower to make any capital contributions to Borrower), or (B) the failure by Borrower or Mortgage Borrower to maintain its status as a special purpose entity as required by, and in accordance with, the terms and provisions of the Loan Documents (except with respect to Sections 3.l.24(f) and (j), to the extent compliance would require any direct or indirect equity owner of Borrower to make any capital contributions to Borrower);
(xv)    any distribution made in violation of the first sentence of Section 4.2.17(b) hereof;

(xvi)    subject to clause (3) in the succeeding paragraph, if Borrower fails to obtain Lender's prior consent to any voluntary Transfer except to the extent expressly permitted by this Agreement;
(xvii)    if Borrower, Guarantor or any Affiliate of Borrower or Guarantor contests, impedes, delays or opposes the exercise by Lender of any enforcement actions, remedies or other rights it has under or in connection with this Agreement or the other Loan Documents, provided that the foregoing shall not include any defense, claim or counterclaim raised in good faith (a "Contested Foreclosure"); or
(xviii)    in the event of any Contested Foreclosure, any transfer tax payments owed by Mortgage Borrower, Borrower or Lender in connection with such Contested Foreclosure.
Notwithstanding anything to the contrary in this Agreement, the Note or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b) or 11 ll(b) or any other provisions of the U.S. Bankruptcy Code or any other Bankruptcy Law to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that any of the following occurs (each, a "Springing Recourse Event"): (1)(x) Borrower or Mortgage Borrower fails to maintain its status as a single purpose entity as required by, and in accordance with, the terms and provisions of, the Mortgage Loan Agreement, this Agreement and the other Loan Documents except as a result of Borrower's or Mortgage Borrower's inability to comply with Sections 3.l.24(f) and (j) hereof or the Mortgage Loan Agreement and (y) a court of competent jurisdiction orders a substantive consolidation of Borrower's or Mortgage Borrower's assets in a bankruptcy or insolvency proceeding of a Person other than Borrower or Mortgage Borrower and such failure is a material consideration in such order; (2) Borrower fails to obtain Lender's prior consent to any Indebtedness secured by the Property except to the extent expressly permitted by this Agreement (for the avoidance of doubt, Permitted Trade Payables, unsecured loans made by any Person that owns a direct or indirect interest in Borrower to another Person that owns a direct or indirect interest in Borrower, or other payables or liabilities incurred in connection with the operation, management or leasing of the Property shall not constitute Indebtedness for the purposes of this sub-clause (2), although any such Indebtedness may nevertheless constitute a Default or an Event of Default if it violates any provision of any of the Loan Documents); (3) Borrower fails to obtain Lender's prior consent to any voluntary Transfer of all or substantially all of the Property or to any Transfer which results in a change of control of Borrower except to the extent expressly permitted by this Agreement; (4) Borrower or Mortgage Borrower files a voluntary petition under the Bankruptcy Law; (5) any Affiliate of Borrower which controls, directly or indirectly, Borrower or Mortgage Borrower files, or joins in the filing of, an involuntary petition against Borrower or Mortgage Borrower under the Bankruptcy Law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or Mortgage Borrower from any Person; (6) Borrower or Mortgage Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it by any other Person under the Bankruptcy Law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or Mortgage Borrower from any Person; (7) any Affiliate of Borrower which controls, directly or indirectly,

Borrower or Mortgage Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, Mortgage Borrower or any portion of the Property; (8) Borrower or Mortgage Borrower makes an assignment for the benefit of creditors, or admits, in writing (other than in any information provided to Lender pursuant to this Agreement or the other Loan Documents or any financial statement of Borrower) or in any action or proceeding, its insolvency or inability to pay its debts as they become due; or (9) any breach of the covenant contained in Section 4.2.19 hereof.
As used in this Section 11.22, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise and the terms "controlled" and "controlling" shall have correlative meanings.
Section 11.23.    Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Mortgage and Mezzanine Term Sheet dated May 1, 2012 between Swig Equities, LLC and Longwing Inc. and Lender, are superseded by the terms of this Agreement and the other Loan Documents.
Section 11.24.    Servicer. (a) At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer and trustee, together with its agents, nominees or designees, are collectively referred to herein as "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement and/or other agreement providing for the servicing of one (1) or more mezzanine loans (collectively, the "Servicing Agreement") between Lender and Servicer. Borrower shall be responsible for (i) any reasonable set-up fees or any other initial costs and expenses relating to or arising under the Servicing Agreement, but not including the legal costs incurred in connection with the negotiation of the Servicing Agreement, and (ii) any fees and expenses of Servicer (including, without limitation, attorneys' fees and disbursements) in connection with any release of the Property, any prepayment, defeasance, assumption, amendment or modification of the Loan, any documents or matters requested by Borrower, special servicing or work-out of the Loan or enforcement of the Loan Documents, and all property inspections and/or appraisals of the Property (or any updates to existing inspections or appraisals) that Servicer may be required to obtain. Without limiting the generality of the foregoing, Servicer shall be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto under this Agreement and the other Loan Documents.
(b)    Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower and Guarantor pursuant to the provisions of this Agreement and the other Loan Documents.
(c)    Provided Borrower shall have been given notice of Servicer' s identity and address by Lender, Borrower shall deliver, or cause to be delivered, to Servicer duplicate originals of all notices and other documents and instruments which Borrower or Guarantor may or shall be required to deliver to Lender pursuant to this Agreement and the other Loan Documents (and no delivery of such notices or other documents and instruments by Borrower or Guarantor shall be of any force or effect unless delivered to Lender and Servicer as provided above).
Section 11.25.    Joint and Several Liability. If Borrower consists of more than one (1) Person, the representations, warranties, covenants, obligations and liabilities of each Person shall be joint and several.
Section 11.26. Creation of Security Interest. Notwithstanding any other provision set forth in this Agreement, the Note, the Pledge Agreement or any of the other Loan Documents, Lender may at any time grant a security interest in all or any portion of its rights under this Agreement, the Note, the Pledge Agreement or any of the other Loan Documents (including, without limitation, the payments owing to it) (a) to any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or to the central reserve bank or similar authority of any other country to secure any obligation of Lender or its Affiliates to such bank or similar authority or (b) to secure any borrowing by Lender or its Affiliates from any company that purchases or funds financial assets by issuing commercial paper.
Section 11.27. Intentionally Omitted.
Section 11.28. Set-Off. In addition to any other rights and remedies of Lender provided by the Loan Documents and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder or under the other Loan Documents (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate of Lender to or for the credit or the account of Borrower. Lender agrees to promptly notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
Section 11.29. Component Notes. Without in any way limiting Lender's other rights under this Agreement or any other Loan Document (including Lender's rights under Section 9.1 and Section 11.30 hereof), Lender shall have the right, at any time and in its sole and absolute discretion, to require Borrower to execute and deliver new component notes (including senior and junior notes) to replace the original note or modify the original note to reflect multiple components of the Loan, which notes may be paid in such order of priority as may be designated by Lender, provided that (a) the aggregate principal amount of such component notes shall, on the date created, equal the Outstanding Principal Balance immediately prior to the creation of such component notes, (b) the weighted average interest rate of all such component notes shall, on the date created, equal the interest rate which was applicable to the Loan immediately prior to the creation of such component notes, (c) the scheduled debt service payments on all such component notes shall, on the date created, equal the scheduled debt service payments under the Loan immediately prior to the creation of such component notes, and (d) Borrower shall not be required, in the aggregate, to materially decrease its rights or materially increase its obligations with respect to the Loan (except that the weighted average interest rate may subsequently change due to involuntary prepayments due to the application of Proceeds or an Award following a Casualty or Condemnation or if an Event of Default shall occur or otherwise pursuant to a prepayment under Section 5.3.2(i)). Borrower shall cooperate with all reasonable requests of Lender in order to establish the component notes and shall execute and deliver, and cause to be executed and delivered, such documents as shall reasonably be required by Lender or any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender and, if applicable, satisfactory to such Rating Agency (including, without limitation, the severance of security documents). Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to establish the component notes as described in this Section 11.29, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Lender shall reimburse Borrower for all reasonable out-of-pocket third party costs and expenses actually incurred by Borrower, Guarantor, Manager and their respective Affiliates subsequent to the Closing Date in connection with the creation of the component notes and all requirements relating thereto, and Borrower shall not be responsible for any of Lender's costs incurred in connection with the creation of the component notes and all requirements relating thereto.
Section 11.30.    New Mezzanine Loan. Without in any way limiting Lender's other rights under this Agreement or any other Loan Document (including Lender's rights under Section 9 .1 and Section 11.29 hereof), Lender shall have the right (the "Mezzanine Option'') at any time, in its sole and absolute discretion, to divide the Loan into one or more new mezzanine loans (each individually, a "New Mezzanine Loan"). In effectuating the foregoing, Lender will make one or more mezzanine loans to single purpose, bankruptcy remote entities that own, directly or indirectly, all of the legal, beneficial and economic interests in Borrower (each individually, a ''New Mezzanine Borrower") in the amount of the related New Mezzanine Loan; each New Mezzanine Borrower will contribute the amount of its New Mezzanine Loan and the proceeds of any junior New Mezzanine Loan contributed to such New Mezzanine Borrower by its immediately junior New Mezzanine Borrower to Borrower or to its immediately senior New Mezzanine Borrower, as applicable; and Borrower will apply the contribution to pay down the Loan. In connection with the Mezzanine Option:
(a)    Lender shall have the right to establish different interest rates and debt service payments for the New Mezzanine Loans and to require the payment of the New Mezzanine Loans in such order of priority as may be designated by Lender; provided, that (i) the aggregate principal amount of the New Mezzanine Loans shall equal the Outstanding Principal Balance immediately prior to the creation of the New Mezzanine Loans, (ii) the weighted average interest rate of the New Mezzanine Loans shall, on the date created, equal the interest rate which was applicable to the Loan immediately prior to creation of the New Mezzanine Loans, (iii) the scheduled debt service payments on the New Mezzanine Loans shall, on the date created, equal the scheduled debt service payments under the Loan immediately prior to creation of the New Mezzanine Loans, and (iv) neither Borrower nor its Affiliates shall be required, in the aggregate, to materially decrease their rights or materially increase their obligations with respect to the Loan existing immediately prior to creation of the New Mezzanine Loans (except that the weighted average interest rate may subsequently change due to involuntary prepayments due to the application of Proceeds or an Award following a Casualty or Condemnation or if an Event of Default shall occur or otherwise pursuant to a prepayment under Section 5.3.2(i)).
(b)    Each New Mezzanine Borrower shall be a single purpose, bankruptcy remote entity under the criteria established by the Rating Agencies and shall own directly one hundred percent (100%) of the legal, beneficial and economic interests in Borrower or its immediately senior New Mezzanine Borrower, as applicable. The security for any New Mezzanine Loan shall include a pledge by the related New Mezzanine Borrower of one hundred percent (100%) of the direct ownership interests in Borrower or its immediately senior New Mezzanine Borrower, as applicable.
(c)    Borrower and New Mezzanine Borrowers shall cooperate with all reasonable requests of Lender in order to convert the Loan into the New Mezzanine Loans and shall execute and deliver, and cause to be executed and delivered, such documents as shall reasonably be required by Lender or any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender and, if applicable, satisfactory to such Rating Agency (including, without limitation, the delivery of bankruptcy non-consolidation opinions and the modification of organizational documents and loan documents). Each of Borrower and New Mezzanine Borrowers hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to convert the Loan as described in this Section 11.30, each of Borrower and New Mezzanine Borrowers ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Lender shall reimburse Borrower for all reasonable out-of- pocket third party costs and expenses actually incurred by Borrower, Guarantor, Manager and their respective Affiliates subsequent to the Closing Date in connection with the creation of the New Mezzanine Loans and all requirements relating thereto, and Borrower shall not be responsible for any of Lender's costs incurred in connection with the creation of the New Mezzanine Loans and all requirements relating thereto.
Section 11.31.    Approvals; Third Parties; Conditions. (a) All approval rights retained or exercised by Lender with respect to any Leases, contracts, plans, studies and other matters are solely to facilitate Lender's credit underwriting, and shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person.
(b)    This Agreement and the other Loan Documents are for the sole and exclusive use of Borrower and Lender and may not be enforced, nor relied upon, by any other Person. Nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon any Person other than Borrower and Lender any right to insist upon or to enforce the performance or observance of any of the terms, covenants and conditions contained herein or therein. All conditions to the obligations of Lender hereunder or under the other Loan Documents are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make the Loan (or, if applicable, make any advances) or otherwise perform or satisfy such obligations in the absence of strict compliance with any or all of such conditions and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in Lender's sole and absolute discretion.
Section 11.32.    Limitation on Liability of Lender's Officers, Employees, etc. Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of Lender's interest in the Collateral only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any other asset or property of Lender or the asset or property of any of Lender's shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.
Section 11.33.    Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, upon reasonable notice to Borrower, Lender shall have:
(a)    the right to routinely consult with and advise Borrower's management regarding the significant business activities and business and financial developments of Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of Hazardous Substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times upon reasonable notice;
(b)    the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice;
(c)    the right, in accordance with the terms of this Agreement, including, without limitation, Section 4.1.6 hereof, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder's equity and cash flow, a management report and schedules of outstanding indebtedness (in each case only to the extent Borrower is otherwise required to provide such reports pursuant to the terms of this Agreement); and
(d)    the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower or Mortgage Borrower of any other significant property other than personal property required for the day to day operation of the Property or the ownership of the Collateral (except as otherwise permitted hereunder or under the Mortgage Loan Documents).
The rights described above in this Section 11.33 may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender. As used in this Section 11.33, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise and the terms "controlled" and "controlling" shall have correlative meanings.

Section 11.34.    Waiver of Rights. Defenses and Claims. Borrower hereby unconditionally and irrevocably waives all rights, defenses and claims that Borrower may have based on the fact that certain terms and provisions of the Mortgage Loan Agreement, including without limitation certain definitions set forth in Section 1.1 of the Mortgage Loan Agreement, are incorporated into this Agreement by reference.
Section 11.35.    Intercreditor Agreement.
(a)    Lender has advised Borrower that Lender and Mortgage Lender are parties to the Intercreditor Agreement memorializing their relative rights and obligations with respect to the Mortgage Loan, the Loan, Mortgage Borrower, Borrower, the Collateral and the Property. Borrower hereby acknowledges and agrees that (i) such Intercreditor Agreement is intended solely for the benefit of Lender and Mortgage Lender and (ii) Borrower and Mortgage Borrower are not intended third-party beneficiaries of any of the provisions therein and shall not be entitled to rely on any of the provisions contained therein. Lender and Mortgage Lender shall have no obligation to disclose to Borrower the contents of the Intercreditor Agreement. Borrower's obligations hereunder are independent of such Intercreditor Agreement and remain unmodified by the terms and provisions thereof.
(b)    In the event Lender is required pursuant to the terms of the Intercreditor Agreement to pay over any payment or distribution of assets, whether in cash, property or securities which is applied to the Debt, including, without limitation, any proceeds of the Property previously received by Lender on account of the Loan to Mortgage Lender, then Borrower agrees to indemnify Lender for any amounts so paid, and any amount so paid shall continue to be owing pursuant to the Loan Documents as part of the Debt notwithstanding the prior receipt of such payment by Lender.
Section 11.36.    Discussions with Mortgage Lender. In connection with the exercise of its rights as set forth in the Loan Documents, Lender shall have the right at any time to discuss the Property, the Mortgage Loan, the Collateral, the Loan or any other matter directly with Mortgage Lender or Mortgage Lender's consultants, agents or representatives without notice to or permission from Borrower, Guarantor or any other Person, nor shall Lender have any obligation to disclose such discussions or the contents thereof with Borrower, Guarantor or any other Person.
Section 11.37. Independent Approval Rights. If any action, proposed action or other decision is consented to or approved by Mortgage Lender, such consent or approval shall not be binding or controlling on Lender. Borrower hereby acknowledges and agrees that (i) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval Mortgage Lender and Lender may reasonably reach different conclusions, and (iii) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view. Furthermore, the denial by Lender of a requested consent or approval shall not create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the Mortgage Loan, and Borrower hereby waives any claim of liability against Lender arising from any such denial.

Section 11.38. Direction of Mortgage Borrower or with Respect to the Property. Borrower and Lender hereby acknowledge and agree that, as to any clauses or provisions contained in this Agreement or any of the other Loan Documents to the effect that (i) Borrower shall cause Mortgage Borrower to act or to refrain from acting in any manner or (ii) Borrower shall cause to occur or not to occur, or otherwise be obligated in any manner with respect to, any matters pertaining to Mortgage Borrower or the Property, or (iii) other similar effect, such clause or provision, in each case, is intended to mean, and shall be construed as meaning, that Borrower has undertaken to act and is obligated to act only in Borrower's capacity as the sole member of Mortgage Borrower (which Mortgage Borrower, in turn, is the fee owner of the Property) but not directly with respect to Mortgage Borrower or the Property or in any other manner which would violate any of the covenants contained in Section 3.1.24 hereof or other similar covenants contained in Borrower's Organizational Documents.
Section 11.39. Compliance with Mortgage Loan Documents. Borrower shall, or shall cause Mortgage Borrower to: (i) pay all principal, interest and other sums required to be paid by Mortgage Borrower under and pursuant to the provisions of the Mortgage Loan Documents; (ii) diligently perform and observe all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of any Mortgage Borrower to be performed and observed, unless such performance or observance shall be waived in writing by Mortgage Lender; (iii) promptly notify Lender of the giving of any notice by Mortgage Lender to Mortgage Borrower of any default by Mortgage Borrower in the performance or observance of any of the terms, covenants or conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed and deliver to Lender a true copy of each such notice (including electronically transmitted items); and (iv) deliver a true, correct and complete copy of all material notices, demands, requests or material correspondence (including electronically transmitted items) given or received by Mortgage Borrower or Guarantor to or from Mortgage Lender or its agent. Without limiting the foregoing, Borrower shall cause Mortgage Borrower to fund all reserves required to be funded pursuant to the Mortgage Loan Documents.
Section 11.40.    Mortgage Loan Defaults.
(a)    Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, if there shall occur any default under any of the Mortgage Loan Documents or if Mortgage Lender asserts that Mortgage Borrower has defaulted in the performance or observance of any term, covenant or condition of the Mortgage Loan Documents (whether or not the same shall have continued beyond any applicable notice or grace periods, whether or not Mortgage Lender shall have delivered proper notice to Mortgage Borrower, and without regard to any other defenses or offset rights Mortgage Borrower may have against Mortgage Lender), Borrower hereby expressly agrees that Lender shall have the immediate right, without notice to or demand on Borrower or Mortgage Borrower, but shall be under no obligation, to exercise Borrower's rights under the Mortgage Borrower Company Agreement: (i) to pay all or any part of the Mortgage Loan and any other sums that are then due and payable, and to perform any act or take any action on behalf of Mortgage Borrower to cause all of the terms, covenants and conditions of the applicable Mortgage Loan Document on the part of Mortgage Borrower to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section (including, without limitation, reasonable attorneys' and other professional fees) (i) shall constitute additional advances of the Loan to Borrower, (ii) shall increase the then Outstanding Principal Balance, (iii) shall bear interest at the Default Rate for the period from the date that such costs or expenses were incurred to the date of payment to Lender, (iv) shall constitute a portion of the Debt, (v) shall be secured by the Pledge Agreement, and (vi) shall be due and payable to Lender within two Business Days following demand therefor. In the event that Lender makes any payment in respect of the Mortgage Loan, Lender shall be subrogated to all of the rights of Mortgage Lender under the applicable Mortgage Loan Document against the Property, in addition to all other rights it may have under the Loan Documents.
(b)    Subject to the rights of Tenants, Borrower hereby grants, and shall cause Mortgage Borrower to grant, Lender and any Person designated by Lender the right to enter upon the Property at any time for the purpose of carrying out the rights granted to Lender under this Section. Borrower shall not, and shall not cause or permit Mortgage Borrower or any other Person to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Mortgage Loan, or to otherwise protect or preserve Lender's interests in the Loan and the Collateral, including the Property in accordance with the provisions of this Agreement and the other Loan Documents.
(c)    Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including, without limitation, reasonable attorneys' and other professional fees, whether or not suit is brought, and settlement costs), and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the foregoing actions (collectively, the "Claims"); provided, however, nothing contained herein shall require Borrower to indemnify Lender for any Claims arising as a result of Lender's gross negligence or willful misconduct. Lender shall have no obligation to Borrower, Mortgage Borrower or any other party to make any such payment or performance.
(d)    If Lender shall receive a copy of any notice of default under any of the Mortgage Loan Documents sent by Mortgage Lender to Mortgage Borrower, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender making the Loan, Borrower hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender's exercise of its rights and remedies provided in this Section other than claims arising out of the fraud, illegal acts, gross negligence or willful misconduct of Lender.
(e)    Any Event of Default under the Mortgage Loan shall constitute an immediate Event of Default under this Agreement without any notice, grace or cure period otherwise applicable under this Agreement.
Section 11.41. Mortgage Loan Estoppels. Borrower shall, or shall cause Mortgage Borrower to, from time to time, use commercially reasonable efforts to obtain from Mortgage Lender such certificates of estoppel with respect to compliance by Mortgage Borrower with the terms of the Mortgage Loan Documents as may be requested by Lender. In the event or to the extent that Mortgage Lender is not legally obligated to deliver such certificates of estoppel and is unwilling to deliver the same, or is legally obligated to deliver such certificates of estoppel but breaches such obligation, then Borrower shall not be in breach of this provision so long as Borrower furnish to Lender an estoppel executed by Borrower and Mortgage Borrower expressly representing to Lender the information requested by Lender regarding compliance by Mortgage Borrower with the terms of the Mortgage Loan Documents. Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including, without limitation, reasonably attorneys' and other professional fees, whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Mortgage Loan which was misrepresented in, or which warrants disclosure and was intentionally omitted from such estoppel executed by Borrower and Mortgage Borrower.
Section 11.42.    No Amendments to Mortgage Loan Documents. Without obtaining the prior written consent of Lender, Borrower shall not cause or permit Mortgage Borrower to (i) enter into or be bound by any Mortgage Loan Documents after the date hereof or enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any of the Mortgage Loan Documents (other than ministerial or de minimis modifications, which do not affect any of the economic terms therein or change any rights or obligations of the parties thereunder), or (ii) grant to Mortgage Lender any consent or waiver. Borrower shall cause Mortgage Borrower to provide Lender with a copy of any amendment, waiver, supplement, termination or other modification to the Mortgage Loan Documents within five (5) days after the execution thereof. Without obtaining the prior written consent of Lender, Borrower shall not cause or permit Mortgage Borrower to amend or modify the Organizational Documents of Mortgage Borrower in any respect which would (i) limit distributions to be made to Borrower, (ii) limit cure rights of Borrower, (iii) modify the special purpose entity requirements set forth therein or (iv) would in any other respect have any material adverse effect on Lender.
Section 11.43.    Acquisition of the Mortgage Loan.
(a)    Neither Borrower, Mortgage Borrower, Guarantor nor any Affiliate of any of them nor any Person acting at any such Borrower's, Mortgage Borrower's, Guarantor's or such Affiliate's request or direction, shall acquire or agree to acquire the Mortgage Loan, or any portion thereof or any interest therein, or any direct or indirect controlling ownership interest in the holder of the Mortgage Loan, via purchase, transfer, exchange or otherwise, and any breach or attempted breach of this provision shall constitute an Event of Default hereunder. If, solely by operation of applicable subrogation law, Borrower, Mortgage Borrower, Guarantor or any Affiliate of any of them shall have failed to comply with the foregoing, then Borrower: (i) shall immediately notify Lender of such failure; and (ii) shall cause any and all such prohibited parties acquiring any interest in the Mortgage Loan Documents: (A) not to enforce the Mortgage Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly: (1) cancel the promissory note evidencing the Mortgage Loan, (2) reconvey and release the Lien securing the Mortgage Loan and any other collateral under the Mortgage Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under the Mortgage Loan Documents.
(b)    Lender shall have the right at any time to acquire all or any portion of the Mortgage Loan or any interest in any holder of, or participant in, the Mortgage Loan without notice or consent of Borrower, Mortgage Borrower, Guarantor or any other Person, in which event Lender shall have and may exercise all rights of Mortgage Lender thereunder (to the extent of its interest), including the right (i) to declare that the Mortgage Loan is in default, in accordance with the terms thereof, (ii) to accelerate the Mortgage Loan indebtedness, in accordance with the terms thereof, and (iii) to pursue all remedies against any obligor under the Mortgage Loan Documents, in accordance with the terms thereof. In addition, Borrower hereby expressly agrees that any claims, counterclaims, defenses, offsets, deductions or reductions of any kind which Mortgage Borrower or any other Person may have against Mortgage Lender relating to or arising out of the Mortgage Loan shall be the personal obligation of Mortgage Lender, and in no event shall Mortgage Borrower be entitled to bring, pursue or raise any such claims, counterclaims, defenses, offsets, deductions or reductions against Lender or any Affiliate of Lender or any other Person as the successor holder of the Mortgage Loan or any interest therein, provided that Mortgage Borrower may seek specific performance of its contractual rights under the Mortgage Loan Documents.
Section 11.44.    Refinancing or Prepayment of the Mortgage Loan. Except as expressly permitted by the Mortgage Loan Documents or hereunder, Borrower shall not make or permit to be made any partial or full prepayment of amounts owing under the Mortgage Loan or any refinancing of the Mortgage Loan without the prior written consent of Lender.
Section 11.45. Deed in Lieu of Foreclosure. Borrower shall not, and Borrower shall not cause, suffer or permit Mortgage Borrower to, enter into, execute, deliver, or consent to, as the case may be, any deed-in-lieu or consensual foreclosure with or for the benefit of Mortgage Lender or any of its Affiliates or designees unless (a) a Mortgage Loan Event of Default has occurred and is continuing, (b) Borrower has given Lender at least ninety (90) days prior written notice of its intent to execute, deliver or consent to, as the case may be, any deed-in-lieu, assignment-in-lieu or consensual foreclosure, and ( c) Lender has not commenced a UCC foreclosure sale in accordance with this Agreement or the other Loan Documents. Borrower shall not, and Borrower shall not cause, suffer or permit Mortgage Borrower to, enter into any consensual sale or other transaction in connection with the Mortgage Loan which could diminish, modify, terminate, impair or otherwise adversely affect the interests of Lender or Borrower in the Collateral or any portion thereof or any interest therein or the interests of Mortgage Lender or Mortgage Borrower in the Property or any portion thereof or any interest therein unless (a) a Mortgage Loan Event of Default has occurred and is continuing, (b) Borrower has given Lender at least ninety (90) days prior written notice of its intent to execute, deliver or consent to, as the case may be, any deed-in-lieu, assignment-in-lieu or consensual foreclosure, and ( c) Lender has not commenced a UCC foreclosure sale in accordance with this Agreement or the other Loan Documents.

[NO FURTHER TEXT ON TIDS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

PEARLMARK MEZZANINE REALTY
PARTNERS III, L.C.C.,
a Delaware limited liability company

By: /s/ Michael Girimonte
Name: Michael Girimonte
Title: Managing Director

TMRP III CO-INVESTMENT, L.L.C.,
a Delaware limited liability company

By: /s/ Michael Girimonte
Name: Michael Girimonte
Title: Managing Director

[Signatures continue on next page]

[Signature Page to Mezzanine Loan Agreement]

BORROWER:

110 WILLIAM MEZZ, LLC,
a Delaware limited liability company

By:    110 William Mezz Parent, LLC
a Delaware limited liability company,
its sole equity member

By:    SE 110 William Management, LLC,
a New York limited liability company,
its managing member

By:     /s/ Kent M. Swig
Name: Kent M. Swig
Title: Managing Member

[Signature Page to Mezzanine Loan Agreement]

SCHEDULE I
(RENT ROLL)

Database: SWIGEQUITIES Bldg Status: Active only	Rent Roll 110 WILLIAM, LLC 6/30/2012	Page: 1 Date: 6/8/2012 Time: 11:06 AM

Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Future Rent Increases Cat	Date	Monthly Amount	PSF
Vacant Suites													
11000 -0010	Vacant			742									
11000 -0030	Vacant			103									
11000 -0060	Vacant			646									
11000 -0160	Vacant			810									
11000 -0910	Vacant			10,559									
11000 -1440	Vacant			574									
11000 -2200	Vacant			8,514									
11000 -2901	Vacant			3,095									
11000 -SB-D	Vacant			288									
11000 -SB-E	Vacant			178									
11000 -SB-M	Vacant			374									
11000 -SB-O	Vacant			226									
11000 -SB-P	Vacant			248									
Occupied Suites													
11000 -0020	BUILDING PLAN ROOM	8/1/2006	12/31/2049	1,151									
11000 -0040C	COGENT COMMUNICATIONS	1/11/2002	12/31/2012	84	650.00	92.86			50.00				
11000 -0050	HSBC BANK USA	5/1/2001	4/30/2021	5,356	36,780.57	82.41				RRU	5/1/2016	41,194.24	92.29
11000 -0100	MANAGEMENT OFFICE	1/1/2008	12/31/2049	2,515									
11000 -0105	KINKO'S, INC	6/19/2000	9/30/2015	4,000	13,416.67	40.25	745.90	2,525,917.03					
11000 -0110	GATEWAY NEWSSTAND	11/30/1999	1/31/2020	200	1,962.50	117.75			66.67	RRU	2/1/2015	2,471.88	148.31
11000 -0120	HSBC BANK USA	5/1/2001	4/30/2021	7,790	53,495.26	82.41				RRU	5/1/2016	59,914.70	92.29
11000 -0130	CP at William Street, Inc.	8/1/2010	3/30/2021	2,528	9,991.63	47.43			1,121.49	RRU	8/1/2015	11,490.38	54.54
11000 -0140	Swig Equities, LLC	8/23/2011	8/22/2013	1,575					3,018.75

Database: SWIGEQUITIES
Bldg Status: Active only

Rent Roll
110 WILLIAM, LLC
6/30/2012

Page: 2
Date: 6/8/2012
Time: 11:06 AM

Bldg Id	Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Future Rent Increases Cat	Date	Monthly Amount	PSF
11000	-0170	CP at William Street, Inc.	8/1/2010	3/30/2021	443									
11000	-0180	Messenger Center	1/1/2001	1/1/2022	400									
11000	-0400	ECONOMIC DEVELOPMENT	1/1/2004	8/31/2019	37,465	87,418.33	28.00	5,654.13	3,690,498.84	1,000.00	FRE	9/1/2014	-90,384.31	-4.13
											FRE	9/1/2015	-90,384.31	-4.13
											FRE	2/1/2019	-90,384.31	-4.13
											RCM	9/1/2014	90,384.31	4.13
		Additional Space 11000 -0040	7/26/2007	11/30/2013	1,127					1,725.00				
		Additional Space 11000 -0200	1/1/2004	8/31/2019	36,417	84,973.00	28.00	5,648.58	3,690,498.84		FRE	9/1/2014	-87,856.01	-28.95
											FRE	9/1/2015	-87,856.01	-28.95
											FRE	2/1/2019	-87,856.01	-28.95
											RCM	9/1/2014	87,856.01	28.95
		Additional Space 11000 -0300	1/1/2004	8/31/2019	37,621	87,782.33	28.00	5,760.98	3,690,498.84		FRE	9/1/2014	-90,760.66	-28.95
											FRE	9/1/2015	-90,760.66	-28.95
											FRE	2/1/2019	-90,760.66	-28.95
											RCM	9/1/2014	90,760.66	28.95
		Additional Space 11000 -0500	1/1/2004	8/31/2019	37,707	87,983.00	28.00	5,665.71	3,690,498.84		FRE	9/1/2014	-90,968.14	-28.95
											FRE	9/1/2015	-90,968.14	-28.95
											FRE	2/1/2019	-90,968.14	-28.95
											RCM	9/1/2014	90,968.14	28.95
		Additional Space 11000 -0600	1/1/2004	8/31/2019	37,722	88,018.00	28.00	5,780.46	3,690,498.84		FRE	9/1/2014	-91,004.33	-28.95
											FRE	9/1/2015	-91,004.33	-28.95
											FRE	2/1/2019	-91,004.33	-28.95
											RCM	9/1/2014	91,004.33	28.95
		Additional Space 11000 -0700	12/31/2003	8/31/2019	37,837	88,286.34	28.00	5,941.19	3,690,498.84	3,379.40	FRE	9/1/2014	-91,281.76	-28.95
											FRE	9/1/2015	-91,281.76	-28.95
											FRE	2/1/2019	-91,281.76	-28.95
											RCM	9/1/2014	91,281.76	28.95
		Additional Space 11000 -0800	12/31/2003	8/31/2019	37,735	88,048.33	28.00	5,928.05	3,690,498.84		FRE	9/1/2014	-91,035.69	-28.95
											FRE	9/1/2015	-91,035.69	-28.95
											FRE	2/1/2019	-91,035.69	-28.95
											RCM	9/1/2014	91,035.69	28.95
				Total	263,631	612,509.33		40,379.10		6,104.40				
11000	-0900	NYC HOUSING DEVELOPMENT CORP	7/15/1999	11/18/2022	13,385	33,462.50	15.11	8,132.82	2,525,917.03					
		Additional Space 11000 -0905	1/29/2007	11/18/2022	6,477	16,192.50	30.00	561.58						
		Additional Space 11000 -910A	1/18/2012	11/18/2022	6,710					1,677.50	RCM	11/18/2017	18,648.21	33.35
				Total	26,572	49,655.00		8,694.40		1,677.50				
11000	-0900s	INFOHIGHWAY COMM. (EUREKA)	1/27/2000	1/31/2005	155	300.00	23.23			20.00				
11000	-0915	METROPOLITAN FIBER (VERIZON)	7/26/2004	7/25/2014	94					30.00	RCM	7/26/2012	950.08	121.29
											RCM	7/26/2013	978.58	124.93
											RCM	7/26/2014	1,007.94	128.67

Database: SWIGEQUITIES	Rent Roll	Page: 3
Bldg Status: Active only	110 WILLIAM, LLC	Date: 6/8/2012
	6/30/2012	Time: 11:06 AM

Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Future Rent Increases Cat	Date	Monthly Amount	PSF
11000 -1000	NYC HOUSING DEVELOPMENT CORP	7/15/1999	11/18/2022	34,803	87,007.50	30.00	21,146.42	2,525,917.03	583.34				
11000 -1100	ACCESS INTELLIGENCE (CHEM WK)	3/13/2000	9/30/2015	33,607	94,057.59	23.18	15,563.96	2,574,143.34	416.67				
	Additional Space 11000 -1810	3/13/2000	9/30/2015	15,076	37,792.17	30.08	6,981.84	2,574,143.34					
			Total	48,683	131,849.76		22,545.80		416.67				
11000 -1200	LOVELL SAFETY MANAGEMENT	2/15/2007	11/30/2017	23,871	52,715.13	26.50			250.00	RCM	10/1/2012	58,185.56	29.25
11000 -1201	Change to Win	5/31/2011	5/31/2013	3,255	6,967.73	25.69			813.75				
11000 -1300	NYC DEPT OFJUVENILE JUSTICE	10/31/2007	2/28/2018	36,847	107,658.86	35.06				RCM	2/1/2014	111,624.13	28.15
	Additional Space 11000 -1430	10/31/2007	2/28/2018	10,737									
			Total	47,584	107,658.86		0.00		0.00				
11000 -1400	Derive Technologies, LLC	10/18/2011	9/30/2018	9,790	18,764.17	23.00				RCM	10/18/2012	19,233.27	23.57
										RCM	10/18/2013	19,714.10	24.16
										RCM	10/18/2014	20,206.96	24.77
										RCM	10/18/2015	21,757.42	26.67
										RCM	10/18/2016	22,301.35	27.34
										RCM	10/18/2017	22,858.88	28.02
11000 -1410	BOLTON-ST. JOHNS	9/9/2006	10/8/2013	4,399	10,976.54	29.94			1,249.75	RCM	4/1/2013	11,250.95	30.69
11000 -1420	NYC DEPT OF ADMIN SVCS (IBO)	2/1/2000	8/10/2021	8,503	20,548.92	29.00				RCM	8/11/2016	22,603.81	31.90
11000 -1500	NYS - Superintendent of Insur	11/3/2010	1/31/2026	36,500	281,638.33	29.00	6,960.96		1,569.83	RCM	1/3/2016	330,196.66	36.77
										RCM	1/3/2021	378,755.00	42.18
	Additional Space 11000 -1600	10/1/2010	12/31/2025	36,500									
	Additional Space 11000 -1700	10/1/2010	12/31/2025	34,750									
	Additional Space 11000 -1801	10/1/2010	12/31/2025	8,790									
			Total	116,540	281,638.33		6,960.96		1,569.83				
11000 -1800	GBCHEALTH	10/16/2008	9/30/2015	12,014	38,290.06	38.25			3,103.50	RCM	2/1/2013	39,438.77	39.39
										RCM	2/1/2014	40,621.93	40.57
										RCM	2/1/2015	41,840.59	41.79
11000 -1900	MOTOR VEHICLE ACCIDENT, CORP.	6/1/1987	1/31/2013	32,453	62,201.58	23.00	20,439.60	2,561,038.00					
	Additional Space 11000 -SB-F	5/23/1988	1/31/2013	777									
	Additional Space 11000 -SBF	2/9/1993	1/31/2013	288					26.67				
			Total	33,518	62,201.58		20,439.60		26.67				
11000 -2005	NYC DEPT OF ACS	11/1/2010	10/16/2017	25,397	62,963.40	29.75							
11000 -2010	NYC DEPT OF ACS	9/28/2006	10/16/2017	5,499	13,632.94	29.75			1,260.19

Database: SWIGEQUITIES	Rent Roll	Page: 4
Bldg Status: Active only	110 WILLIAM, LLC	Date: 6/8/2012
	6/30/2012	Time: 11:06 AM

Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Future Rent Increases Cat	Date	Monthly Amount	PSF
11000 -2100	United States Fire Ins. Co.	9/15/2009	9/30/2013	18,500	57,966.90	37.60				RCM	9/1/2012	59,705.91	38.73
11000 -2202	Don Congdon Associates, Inc.	12/15/2011	4/30/2022	4,460	10,406.67	28.00			1,115.00	RCM	12/15/2012	10,718.87	28.84
										RCM	12/15/2013	11,040.43	29.71
										RCM	12/15/2014	12,114.98	32.60
										RCM	12/15/2015	12,478.43	33.57
										RCM	12/15/2016	12,852.78	34.58
										RCM	12/15/2017	13,981.70	37.62
										RCM	12/15/2018	14,401.15	38.75
										RCM	12/15/2019	14,833.18	39.91
										RCM	12/15/2020	15,278.18	41.11
										RCM	12/15/2021	15,736.52	42.34
11000 -2210	CAMPBELL SOLBERG ASSOC INC	5/15/2010	12/31/2015	4,200					1,050.00	FRE	11/1/2012	-2,750.00	-7.86
										FRE	5/1/2013	-11,182.80	-31.95
										FRE	9/1/2013	-2,750.00	-7.86
										FRE	5/1/2014	-11,462.37	-32.75
										FRE	7/1/2014	-2,750.00	-7.86
										FRE	5/1/2015	-11,748.94	-33.57
										RCM	5/15/2013	11,307.35	32.31
										RCM	5/15/2014	11,590.04	33.11
										RCM	5/15/2015	11,879.79	33.94
11000 -2300	WB Engineering & Consult.PLLC	4/11/2011	8/10/2021	16,735	47,600.62	34.13				FRE	4/11/2016	-56,830.52	-40.75
										RCM	4/11/2013	48,790.63	34.99
										RCM	4/11/2014	50,010.40	35.86
										RCM	4/11/2015	51,260.66	36.76
										RCM	4/11/2016	56,830.52	40.75
										RCM	4/11/2017	58,251.28	41.77
										RCM	4/11/2018	59,707.56	42.81
										RCM	4/11/2019	61,200.25	43.88
										RCM	4/11/2020	62,730.26	44.98
										RCM	4/11/2021	64,298.50	46.11
11000 -2400	INSURANCE INFORMATION INSTITU	7/1/1987	12/31/2015	16,408	29,985.01	21.93	11,512.70	2,420,245.00					
11000 -2500	HARDIN, KUNDLA, MCKEON	7/1/2009	3/31/2016	12,516	29,204.00	28.00	1,149.75			FRE	8/1/2012	-29,204.00	-28.00
										FRE	3/1/2013	-15,000.00	-14.38
										FRE	8/1/2013	-29,204.00	-28.00
										FRE	3/1/2014	-15,000.00	-14.38
										FRE	8/1/2014	-29,204.00	-28.00
										FRE	3/1/2015	-15,000.00	-14.38
										FRE	8/1/2015	-29,204.00	-28.00
11000 -2505	HART ENERGY PUBLISHING, LLLP	10/1/2009	11/30/2014	2,143	6,316.11	35.37			730.75	RCM	11/2/2012	6,489.80	36.34
										RCM	11/2/2013	6,668.27	37.34
										RCM	11/2/2014	6,851.65	38.37
11000 -2510	EFG Asset Management , Inc.	1/27/2012	7/31/2016	1,785	4,945.94	33.25			728.44	RCM	1/27/2013	5,081.95	34.16
										RCM	1/27/2014	5,221.70	35.10

Database: SWIGEQUITIES
Bldg Status: Active only

Rent Roll
110 WILLIAM, LLC
6/30/2012

Page: 5
Date: 6/8/2012
Time: 11:06 AM

Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Future Rent Increases Cat	Date	Monthly Amount	PSF
										RCM	1/27/2015	5,365.30	36.07
										RCM	1/27/2016	5,512.84	37.06
11000 -2601	WILENTZ, GOLDMAN & SPITZER	7/28/2006	12/31/2013	11,487	28,526.05	29.80			3,121.75				
11000 -2602	SQN Capital Partners, LLC	5/3/2011	6/30/2018	3,010	7,584.57	30.24			847.50	RCM	5/3/2013	7,774.19	30.99
										RCM	5/3/2014	8,482.75	33.82
										RCM	5/3/2015	8,694.82	34.66
										RCM	5/3/2016	8,912.19	35.53
										RCM	5/3/2017	9,134.99	36.42
										RCM	5/3/2018	9,363.37	37.33
11000 -2700	StackExchange	6/11/2012	6/10/2023	15,120									
11000 -2800	StackExchange	6/11/2012	6/10/2023	15,110						RCM	6/11/2014	87,578.83	69.55
										RCM	6/11/2015	89,549.35	71.12
										RCM	6/11/2016	91,564.21	72.72
										RCM	6/11/2017	93,624.41	74.35
										RCM	6/11/2018	95,730.96	76.03
										RCM	6/11/2019	97,884.90	77.74
										RCM	6/11/2020	100,087.31	79.49
										RCM	6/11/2021	102,339.28	81.28
										RCM	6/11/2022	104,641.91	83.10
11000 -2900	T.Y. LIN INTERNATIONAL	1/24/2011	5/31/2021	10,350	27,472.78	31.85			2,782.50	FRE	9/1/2016	-33,280.40	-38.59
										RCM	2/1/2013	28,228.28	32.73
										RCM	2/1/2014	29,004.56	33.63
										RCM	2/1/2015	29,802.19	34.55
										RCM	2/1/2016	33,280.40	38.59
										RCM	2/1/2017	34,195.61	39.65
										RCM	2/1/2018	35,135.99	40.74
										RCM	2/1/2019	36,102.23	41.86
										RCM	2/1/2020	37,095.04	43.01
										RCM	2/1/2021	38,115.16	44.19
11000 -3000	Sharedbook Inc.	8/25/2011	12/31/2014	6,070	13,005.48	25.71			1,692.50	RCM	6/17/2013	14,944.13	29.54
										RCM	6/17/2014	15,317.73	30.28
11000 -3010	PACO GROUP, INC	1/28/2010	12/31/2015	5,714	15,154.96	31.83			1,428.50	RCM	1/28/2013	15,609.61	32.78
										RCM	1/28/2014	16,077.89	33.77
										RCM	1/28/2015	16,560.23	34.78
11000 -3100	THE HEFFNER AGENCY	2/1/2000	12/31/2014	7,773	28,754.17	32.70							
	Additional Space 11000 -3110	10/10/2002	12/31/2014	2,527									
	Additional Space 11000 -SB-L	2/1/2000	12/31/2014	253					379.50				
			Total	10,553	28,754.17		0.00		379.50				
11000 -3200	KNOWLEDGE DELIVERY SYSTEMS	12/8/2006	8/31/2012	3,960	14,130.00	42.82			150.00				
	Additional Space 11000 -3200S	12/1/2006	8/31/2012	326					650.00

Database: SWIGEQUITIES
Bldg Status: Active only

Page: 6
Date: 6/8/2012
Time: 11:06 AM

Rent Roll
110 WILLIAM, LLC
6/30/2012

Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Future Rent Increases Cat	Date	Monthly Amount	PSF
	Additional Space 11000 -3201	12/1/2007	8/31/2012	750									
			Total	5,036	14,130.00		0.00		800.00				
11000 -9901	AT&T CORPORATION	8/1/2002	7/31/2012	0	3,092.40				31.69				
11000 -CABS	CAPTIVATE NETWORK	11/17/2010	5/17/2013	0									
11000 -ROOF1	ABOVENET COMMUNICATIONS	7/1/2000	6/30/2015	0	1,184.50				25.00	TLC	7/1/2012	1,220.04	0.00
										TLC	7/1/2013	1,256.64	0.00
										TLC	7/1/2014	1,294.34	0.00
11000 -SB-A	SECURITY GUARD LOCKER ROOM	1/1/2008	12/31/2049	153									
11000 -SB-B	PORTER LOCKER ROOM	1/1/2005	12/31/2049	178									
11000 -SB-C	Building Storage	1/1/2001	1/1/2021	586									
11000 -SB-G	Cleaning Storage	1/1/2001	1/1/2021	205									
11000 -SB-I	BLDG. CLEANING SUPPLIES	1/1/2008	12/31/2049	405									
11000 -SB-K	Building Storage	1/1/2001	1/1/2021	181									
11000 -SB-N	CON EDISON COMMUNICATIONS	5/20/2003	5/31/2011	90	1,425.65	190.09			31.69				

		%	Units	GLA Sqft	Monthly Base Rent	Monthly Cost Recovery	Monthly Other Income
Totals:	Occupied Sqft:	97.00%	72 Units	851,345	2,000,731.69	133,574.63	36,127.33
	Leased/Unoccupied Sqft:		0 Units	0			
	Vacant Sqft:	3.00%	13 Units	26,357			
	Total Sqft:		85 Units	877,702	2,000,731.69		
Total 110 WILLIAM, LLC:	Occupied Sqft:	97.00%	72 Units	851,345	2,000,731.69	133,574.63	36,127.33
	Leased/Unoccupied Sqft:		0 Units	0			
	Vacant Sqft:	3.00%	13 Units	26,357			
	Total Sqft:		85 Units	877,702	2,000,731.69		
Grand Total:	Occupied Sqft:	97.00%	72 Units	851,345	2,000,731.69	133,574.63	36,127.33
	Leased/Unoccupied Sqft:		0 Units	0			
	Vacant Sqft:	3.00%	13 Units	26,357			
	Total Sqft:		85 Units	877,702	2,000,731.69

SCHEDULE II
(RESERVED)

SCHEDULE III
(ORGANIZATIONAL CHART)

110 WILLIAM STREET New York, New York (Property)
110 William, LLC, a Delaware Limited Liability Company (Borrower)
110 William Mezz, LLC, a Delaware Limited Liability Company
100.00% shareholder
110 William Spring, Inc., a Delaware Corporation (Springing Member)
110 William Mezz Parent, LLC, a Delaware Limited Liability Company
75%
0.0001%
24.9999%
Longwing 110 William, LLC, a Delaware Limited Liability Company
100%
Longwing 110 William Ownership, LLC, a Delaware Limited Liability Company
100%
Longwing Real Estate Ventures, LLC, a Delaware Limited Liability Company
1.667%
98.333%
Longwing Incorporated, a Delaware Corporation
Others
SE 110 William Management, LLC, a New York Limited Liability Company (Managing Member)
100.00%
Kent M. Swig (Sole Member)
SE 110 William Property, LLC, a New York Limited Liability Company
SBE 110 William Ownership, LLC (NY) (.001%)
SBE 110 William Director, LLC (DE) (managing member) (.001%)
SBE 110 William Capital 2, LLC (DE) (49.998%)
Costa NYC, LLC (PA) (50%)
Kent M. Swig (sole member)
Kent M. Swig (sole member)
Kent M. Swig, his Family Members and Family Trusts
Frank Costa (managing member)

SCHEDULE IV
(RESERVED)

SCHEDULE V
(UPDATED INFORMATION)

l.	Any proposed program for the renovation, improvement or development of the Property, or any part thereof, including the estimated cost thereof and the method of financing to be used.
2.     The general competitive conditions to which the Property is or may be subject.
3.     Management of the Property.
4.     Occupancy rate expressed as a percentage for each of the last five (5) years.
5.     Principal businesses, occupations and professions carried on, in or from the Property.

6.
Number of tenants occupying l 0% or more of the total rentable square footage of the Property, the principal business of each such tenant, and the principal provisions of the Leases with such tenants (including, but not limited to: rent per annum, expiration date, and renewal options).

7.     The average effective annual rent per square foot or unit for each of the last three (3) years.

8.	Schedule of the lease expirations for each of the ten (10) years starting with the year in which the Securities issued in connection with a Securitization are issued, stating:
(a)     The number of tenants whose leases will expire.
(b)     The total area in square feet covered by such Leases.
(c)     The annual rent represented by such Leases.
(d)     The percentage of gross annual rent represented by such Leases.

9.	Such additional information as requested by Lender in order to comply with the disclosure requirements of Item 1111 or Regulation AB.

SCHEDULE VI
(MATERIAL AGREEMENTS)
•     Perfect Building Maintenance
•     Classic Security, LLC
•     Hess Corporation

SCHEDULE VII
(NYC DEPARTMENT OF BUILDING VIOLATIONS)

DOB Violation Display for 093010E9028/356934 Page 1 of 1

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DOB Violation Display for 093010E9028/356934

Premises: 110 WILLIAM STREET MANHATTAN **BIN:** 1001186 **Block:** 77 **Lot:** 8

Issue Date:	09/30/2010	**Violation Category:**	V - DOB VIOLATION - ACTIVE
Violation Type:	E - ELEVATOR		
Violation Number:	9028/356934	**Device No.:**	01P24377
ECB No.:			
Infraction Codes:			
Description:			

Disposition:
Code: **Date:**
Inspector:
Comments:

If you have any questions please review these Frequently Asked Questions, the Glossary, or call the 311 Citizen Service Center by dialing 311 or (212) NEW YORK outside of New York City.

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DOB Violation Display for 121311E9028/411645

Premises: 110 WILLIAM STREET MANHATTAN **BIN: 1001186 Block: 77 Lot: 8**

Issue Date:	12/13/2011	**Violation Category:**	V - DOB VIOLATION - ACTIVE
Violation Type:	E - ELEVATOR		
Violation Number:	9028/411645	**Device No.:**	01P24377
ECB No.:			
Infraction Codes:			
Description:			

Disposition:
Code: **Date:**
Inspector:
Comments:

If you have any questions please review these Frequently Asked Questions, the Glossary, or call the 311 Citizen Service Center by dialing 311 or (212) NEW YORK outside of New York City.

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DOB Violation Display for 121311E9028/411646

Premises: 110 WILLIAM STREET MANHATTAN **BIN: 1001186 Block: 77 Lot: 8**

Issue Date: 12/13/2011
Violation Category: V - DOB VIOLATION - ACTIVE
Violation Type: E - ELEVATOR
Violation Number: 9028/411646
Device No.: 0001E409
ECB No.:
Infraction Codes:
Description:

Disposition:
Code: **Date:**
Inspector:
Comments:

If you have any questions please review these Frequently Asked Questions, the Glossary, or call the 311 Citizen Service Center by dialing 311 or (212) NEW YORK outside of New York City.

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DOB Violation Display for 121311E9028/411647

Premises: 110 WILLIAM STREET MANHATTAN **BIN: 1001186 Block: 77 Lot: 8**

Issue Date:	12/13/2011	**Violation Category:**	V - DOB VIOLATION - ACTIVE
Violation Type:	E - ELEVATOR		
Violation Number:	9028/411647	**Device No.:**	0001E408
ECB No.:			
Infraction Codes:			
Description:			

Disposition:
Code: **Date:**
Inspector:
Comments:

If you have any questions please review these Frequently Asked Questions, the Glossary, or call the 311 Citizen Service Center by dialing 311 or (212) NEW YORK outside of New York City.

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DOB Violation Display for 092810E9028/356932 Page 1 of 1

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DOB Violation Display for 092810E9028/356932

Premises: 110 WILLIAM STREET MANHATTAN **BIN:** 1001186 **Block:** 77 **Lot:** 8

Issue Date:	09/28/2010	**Violation Category:**	V - DOB VIOLATION - ACTIVE
Violation Type:	E - ELEVATOR		
Violation Number:	9028/356932	**Device No.:**	01P23896
ECB No.:			
Infraction Codes:			
Description:			

Disposition:
Code: **Date:**
Inspector:
Comments:

If you have any questions please review these Frequently Asked Questions, the Glossary, or call the 311 Citizen Service Center by dialing 311 or (212) NEW YORK outside of New York City.

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ECB Violation Details

Premises: 110 WILLIAM STREET MANHATTAN **Filed At: 110 WILLIAM STREET , MANHATTAN , NY 10038**

BIN: 1001186 Block: 77 Lot: 8 **Community Board: 101**

ECB Violation Summary

VIOLATION OPEN

ECB Violation Number: 34260562Y

Severity: HAZARDOUS

Certification Status: NO COMPLIANCE RECORDED
Hearing Status: IN VIOLATION
Penalty Balance Due: $0.00

Respondent Information

Name:	GRAHAM RESTORATION CO INC
Mailing Address:	365 BROADWAY , NEW YORK , NY 10013

Violation Details

Violation Date:	01/09/2002	**Violation Type:**	CRANES & DERRICKS
Served Date:	02/26/2002	**Inspection Unit:**	

Infraction Codes	Section of Law	Standard Description
B1X	27-1046(D)(2)	USE SCAFFOLD WITH FIBER ROPES WHEN UPPER BLOCK > 100' ABOVE PLATFO
B1N	27-201	WORK CONTRARY TO APPROVED DEPT OF BLDGS PLANS AND APPLICATION
B1Z	27-1042(G)	FAIL TO PROVIDE TOE BOARD ON 2 POINT/MULTI-POINT SUSP SCAFFOLD
B2E	27-1009	OPERATION OF CRANE/DERRICK OR EQUIPMENT IN AN UNSAFE MANNER

Specific Violation Condition(s) and Remedy:

USING A 2PTS SUSPENDED SCAFFOLD WITH FIBER ROPE WHEN THE UPPER BLOCK IS 100 FT ABOVE THE PLATFORM OUTRIGGERS NOT SET-UP ACCORDING TO APPROVED DOB PLANS USING A TWO PTS SUSPENDED SCAFFOLD WITHOUT A TOEBOARD, USI

Issuing Inspector ID:	0770	**DOB Violation Number:**	010902CSSCW11
Issued as Aggravated Level:	MULTIPLE OFFENSE		

Dept. of Buildings Compliance Information

Certification Status:	NO COMPLIANCE RECORDED
Compliance On:	

A Certificate of Correction must be submitted to the Administrative Enforcement Unit (AEU) for all violations. A violation that is not dismissed by ECB will continue to remain ACTIVE or "open" on DOB records until acceptable proof is submitted to the AEU, even if you have paid the penalty imposed by ECB.

ECB Hearing Information

Scheduled Hearing Date:	05/16/2002	**Hearing Status:**	IN VIOLATION

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ECB Violation Details Page 2 of 2

Hearing Time: 8:30

ECB Penalty Information

Penalty Imposed:	$6,000.00
Adjustments:	$0.00
Amount Paid:	$6,200.00
Penalty Balance Due:	$0.00

ECB Violation History

Compliance Events	**Hearing Events**

If you have any questions please review these Frequently Asked Questions, the Glossary, or call the 311 Citizen Service Center by dialing 311 or (212) NEW YORK outside of New York City.

http://a810-bisweb.nyc.gov/bisweb/ECBQueryByNumberServlet?requestid=2&ecbin=342... 5/13/2012

SCHEDULE VIII
(LEASING EXCEPTIONS)
Tenant Subleases
Access Intelligence, LLC sublease of Suite 1810 to Committee for Hispanic Children &
Families, Inc.
Access Intelligence, LLC sublease of Suite 1100 to Artemiss, LLC
Don Congdon Associates, Inc. sublease of231 square feet within Suite 2202 to Dunham
Literary, Inc.
Tenant Termination Options
City of NY - Department of Juvenile Justice
City of NY - Independent Budget Office
Stack Exchange, Inc.
Superintendent of lnsurance of the State of New York
WB Engineering & Consulting, PLLC
Tenant Options to Lease Additional Space
Access Intelligence, LLC (fka Chemical Week)
NYC Housing Development Corp.
Superintendent of lnsurance of the State of New York
Tobmar Int'l, Inc. (dba Gateway Newsstands)
WB Engineering & Consulting, PLLC